                                                                    EXHIBIT 10.1

--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                                   dated as of

                                  June 18, 2002

                                      among

                            FLEMING COMPANIES, INC.,

                            THE LENDERS PARTY HERETO,

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                            as Administrative Agent,

              JPMORGAN CHASE BANK and CITICORP NORTH AMERICA, INC.,
                             as Syndication Agents,

      LEHMAN COMMERCIAL PAPER INC. and WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Documentation Agents,

         DEUTSCHE BANK SECURITIES INC. and J.P. MORGAN SECURITIES INC.,
                             as Joint Book Managers,

                                       and

                         DEUTSCHE BANK SECURITIES INC.,

                          J.P. MORGAN SECURITIES INC.,

                                       and

                           SALOMON SMITH BARNEY INC.,
                             as Joint Lead Arrangers

--------------------------------------------------------------------------------

                              FORTIS CAPITAL CORP.,
                    MANUFACTURERS AND TRADERS TRUST COMPANY,
                                  BNP PARIBAS,
                                  COMERICA BANK
                                       and
                    TRANSAMERICA BUSINESS CAPITAL CORPORATION
                            as Senior Managing Agents

                                TABLE OF CONTENTS

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
ARTICLE I           DEFINITIONS.................................................................................     1

         SECTION 1.01.  DEFINED TERMS...........................................................................     1
         SECTION 1.02.  CLASSIFICATION OF LOANS AND BORROWINGS..................................................    35
         SECTION 1.03.  TERMS GENERALLY.........................................................................    35
         SECTION 1.04.  ACCOUNTING TERMS; GAAP; FISCAL YEARS....................................................    36
         SECTION 1.05.  CERTAIN PRO FORMA CALCULATIONS..........................................................    36

ARTICLE II          THE CREDITS.................................................................................    38

         SECTION 2.01.  COMMITMENTS.............................................................................    38
         SECTION 2.02.  LOANS AND BORROWINGS....................................................................    39
         SECTION 2.03.  REQUESTS FOR BORROWINGS.................................................................    39
         SECTION 2.04.  SWINGLINE LOANS.........................................................................    40
         SECTION 2.05.  INCREMENTAL TERM LOAN COMMITMENTS.......................................................    42
         SECTION 2.06.  LETTERS OF CREDIT.......................................................................    45
         SECTION 2.07.  FUNDING OF BORROWINGS...................................................................    50
         SECTION 2.08.  INTEREST ELECTIONS......................................................................    51
         SECTION 2.09.  TERMINATION AND REDUCTION OF COMMITMENTS................................................    52
         SECTION 2.10.  REPAYMENT OF LOANS; EVIDENCE OF DEBT....................................................    53
         SECTION 2.11.  AMORTIZATION OF TERM LOANS..............................................................    54
         SECTION 2.12.  PREPAYMENT OF LOANS.....................................................................    55
         SECTION 2.13.  FEES....................................................................................    58
         SECTION 2.14.  INTEREST................................................................................    59
         SECTION 2.15.  ALTERNATE RATE OF INTEREST..............................................................    60
         SECTION 2.16.  INCREASED COSTS.........................................................................    60
         SECTION 2.17.  BREAK FUNDING PAYMENTS..................................................................    62
         SECTION 2.18.  TAXES...................................................................................    62
         SECTION 2.19.  PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.............................    65
         SECTION 2.20.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS..........................................    66
         SECTION 2.21.  ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR LOANS......................................    67

ARTICLE III         REPRESENTATIONS AND WARRANTIES..............................................................    68

         SECTION 3.01.  CORPORATE EXISTENCE AND POWER...........................................................    68
         SECTION 3.02.  CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION.................................    68
         SECTION 3.03.  BINDING EFFECT..........................................................................    68
         SECTION 3.04.  FINANCIAL INFORMATION...................................................................    68
         SECTION 3.05.  LITIGATION..............................................................................    69


                                      (i)

                                                                                                                   Page
                                                                                                                   ----
         SECTION 3.06.  COMPLIANCE WITH ERISA...................................................................    69
         SECTION 3.07.  ENVIRONMENTAL MATTERS...................................................................    70
         SECTION 3.08.  TAX RETURNS.............................................................................    70
         SECTION 3.09.  SUBSIDIARIES............................................................................    71
         SECTION 3.10.  NOT AN INVESTMENT COMPANY...............................................................    71
         SECTION 3.11.  NO CONFLICTING REQUIREMENTS.............................................................    71
         SECTION 3.12.  DISCLOSURE..............................................................................    72
         SECTION 3.13.  SECURITY DOCUMENTS......................................................................    72
         SECTION 3.14.  PUBLIC UTILITY HOLDINGS COMPANY.........................................................    72
         SECTION 3.15.  LABOR RELATIONS.........................................................................    72
         SECTION 3.16.  INDEBTEDNESS............................................................................    73
         SECTION 3.17.  INSURANCE...............................................................................    73
         SECTION 3.18.  SUBORDINATION; DESIGNATION OF THE LOAN DOCUMENTS AS "SENIOR INDEBTEDNESS" AND
                        "DESIGNATED SENIOR INDEBTEDNESS"; DESIGNATION OF THIS AGREEMENT AS THE "CREDIT
                         AGREEMENT"; JUSTIFICATION OF INDEBTEDNESS INCURRED HEREUNDER; ETC......................    73
         SECTION 3.19.  LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION);
                        JURISDICTION OF ORGANIZATION; ETC.......................................................    74

ARTICLE IV          CONDITIONS..................................................................................    75

         SECTION 4.01.  EFFECTIVE DATE..........................................................................    75
         SECTION 4.02.  EACH BORROWING..........................................................................    79
         SECTION 4.03.  INCREMENTAL TERM LOANS..................................................................    79

ARTICLE V           AFFIRMATIVE COVENANTS.......................................................................    80

         SECTION 5.01.  INFORMATION.............................................................................    80
         SECTION 5.02.  PAYMENT OF OBLIGATIONS..................................................................    82
         SECTION 5.03.  MAINTENANCE OF PROPERTY; INSURANCE......................................................    83
         SECTION 5.04.  MAINTENANCE OF EXISTENCE................................................................    83
         SECTION 5.05.  COMPLIANCE WITH LAWS....................................................................    83
         SECTION 5.06.  INSPECTION OF PROPERTY, BOOKS AND RECORDS; COLLATERAL AUDITS............................    83
         SECTION 5.07.  USE OF PROCEEDS.........................................................................    84
         SECTION 5.08.  GUARANTEE REQUIREMENT; COLLATERAL REQUIREMENT; FURTHER ASSURANCES.......................    84
         SECTION 5.09.  CORE-MARK RECEIVABLES FACILITY..........................................................    85

ARTICLE VI          NEGATIVE COVENANTS..........................................................................    86

         SECTION 6.01.  LIENS...................................................................................    86
         SECTION 6.02.  CONSOLIDATION, MERGER, SALE OF ASSETS, ETC..............................................    88
         SECTION 6.03.  INDEBTEDNESS............................................................................    91
         SECTION 6.04.  DIVIDENDS...............................................................................    95
         SECTION 6.05.  TRANSACTIONS WITH AFFILIATES............................................................    96


                                      (ii)

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
         SECTION 6.06.  ACQUISITIONS AND INVESTMENTS............................................................    97
         SECTION 6.07.  LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES......................................    99
         SECTION 6.08.  CAPITAL EXPENDITURES....................................................................   100
         SECTION 6.09.  CONSOLIDATED FIXED CHARGE COVERAGE RATIO; ADJUSTED CONSOLIDATED FIXED CHARGE
                        COVERAGE RATIO..........................................................................   100
         SECTION 6.10.  TOTAL LEVERAGE RATIO....................................................................   100
         SECTION 6.11.  ASSET COVERAGE RATIO....................................................................   101
         SECTION 6.12.  LIMITATION ON ISSUANCES OF CAPITAL STOCK................................................   101
         SECTION 6.13.  LIMITATION ON MODIFICATIONS OF CERTAIN INDEBTEDNESS.....................................   101
         SECTION 6.14.  CHANGE OF LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION);
                        JURISDICTION OF ORGANIZATION; ETC.......................................................   101
         SECTION 6.15.  LIMITATION ON CREATION OF SUBSIDIARIES..................................................   102
         SECTION 6.16.  CONDUCT OF BUSINESS.....................................................................   102
         SECTION 6.17.  NO DESIGNATION OF OTHER INDEBTEDNESS AS "DESIGNATED SENIOR INDEBTEDNESS"................   103

ARTICLE VII         EVENTS OF DEFAULT...........................................................................   103

ARTICLE VIII        THE AGENTS..................................................................................   106

         SECTION 8.01.  APPOINTMENT.............................................................................   106
         SECTION 8.02.  NATURE OF DUTIES........................................................................   106
         SECTION 8.03.  LACK OF RELIANCE ON THE AGENTS..........................................................   106
         SECTION 8.04.  CERTAIN RIGHTS OF THE AGENTS............................................................   107
         SECTION 8.05.  RELIANCE................................................................................   107
         SECTION 8.06.  INDEMNIFICATION.........................................................................   107
         SECTION 8.07.  EACH AGENT IN ITS INDIVIDUAL CAPACITY...................................................   108
         SECTION 8.08.  RESIGNATION.............................................................................   108
         SECTION 8.09.  THE JOINT LEAD ARRANGERS, JOINT BOOK MANAGERS, SYNDICATION AGENTS AND
                        DOCUMENTATION AGENTS....................................................................   109

ARTICLE IX          MISCELLANEOUS...............................................................................   109

         SECTION 9.01.  NOTICES.................................................................................   109
         SECTION 9.02.  WAIVERS; AMENDMENTS.....................................................................   110
         SECTION 9.03.  EXPENSES; INDEMNITY; DAMAGE WAIVER......................................................   112
         SECTION 9.04.  SUCCESSORS AND ASSIGNS..................................................................   113
         SECTION 9.05.  SURVIVAL................................................................................   116
         SECTION 9.06.  COUNTERPARTS; INTEGRATION; EFFECTIVENESS................................................   116
         SECTION 9.07.  SEVERABILITY............................................................................   116
         SECTION 9.08.  RIGHT OF SETOFF.........................................................................   116
         SECTION 9.09.  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS..............................   117


                                     (iii)

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                                                                                                                   ----
         SECTION 9.10.  WAIVER OF JURY TRIAL....................................................................   117
         SECTION 9.11.  HEADINGS................................................................................   118
         SECTION 9.12.  CONFIDENTIALITY.........................................................................   118
         SECTION 9.13.  INTEREST RATE LIMITATION................................................................   118
         SECTION 9.14.  EXCEPTED DEFAULT UNDER THE 10-5/8% SENIOR SUBORDINATED NOTE INDENTURES..................   119


SCHEDULES:


Schedule 2.01            Commitments
Schedule 2.06(a)         Rolled-In Letters of Credit
Schedule 3.09            Subsidiaries
Schedule 3.16            Existing Indebtedness
Schedule 3.17            Insurance
Schedule 3.19            Legal Names; Type of Organization; Jurisdiction of
                         Organization
Schedule 6.01            Existing Liens
Schedule 6.02(c)         Additional Asset Sale Basket Amount
Schedule 6.05            Transactions with Affiliates Concerning Real Property


EXHIBITS:


Exhibit A    --    Assignment and Acceptance
Exhibit B    --    Guarantee Agreement
Exhibit C    --    Incremental Term Loan Commitment Agreement
Exhibit D    --    Pledge Agreement
Exhibit E    --    Security Agreement
Exhibit F    --    Notice of Borrowing Request
Exhibit G    --    Letter of Credit Request
Exhibit H    --    Notice of Interest Election Request
Exhibit I    --    Section 2.18(e) Certificate
Exhibit J    --    Opinion of Borrower's Counsel
Exhibit K    --    Solvency Certificate
Exhibit L    --    Subordination Agreement


                                      (iv)

            CREDIT AGREEMENT dated as of June 18, 2002 among FLEMING COMPANIES, INC., the LENDERS party hereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, JPMORGAN CHASE BANK and CITICORP NORTH AMERICA, INC., as Syndication Agents, LEHMAN COMMERCIAL PAPER INC. and WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agents, DEUTSCHE BANK SECURITIES INC. and J.P. MORGAN SECURITIES INC., as Joint Book Managers and DEUTSCHE BANK SECURITIES INC., J.P. MORGAN SECURITIES INC. and SALOMON SMITH BARNEY INC., as Joint Lead Arrangers.

            The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "ACCOUNTS" has the meaning assigned to such term in the Security Agreement.

            "ACQUISITION" means each of (i) an investment by the Borrower or any of its Wholly-Owned Subsidiaries in any Person (other than the Borrower or any of its Subsidiaries) pursuant to which such Person shall concurrently become a Wholly-Owned Subsidiary or shall be merged into or consolidated with the Borrower or any of its Wholly-Owned Subsidiaries and (ii) an acquisition by the Borrower or any of its Wholly-Owned Subsidiaries of the property and assets of any Person (other than the Borrower or any of its Subsidiaries) that constitute substantially all of the assets of such Person or of any division or line of business of such Person; PROVIDED, HOWEVER, no such acquisition of property or assets of any Person, or investment in any Person owning any property or assets, constructed in contemplation of such acquisition or investment, as the case may be, shall constitute an "Acquisition" under this definition. Notwithstanding anything to the contrary contained in clause (i) of the immediately preceding sentence, the Borrower or its Wholly-Owned Subsidiaries may effect an Acquisition of 100% of the Equity Interests of a Person by means of a "two-step merger transaction", so long as (x) on the date of the consummation of the initial step of such transaction, the Borrower or its respective Wholly-Owned Subsidiary shall have acquired sufficient Equity Interests of the Person being acquired so that such Person on such date becomes a Subsidiary and so long as, under applicable law and the organizational documents of the Person being acquired, the Borrower or its respective Wholly-Owned Subsidiary has acquired sufficient Equity Interests to effect the merger described in succeeding clause
(y) (without obtaining favorable votes from any other Person) within six months following the date of the consummation of the first step of such Acquisition transaction, (y) within six months after the date of the consummation of the first step of the Acquisition transaction, the Borrower causes the Person to be acquired to be merged with or into a Wholly-Owned Subsidiary into the Borrower or a Wholly-Owned Subsidiary thereof, as a result of which (at such time) the Acquisition is effected and meets the requirements of clause (i) of the immediately preceding sentence and (z) in the case of any two-step Acquisition transaction as described in this sentence, the Borrower shall establish that all tests required to be met pursuant to this Agreement (including those financial tests required to be met on a Post-Test Period Pro Forma Basis) would be satisfied on the date of the consummation of the first step of the respective Acquisition transaction calculated both (x) based on the Equity Interests actually acquired on such date and the financing therefor and (y) as if the second-step of the Acquisition transaction were actually effected on such date (giving effect to the acquisition of 100% of the Equity Interests in such case and all financing required therefor).

            "ADDITIONAL ASSET SALE BASKET AMOUNT" has the meaning provided on
Part I of Schedule 6.02(c).

            "ADJUSTED CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of Consolidated EBITDAR to Adjusted Consolidated Fixed Charges for such period.

            "ADJUSTED CONSOLIDATED FIXED CHARGES" for any period, means the sum of (i) Consolidated Interest Expense, (ii) Consolidated Rent Expense, and (iii) Capital Expenditures made pursuant to Section 6.08(a), in each case for or during (as the case may be) such period; PROVIDED that (subject to adjustments which may be required to be made for Significant Acquisitions and Significant Asset Dispositions occurring after the Effective Date, in the case of determinations of Adjusted Consolidated Fixed Charges or the Adjusted Consolidated Fixed Charge Coverage Ratio being made on the Post-Test Period Pro Forma Basis), Adjusted Consolidated Fixed Charges for the Borrower's fiscal quarters ended December 29, 2001, April 20, 2002 and July 13, 2002 shall be deemed to be $145,444,000, $144,631,000 and $115,870,000, respectively.

            "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "ADMINISTRATIVE AGENT" means DBTCA, in its capacity as administrative agent for the Lenders hereunder.

            "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "AGENTS" means the Administrative Agent, the Collateral Agent, each Syndication Agent, each Documentation Agent and, for the purposes of Article VIII only, the Joint Book Managers and the Joint Lead Arrangers.

            "AGGREGATE GUARANTEE EXCLUSION AMOUNT" at any time means $50,000,000 less the aggregate fair market value of all assets owned by Persons which at such time are not required to become Guarantors by reason of the provisions of clause (ii) of the proviso to the definition of "Guarantee Requirement" contained herein.

            "AGGREGATE SUPERMAJORITY LENDERS" means those Non-Defaulting Lenders which would constitute "Required Lenders" under, and as defined in, this Credit Agreement if the percentage "50%" contained therein were changed to "66-2/3%".

            "AGREEMENT" means this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

            "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

            "ALTERNATE CURRENCY" means, with respect to any Letter of Credit, Canadian Dollars, Pounds Sterling and Euros, and any other currency other than Dollars as may be acceptable to the Administrative Agent and the Issuing Lender with respect thereto in their sole discretion.

            "APPLICABLE COMMITMENT FEE PERCENTAGE" means, for each day, the respective percentage per annum set forth below under column entitled "Applicable Commitment Fee Percentage" and opposite the respective row below indicating the total Revolving Exposure on such day as a percentage of the total Revolving Commitments on such day (with such percentage being indicated by the letter "x"):

                                                            APPLICABLE
                                                          COMMITMENT FEE
                REVOLVING EXPOSURE ("x")                    PERCENTAGE
                ------------------------                    ----------
        0% < (or equal to) x < (or equal to) 33.3%            0.750%
             33.3% < x < (or equal to) 100%                   0.500%

            "APPLICABLE PERCENTAGE" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

            "APPLICABLE RATE" for any day during the respective period means (x) with respect to B Term Loans (i) in the case of Eurodollar Term Loans, 2.25% and
(ii) in the case of ABR Term Loans, 1.25%, (y) (i) with respect to Incremental Term Loans added to the B Term Loan Class, the respective percentages per annum as provided above in clause (x) and (ii) with respect to any other Class of Incremental Term Loans, the respective percentages per annum relating to the respective Type of such Class of Incremental Term Loans as set forth in the applicable Incremental Term Loan Commitment Agreement (or, in the case of any one such Class of Incremental Term Loans extended pursuant to one Incremental Term Loan Commitment Agreement, as may be provided in the first Incremental Term Loan Commitment Agreement executed and delivered with respect to such Class) and (z) with respect to Revolving Loans and Swingline Loans, the respective percentage per annum set forth below under the appropriate column (determined according to the respective Class of Loans and the total Revolving Exposure on such day as a percentage of the total Revolving Commitments on such day (with such percentage being indicated in the table below by the letter "x")), opposite the respective Level (i.e., Level 1 or Level 2, as the case may be) of the Total Leverage Ratio indicated to have been achieved in the respective officer's certificate delivered as required below:

----------------------------------------------------------------------------------------
                         Eurodollar             Eurodollar              Eurodollar
                         Revolving               Revolving               Revolving
           Total       Loans when 0%            Loans when              Loans when
         Leverage    < (or equal to) x           33.3% < x              66.6% < x
Level      Ratio    < (or equal to) 33.3%   < (or equal to) 66.6%   < (or equal to) 100%
----------------------------------------------------------------------------------------
  2     Greater             1.75%                  2.00%                   2.25%
        than or
        equal to
        3.50:1.00
----------------------------------------------------------------------------------------
  1     Less than           1.50%                  1.75%                   2.00%
        3.50:1.00
----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                           ABR Revolving           ABR Revolving             ABR Revolving
                             Loans and               Loans and                 Loans and
                             Swingline               Swingline                 Swingline
           Total           Loans when 0%             Loans when                Loans when
         Leverage        < (or equal to) x           33.3% < x                 66.6% < x
Level      Ratio       < (or equal to) 33.3%     < (or equal to) 66.6%    < (or equal to) 100%
-----------------------------------------------------------------------------------------------
  2     Greater                0.75%                   1.00%                     1.25%
        than or
        equal to
        3.50:1.00
-----------------------------------------------------------------------------------------------
  1     Less than              0.50%                   0.75%                     1.00%
        3.50:1.00
-----------------------------------------------------------------------------------------------

, with the Total Leverage Ratio to be determined based on the delivery of a certificate of the Borrower by a Financial Officer of the Borrower to the Administrative Agent (who shall make available to each Lender), within 50 days of the last day of any fiscal quarter of the Borrower (or 95 days in the case of the fiscal year end of the Borrower) (the date of each such delivery, the "Start Date") which certificate shall set forth the calculation of the Total Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (or, if any Significant Acquisition or Significant Asset Disposition has occurred after the last day of such Test Period and prior to the respective Start Date, with the Total Leverage Ratio to be calculated on a Post-Test Period Pro Forma Basis as at the date the last such Significant Acquisition or Significant Asset Disposition was effected, after giving effect thereto) and the Applicable Rates which shall be thereafter applicable (until same are changed or cease to apply in accordance with this definition); PROVIDED that at the time of the consummation of any Significant Acquisition and any Significant Asset Disposition, a Financial Officer of the Borrower shall deliver to the Administrative Agent a certificate setting forth the calculation of the Total Leverage Ratio on a Post-Test Period Pro Forma Basis (with Consolidated Indebtedness to be determined on the date of the consummation of the respective such Significant Acquisition or Significant Asset Disposition, and after giving effect thereto, and with Consolidated EBITDA to be calculated for the Test Period most recently ended prior to the date on which such Significant Acquisition or such Significant Asset Disposition, as the case may be, is consummated for which financial statements have been made available (or were required to be made available) pursuant to Section

5.01(a) or (b), as the case may be), and the date of such consummation shall be deemed to be a Start Date and the Applicable Rates which shall be thereafter applicable (until same are changed or cease to apply in accordance with this definition) shall be based upon the Total Leverage Ratio as so calculated. The Applicable Rates so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Significant Acquisition or the next Significant Asset Disposition, as the case may be, is consummated or (z) the date which is 50 (or, in the case of a fiscal year end, 95) days following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to new Applicable Rates (and thus commencing a new Start Date), the Applicable Rates shall be those set forth in the table above determined as if the Total Leverage Ratio were greater than 3.50:1.00 and utilization exceeded 66.6% (such Applicable Rates as so determined, the "Highest Applicable Rates"). Notwithstanding anything to the contrary contained above in this definition, the Applicable Rates with respect to Revolving Loans and Swingline Loans shall be (x) at all times prior to the date of delivery of the financial statements pursuant to Section 5.01(b) for the fiscal quarter ending closest to September 30, 2002, (i) 2.00% in the case of Eurodollar Revolving Loans and (ii) 1.00% in the case of ABR Revolving Loans and Swingline Loans and (y) at any time when an Event of Default exists, the Highest Applicable Rates.

            "ASSET COVERAGE RATIO" means, at any time, the ratio of (i) (x) the consolidated net trade accounts receivable (excluding any such trade accounts receivable sold or transferred to CM Capital pursuant to the Core-Mark Receivables Facility Documents prior to the termination thereof and the repayment of all outstanding amounts thereunder and net of allowances for doubtful accounts) of the Borrower and the Guarantors plus (y) the consolidated net inventory of the Borrower and the Guarantors at such time (valued on a First-in First-out (FIFO) basis), in each case only to the extent the Collateral Agent has a first priority perfected security interest therein (subject to no other Lien other than any statutory Lien on such inventory permitted pursuant to
Section 6.01(h), but only if such Lien would not affect in any material respect the value of such inventory or the ability of the Collateral Agent to exercise its rights against such inventory pursuant to the Security Agreement), to (ii) the sum of (x) the aggregate amount of all principal of Loans outstanding at such time plus (y) the total LC Exposure at such time. Notwithstanding anything to the contrary contained in this definition, for the purposes of making determinations of the Asset Coverage Ratio at any time, the Collateral Agent shall not be considered to have a first priority perfected security interest in any Inventory of the Borrower or any Guarantor which is located on real property
(i) that the Borrower or the respective Guarantor leases (other than pursuant to an acquired or assumed lease) from a Person (other than the Borrower or any of its Subsidiaries) pursuant to a lease entered into after the Effective Date unless the lessor of such real property has executed and delivered to the Collateral Agent a Landlord-Lender Agreement or (ii) owned by the Borrower or one of its Subsidiaries that is subject to a mortgage (other than an acquired or assumed mortgage) entered into after the Effective Date in favor of a Person (other than the Borrower or any Subsidiary thereof) unless the mortgagee in respect thereof shall have executed and delivered to the Collateral Agent a Mortgagee Agreement.

            "ASSET DISPOSITION" means (a) any sale, issuance, transfer or other disposition of any Equity Interest of any Subsidiary to any Person other than the Borrower or any

Wholly Owned Subsidiary (including, without limitation, through the merger of any Subsidiary with or into any Person other than the Borrower or any Wholly Owned Subsidiary), (b) any sale, transfer or other disposition of any other property or asset of the Borrower or any Subsidiary to any Person other than the Borrower or any Wholly Owned Subsidiary, other than any sale, transfer or other disposition of: (i) any current asset in the ordinary course of business; (ii) any property or assets the subject of a Sale-Leaseback Transaction; (iii) Financing Notes sold in connection with a Permitted Note Sale; (iv) sales pursuant to the Core-Mark Receivables Facility Documents (but only until the date when the trust relating to the Core-Mark Receivables Facility is required to be terminated pursuant to Section 5.09); (v) any property or assets within 180 days after the acquisition, or completion of construction, thereof, to a Person other than the Borrower or a Subsidiary who then leases such property to the Borrower or a Subsidiary; (vi) existing property or assets in consideration (in whole or in part) for the acquisition of new property or assets of a similar character in the ordinary course of business; (vii) inventory in the ordinary course of business; and (viii) any other property or assets in the ordinary course of business if the total consideration received by the Borrower and its Subsidiaries in respect thereof and any property or assets sold concurrently or in a related transaction or series of transactions does not exceed $1,000,000, or (c) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, properties or assets of the Borrower or any Subsidiary where the total consideration received by the Borrower and its Subsidiaries in respect of such event or proceeding, or series of events or proceedings, exceeds $1,000,000.

            "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "B TERM LOAN" means a Loan made pursuant to paragraph (a) of Section 2.01.

            "B TERM LOAN COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make a B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the B Term Loan to be made by such Lender hereunder, as such commitment may be reduced pursuant to Section 2.09. The initial amount of each Lender's Term Loan Commitment is set forth on Schedule 2.01. The initial aggregate amount of the Lenders' Term Loan Commitments is $425,000,000.

            "B TERM LOAN MATURITY DATE" means June 18, 2008.

            "B TERM LOAN SCHEDULED REPAYMENT" has the meaning provided in
Section 2.11(a).

            "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

            "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

            "BORROWER" means Fleming Companies, Inc., an Oklahoma corporation and, after any consummation thereof, the survivor of any Reincorporation Merger.

            "BORROWER'S KNOWLEDGE" means the knowledge of any executive officer of the Borrower, any other employee of the Borrower charged with the responsibility of administering this Agreement, or any Financial Officer, the General Counsel of the Borrower or any assistant treasurer, associate general counsel or similar officer of the Borrower.

            "BORROWING" means (a) any group of Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

            "BORROWING REQUEST" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

            "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP and, without duplication, the amount of Capital Lease Obligations incurred by such Person. For purposes of determining compliance with Section 6.08(a), the Borrower and its Subsidiaries shall be deemed to have made Capital Expenditures pursuant to Section 6.08(a) during the Borrower's fiscal quarters ended December 29, 2001, April 20, 2002 and July 13, 2002 in the amounts of $73,712,000,
$62,233,000, and $54,846,000, respectively.

            "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "CFC SUBSIDIARY" means any Foreign Subsidiary that is a "controlled foreign corporation" as defined in Section 957(a) of the Code.

            "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock (or equivalent equity interests) of the Borrower; (b) the occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower (determined on the Effective
Date) nor (ii) appointed by directors so nominated; or (c) any "change of control" or similar event shall occur under any of the Existing Note Documents, the New Senior Notes or any agreement or instrument evidencing or relating to any Indebtedness in an aggregate principal amount in excess of $25,000,000.

            "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.16(b), by any lending office of such Lender or by such Lender's or such Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "CHOUTEAU" means Chouteau Development Company LLC, an Oklahoma limited liability company.

            "CITI" means Citicorp North America, Inc., in its individual capacity.

            "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, B Term Loans, Swingline Loans or, after the extension of any Incremental Term Loans, one or more additional classes of Term Loans as designated pursuant to the relevant Incremental Term Loan Commitment Agreement in accordance with
Section 2.05 and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a B Term Loan Commitment or, after the extension of any Incremental Term Loan Commitments, the respective class of Incremental Term Loan Commitments as designated pursuant to the relevant Incremental Term Loan Commitment Agreement in accordance with Section 2.05.

            "CM CAPITAL" means CM Capital Corporation, a Delaware corporation.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL" means any and all "Collateral", as defined in the Security Documents.

            "COLLATERAL AGENT" has the meaning ascribed to it in the Security Agreement.

            "COLLATERAL REQUIREMENT" means at any date that (a) the Pledge Agreement creates in favor of the Collateral Agent, for the benefit of the Lenders, first priority perfected pledges of and security interests in all Equity Interests owned by the Borrower or any Guarantor, and (b) the Security Agreement (together with all Uniform Commercial Code financing statements actually filed) creates in favor of the Collateral Agent, for the benefit of the Secured Creditors, first priority perfected security interests in Inventory and accounts receivable (and Related Collateral and Proceeds as required by, and defined in, the Security Agreement) of the Borrower and each Guarantor representing at least 95% of the consolidated Inventory and accounts receivable of the Borrower and its Subsidiaries; PROVIDED, that (i) the Borrower and the Subsidiaries will not be required at any time prior to the fifth Business Day after the termination of the Core-Mark Receivables Facility (which shall occur within the time frame contemplated in Section 4.01(n)), in order to satisfy the Collateral Requirement, to subject to the Lien of the Security Agreement Inventory, accounts receivable or related assets transferred to CM Capital pursuant to the Core-Mark Receivables Facility and/or subject to the security interests created pursuant to the Core-Mark Receivables Facility,
(ii) the Borrower and the Guarantors shall not be required to pledge Equity Interests of entities in which they collectively hold a 50% or less equity interest so long as the fair market value of any and all such Equity Interests not pledged pursuant to this clause (ii) does not exceed $10 million in the aggregate, (iii) unless there has been a Change of Law as a result of which the granting of the pledge of more than 66-2/3% of the voting Equity Interest of a Foreign Subsidiary will not give rise to adverse "deemed dividend" tax consequences to the Borrower under Section 956 of the Code, then not more than 65% of the outstanding voting Equity Interests (plus 100% of the non-voting Equity Interests) of any CFC Subsidiary held directly by the Borrower or any Domestic Subsidiary shall be required to be pledged to the Collateral Agent pursuant to the Pledge Agreement and (iv) the Borrower and its Subsidiaries shall not be required to pledge any of the Equity Interests of Chouteau so long as Chouteau is not treated as a Subsidiary pursuant to the proviso contained in the first sentence of the definition thereof. For the purposes of making determinations as to whether the Collateral Requirement has been met at any time, the Collateral Agent shall not be considered to have a first priority perfected security interest in any Inventory of the Borrower or any Guarantor which is located on real property (i) that the Borrower or the respective Guarantor leases (other than pursuant to an acquired or assumed lease) from a Person (other than the Borrower or any of its Subsidiaries or a landlord in respect of a retail location) pursuant to a lease entered into after the Effective Date unless the lessor of such real property has executed and delivered to the Collateral Agent a Landlord-Lender Agreement or (ii) owned by the Borrower or one of its Subsidiaries that is subject to a mortgage (other than an acquired or assumed mortgage) entered into after the Effective Date in favor of a Person (other than the Borrower or any Subsidiary thereof) unless the mortgagee in respect thereof shall have executed and delivered to the Collateral Agent a Mortgagee Agreement.

            "COMMITMENT" means a Revolving Commitment, B Term Loan Commitment or Incremental Term Loan Commitment or any combination thereof (as the context requires).

            "COMMON EQUITY FINANCING" has the meaning provided in Section
4.01(k).

            "COMMON EQUITY FINANCING DOCUMENTS" means each of the documents and agreements entered into in connection with the consummation of the Common Equity Financing.

            "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) federal, state, local and foreign income, value added and similar tax expense, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, and amortization and/or impairment charges with respect to goodwill and other intangible assets, and (e) any extraordinary, unusual or non-recurring expenses or losses except for the amount of cash payments made in respect of such expenses or losses in the respective period in which such charge was taken, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period), (b) any net gains on sales of assets (other than (x) sales of inventory and worn-out or obsolete equipment, in each case made in the ordinary course of business and (y) sales of other assets made in the ordinary course of business; PROVIDED that the aggregate amount of gains excluded pursuant to clause (y) of this parenthetical for any Test Period shall not exceed 2% of Consolidated EBITDA (determined without giving effect to any exclusions pursuant to this clause (y)) for such Test Period), (c) any other non-cash income (other than accruals made in the ordinary course of business), all as determined on a consolidated basis and (d) any cash payment made during such period associated with any non-cash charge, or any extraordinary, unusual or non-recurring expense or loss, in each case taken in a prior period to the extent such non-cash charge, or extraordinary, unusual or non-recurring expense or loss, was added back to the calculation of Consolidated EBITDA in such prior period; PROVIDED that (subject to adjustments which may be required to be made for Significant Acquisitions and Significant Asset Dispositions occurring after the Effective Date, in the case of determinations of Consolidated EBITDA being made on a Pro Forma Basis or Post-Test Period Pro Forma Basis), Consolidated EBITDA for the Borrower's fiscal quarters ended December 29, 2001, April 20, 2002 and July 13, 2002 shall be deemed to be $148,600,000, $158,200,000 and $153,600,000, respectively.

            "CONSOLIDATED EBITDAR" means, for any period, Consolidated EBITDA for such period plus, to the extent deducted in determining such Consolidated EBITDA (i.e., deducted in determining Consolidated Net Income for such period and not added back pursuant to the definition of Consolidated EBITDA), Consolidated Rent Expense for such period; PROVIDED that (subject to adjustments which may be required to be made for Significant Acquisitions and Significant Asset Dispositions occurring after the Effective Date, in the case of determinations of Consolidated EBITDAR, the Consolidated Fixed Charge Coverage Ratio or the Adjusted Consolidated Fixed Charge Coverage Ratio being made on a Post-Test Period Pro Forma Basis), Consolidated EBITDAR for the Borrower's fiscal quarters ended December 29, 2001, April 20, 2002 and July 13, 2002 shall be deemed to be $175,800,000, $181,100,000 and $170,000,000, respectively.

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means for any period, the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for such period.

            "CONSOLIDATED FIXED CHARGES" for any period, means, the sum of (i) Consolidated Interest Expense and (ii) Consolidated Rent Expense in each case for such period; PROVIDED that (subject to adjustments which may be required to be made for Significant Acquisitions and Significant Asset Dispositions occurring after the Effective Date, in the case of determinations of Consolidated Fixed Charges or the Consolidated Fixed Charge Coverage Ratio being made on a Post-Test Period Pro Forma Basis), Consolidated Fixed Charges for the Borrower's fiscal quarters ended December 29, 2001, April 20, 2002 and July 13, 2002 shall be deemed to be $71,732,000, $82,398,000 and $61,024,000, respectively.

            "CONSOLIDATED INDEBTEDNESS" means, at any time, the sum of (without duplication) (x) all Indebtedness of the Borrower and its Subsidiaries as would be required to be reflected on the liability side of a balance sheet of such Person at such time in accordance with GAAP as determined on a consolidated basis and (y) all Indebtedness of the Borrower and its Subsidiaries of the type described in clauses (ii) (other than arising from surety bonds), (iv) and (vii) of the definition of Indebtedness contained herein; provided that for purposes of this definition (i) the amount of Indebtedness in respect of Hedging Agreements shall be at any time the unrealized net loss position, if any, of the Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than 45 days prior to such time, (ii) the amount of Indebtedness in respect of any Synthetic Lease Obligation shall be the amount thereof which would have been reflected if same were structured as balance sheet Indebtedness and (iii) the amount of Indebtedness in respect of letters of credit, bankers' acceptances and similar obligations shall be limited to the aggregate amount of all funded letters of credit, bankers' acceptances and similar obligations issued or extended for the account of the Borrower or any of its Subsidiaries that have not been reimbursed by the Borrower or any of its Subsidiaries.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, the gross interest expense of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED NET INCOME" means, for any period, the net income or loss of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, PROVIDED that (i) the net income of any other Person which is not a Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Borrower or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary and (iii) to the extent Consolidated Net Income reflects amounts attributable to minority interests in Subsidiaries, Consolidated Net Income shall be reduced by the amounts attributable to such minority interests and (iv) there shall be excluded the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of the Subsidiaries or the date that Person's assets are acquired by the Borrower or any of the Subsidiaries.

            "CONSOLIDATED RENT EXPENSE" means, for any period, the rent expense (net of sub-lease income) of the Borrower and its Subsidiaries for such period for leases of real and personal property, determined on a consolidated basis in accordance with GAAP (excluding any such expense that is included in Consolidated Interest Expense for such period).

            "CONSOLIDATED SENIOR INDEBTEDNESS" means, at any time the remainder of (x) Consolidated Indebtedness at such time less (y) the sum of (i) the aggregate principal amount of Subordinated Notes outstanding at such time, (ii) all Later Maturing Indebtedness incurred pursuant to Section 6.03(a)(iv) (in each case, to the extent same are reflected in Consolidated Indebtedness at such time), (iii) all Later Maturing Indebtedness, which is subordinated Indebtedness, incurred pursuant to Section 6.03(a)(xii) to refinance theretofore outstanding Indebtedness as described in this clause (y) and (iv) other unsecured subordinated Indebtedness of the Borrower (which may be Guaranteed on a subordinated basis by the Guarantors) consented to by (and the terms of which (including, without limitation, the subordination provisions) are satisfactory
to) the Administrative Agent.

            "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

            "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. A Person shall be deemed to "Control" another Person if such Person directly or directly owns more than 15% of any class of capital stock (or equivalent equity interests) in such Person or such Person is a director, executive officer or general partner of such Person. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

            "CORE-MARK" means Core-Mark International, Inc., a Delaware corporation.

            "CORE-MARK BOND INDENTURE" means the Indenture, dated as of September 27, 1996, between Core-Mark and Bankers Trust Company, as Trustee, as in effect on Effective Date.

            "CORE-MARK BONDS" means the 11-3/8% Senior Subordinated Notes due 2003 of Core-Mark.

            "CORE-MARK EXISTING CREDIT AGREEMENT" means the Amended and Restated Credit Agreement among Core-Mark, the several lenders from time to time parties thereto and The Chase Manhattan Bank (now known as JPMorgan Chase Bank), as Administrative Agent, dated as of April 1, 1998.

            "CORE-MARK RECEIVABLES FACILITY" means that certain receivables facility and trust evidenced by the Core-Mark Receivables Master Trust Pooling Agreement, dated as of April 1, 1998, among CM Capital, Core-Mark, and The Chase Manhattan Bank (now known as JPMorgan Chase Bank), as Trustee on behalf of the holders of the certificates referred to therein.

            "CORE-MARK RECEIVABLES FACILITY DOCUMENTS" means each of the documents evidencing or relating to the Core-Mark Receivables Facility.

            "CUSTOMER SUPPORT" means Investments made by the Borrower and its Subsidiaries in the ordinary course of business consistent with past practices in the form of (i) purchases of outstanding Equity Interests of, or capital contributions to, customers of the Borrower and its Subsidiaries, (ii) loans (including without limitation Financing Notes and Forgiveness Notes) and advances to, and unsecured Guarantees supporting obligations of, such customers and (iii) leases entered into by the Borrower and its Subsidiaries on behalf of, or for the purpose of subletting to, any such customers (it being understood that leases or sub-leases to customers of property not acquired or leased by the Borrower or its Subsidiaries in contemplation of leasing or sub-leasing same to customers shall not constitute Customer Support), (iv) conversions of accounts receivable of the Borrower and its Subsidiaries into notes receivables or other long term payment obligations and (v) any residual liability of the Borrower and any of its Subsidiaries in connection with any Permitted Note Sale.

            "DBSI" means Deutsche Bank Securities Inc., in its individual capacity.

            "DBTCA" means Deutsche Bank Trust Company Americas, in its individual capacity.

            "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "DEFAULTING LENDER" means any Lender with respect to which a Lender Default is in effect.

            "DEPARTING LENDER" has the meaning provided in Section 2.20(b).

            "DIVIDEND" means, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common equity or Qualified Preferred Stock of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any Equity Interests of such Person outstanding on or after the Effective Date (including any options or warrants issued by such Person with respect to its Equity Interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, stock appreciation plans, equity incentive or equity achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, except that such payments shall not constitute Dividends to the extent, and only to the extent, the respective such payment has actually reduced Consolidated Net Income.

            "DOCUMENTATION AGENT" means each of Lehman and Wachovia, each in its capacity as documentation agents under this Agreement.

            "DOLLAR EQUIVALENT" of an amount denominated in an Alternate Currency means, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of the Alternate Currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 a.m. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date, PROVIDED that the Dollar Equivalent of any unpaid drawing under a Letter of Credit expressed in an Alternate Currency shall be determined at the time the drawing under the related Letter of Credit was paid or disbursed by the Issuing Lender, PROVIDED FURTHER, that for purposes of (x) determining compliance with Sections 2.01(c), 2.06(b) and 2.12(h) and (y)
calculating fees pursuant to Section 2.13(b), the Dollar Equivalent of any amounts denominated in an Alternate Currency shall be revalued on a monthly basis using the spot exchange rates therefor as shown in The Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is satisfactory to the Administrative Agent) on the last Business Day of each calendar month, PROVIDED, HOWEVER, that at any time during a calendar month, if the Revolving Exposure (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated based on the spot exchange rate therefor as shown in The Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is satisfactory to the Administrative Agent) on the respective date of determination pursuant to this exception) would exceed 85% of the total Revolving Commitments or if any Specified Default is in existence, then at the discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the spot exchange rates on such date as shown in The Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is satisfactory to the Administrative Agent), which rates shall remain in effect until the first Business Day of the then immediately succeeding calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso.

            "DOMESTIC SUBSIDIARY" means, as to any Person, any Subsidiary of such Person that is incorporated under the laws of the United States of America, any State thereof, the District of Columbia, the United States Virgin Islands or Puerto Rico.

            "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

            "ELIGIBLE TRANSFEREE" means and includes a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended) other than an individual Person, but in any event excludes the Borrower and its Subsidiaries.

            "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

            "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "EQUITY INTERESTS" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

            "EURODOLLAR" means, with respect to any Loan or Borrowing, any Loan or Borrowing that bears interest at a rate determined by reference to the Adjusted LIBO Rate.

            "EVENT OF DEFAULT" has the meaning provided in Article VII.

            "EXCEPTED DEFAULT" means any Default or Event of Default under, and as defined in, the 10-5/8% Senior Subordinated Note Indentures arising solely as a result of outstanding Indebtedness of Core-Mark under the Core-Mark Receivables Facility Documents; PROVIDED no such Default or Event of Default shall constitute an Excepted Default hereunder at any time after the earlier of
(x) the 45th day following the Effective Date and (y) the date when the Trustee under either 10-5/8% Senior Subordinated Note Indenture or holders of 10-5/8% Senior Subordinated Notes accelerate any amounts payable in respect of the 10-5/8% Senior Subordinated Notes or otherwise take any enforcement action in respect of the 10-5/8% Senior Subordinated Notes or under either 10-5/8% Senior Subordinated Note Indenture.

            "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) the Administrative Agent, any Lender, any Issuing Lender or any other recipient's, as the case may be, net income by (i) the jurisdiction (or any political subdivision thereof), in each case, under the laws of which such recipient is organized or (ii) the jurisdiction (or any political subdivision thereof), in each case in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.20(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) to the extent such Foreign Lender fails to provide the forms required to be provided by Section 2.18(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled solely on account of a change, after the date on which such Foreign Lender became a party to this Agreement, in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such withholding tax to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.18(a), at the time of designation of a new lending office (or assignment).

            "EXISTING CREDIT AGREEMENTS" means each of the Core-Mark Existing Credit Agreement and the Fleming Existing Credit Agreement.

            "EXISTING NOTE DOCUMENTS" means the (i) 5-1/4% Convertible Senior Subordinated Note Documents, (ii) 9-7/8% Senior Subordinated Note Documents,
(iii) 10-5/8% Senior Subordinated Note Documents and (iv) 10-1/8% Senior Note Documents.

            "Existing Note Indentures" means (i) the 5-1/4% Convertible Senior Subordinated Note Indenture, (ii) the 9-7/8% Senior Subordinated Note Indenture,
(iii) the 10-5/8% Senior Subordinated Note Indentures and (iv) the 10-1/8% Senior Note Indenture.

            "EXISTING NOTES" means the (i) 5-1/4% Convertible Senior Subordinated Notes, (ii) 9-7/8% Senior Subordinated Notes, (iii) 10-5/8% Senior Subordinated Notes and (iv) 10-1/8% Senior Notes.

            "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

            "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

            "FINANCING NOTES" means notes receivable arising from investments in retailer notes or chattel paper (other than any retailer note or chattel paper received by the Borrower and its Subsidiaries in exchange or substitution for or in payment or other satisfaction of any Account).

            "5-1/4% CONVERTIBLE SENIOR SUBORDINATED NOTE DOCUMENTS" means the 5-1/4% Convertible Senior Subordinated Note Indenture, the 5-1/4% Convertible Senior Subordinated Notes and any guarantees thereof executed and delivered with respect to the 5-1/4% Convertible Senior Subordinated Notes and the 5-1/4% Convertible Senior Subordinated Note Indenture, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "5-1/4% CONVERTIBLE SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture, dated as of March 15, 2001, among the Borrower, the Subsidiary Guarantors named therein and Bank One, N.A., as Trustee, as in effect on the Effective Date and as thereafter amended, modified or supplemented from time to time.

            "5-1/4% CONVERTIBLE SENIOR SUBORDINATED NOTES" means the Borrower's 5-1/4% Convertible Senior Subordinated Notes due 2009, issued pursuant to the 5-1/4% Convertible Senior Subordinated Note Indenture.

            "FLEMING EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of July 25, 1997 among the Borrower, the lenders party thereto, BancAmerica Securities, Inc., as Syndication Agent, Societe Generale, as Documentation Agent and The Chase Manhattan Bank (now known as JPMorgan Chase Bank), as Administrative Agent, as in effect on the Effective Date and immediately prior to the termination thereof.

            "FOREIGN LENDER" means any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code).

            "FOREIGN SUBSIDIARY" means, as to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary.

            "FORGIVENESS NOTES" means promissory notes received by the Borrower or any Subsidiary from customers, with the expectation that all or portions of such promissory note shall be forgiven over time based upon the volume of purchases actually made by the respective customer.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "GRANTOR" means the Borrower and each Subsidiary that is, or is required by Section 5.08 to be, a party to the Pledge Agreement or the Security Agreement.

            "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include (a) endorsements for collection or deposit in the ordinary course of business or (b) agreements entered into in the ordinary course of business to purchase inventory or retail store fixtures of another Person at a price not greater than the market value thereof. The term "Guarantee" used as a verb has a corresponding meaning.

            "GUARANTEE AGREEMENT" means a Guarantee Agreement in substantially the form of Exhibit B hereto among the Guarantors and the Administrative Agent acting on behalf of the Lenders, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

            "GUARANTEE REQUIREMENT" means at any date that (a) all Wholly Owned Subsidiaries are Guarantors and (b) the assets of the Guarantors, together with the assets of the Borrower, constitute as of the last day of the most recently ended fiscal quarter of the Borrower at least 95% of the consolidated total assets of the Borrower and its Subsidiaries; PROVIDED that (i) CM Capital shall not be required to be a Guarantor, so long as CM Capital's activities are limited to those incident to the Core-Mark Receivables Facility, until five Business Days after the earlier of (x) the 180th day following the Effective Date and (y) the date of termination of the Core-Mark Receivables Facility and repayment of outstanding amounts thereunder, (ii) no CFC Subsidiary of the Borrower or of any of its Subsidiaries shall be required to be a Guarantor unless there has been a Change of Law as a result of which the execution and delivery by it of the Guarantee Agreement will not give rise to adverse "deemed dividend" tax consequences to the Borrower under Section 956 of the Code and
(iii) other Subsidiaries of the Borrower that own assets (including without limitation any amounts owed to it by the Borrower and its other Subsidiaries) with an aggregate fair market value (or, if greater, the face amount of any amounts owed to it by the Borrower and its other Subsidiaries) which is equal to or less than the Aggregate Guarantee Exclusion Amount at such time shall not be required to be Guarantors unless the aggregate fair market value (or, if greater, the face amount of any amounts owed to it by the Borrower and its other Subsidiaries) of all assets (including without limitation any amounts owed to it by the Borrower and its other Subsidiaries) of all such Subsidiaries exceeds the Aggregate Guarantee Exclusion Amount at such time, in which case one or more such Subsidiaries shall be required to become Guarantors so that such threshold is not exceeded. For the avoidance of doubt, it is understood that the assets of Subsidiaries which are not required to become Guarantors by reason of the proviso (excluding clause (i)) to the immediately preceding sentence shall nonetheless be included in determining the consolidated total assets of the Borrower and its Subsidiaries for purposes of determining whether Subsidiaries other than those expressly excluded pursuant to said proviso must become Guarantors pursuant to clause (b) of the immediately preceding sentence. Notwithstanding anything to the contrary contained above in this definition, all Subsidiaries of the Borrower that have provided, or are required to provide, a guarantee of any Indebtedness under any of the Existing Note Documents, the New Senior Note Documents, any Indebtedness incurred pursuant to Sections 6.03(a)(iv) and (a)(v) or any refinancing (or successive refinancing) of any of the foregoing shall be required, on or prior to the date such guarantee of such other Indebtedness is provided, to be a Guarantor hereunder. Except as expressly provided otherwise, for purposes of this definition, assets shall be taken at their net book value.

            "GUARANTORS" means the Subsidiaries listed on Schedule 3.09 hereto and each other Subsidiary that becomes party to the Guarantee Agreement pursuant to Section 5.08 or otherwise (in each case, unless and until released as a Guarantor from the Guarantee Agreement), PROVIDED, that for purposes of the definition of "Guarantee Requirement", a Subsidiary that is an indirect Subsidiary of the Borrower shall not be considered a Guarantor unless each intermediate Subsidiary is also a Guarantor.

            "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. The "principal amount" or "termination value" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

            "INCREMENTAL TERM LOAN" means a Loan made pursuant to clause (b) of
Section 2.01.

            "INCREMENTAL TERM LOAN BORROWING DATE" means, with respect to each class of Incremental Term Loans, each date on which Incremental Term Loans of such class are incurred pursuant to Section 2.01(b) and the relevant Incremental Term Loan Commitment Agreement.

            "INCREMENTAL TERM LOAN COMMITMENT" means, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to this Agreement, in such amount as agreed to by such Lender in the respective Incremental Term Loan Commitment Agreement and as set forth opposite such Lender's name in Schedule 2.01 directly below the column entitled "Incremental Term Loan Commitment", as the same may be (x) reduced from time to time or terminated pursuant to Sections 2.09 and/or Article VII or (y) adjusted from time to time as a result of assignments to and from such Lender pursuant to
Section 9.04.

            "INCREMENTAL TERM LOAN COMMITMENT AGREEMENT" means each Incremental Term Loan Commitment Agreement in the form of Exhibit C executed in accordance with Section 2.05.

            "INCREMENTAL TERM LOAN COMMITMENT TERMINATION DATE" means, with respect to any class of Incremental Term Loans, the last date by which Incremental Term Loans under such class may be incurred under this Agreement, which date shall be set forth in the respective Incremental Term Loan Commitment Agreement but may be no later than the Revolving Loan Maturity Date.

            "INCREMENTAL TERM LOAN LENDER" has the meaning provided in Section 2.05(b).

            "INCREMENTAL TERM LOAN MATURITY DATE" means, for any class of Incremental Term Loans, the final maturity date set forth for such class of Incremental Term Loans in the respective Incremental Term Loan Commitment Agreement relating thereto, provided that the final maturity date for all Incremental Term Loans of a given class shall be the same date.

            "INCREMENTAL TERM LOAN SCHEDULED REPAYMENT" has the meaning provided in Section 2.11(b).

            "INDEBTEDNESS" means, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money and all obligations of such Person for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all surety bonds, letters of credit, bankers' acceptances and similar obligations issued for the account of such Person and all unpaid drawings or unreimbursed payments in respect of such surety bonds, letters of credit, bankers' acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of the aggregate amount of such Indebtedness and the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services even if such goods or services are not delivered or accepted, i.e. take-or-pay and similar obligations, (vi) all Guarantees of such Person and
(vii) all obligations under any Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

            "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

            "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

            "INTEREST PERIOD" means (a) except with respect to one week Interest Periods, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if each Lender shall make interest periods of such duration available, nine or twelve months) thereafter, as the Borrower may elect and (b) with respect to any one week Interest Period, the period commencing on the date of such Borrowing and ending on the corresponding day on the following calendar week; PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) (except in the case of Eurodollar Borrowings with one-week interest periods), any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "INVENTORY" has the meaning assigned to such term in the Security Agreement.

            "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise; PROVIDED that Accounts arising in the ordinary course of business do not constitute Investments.

            "ISSUING LENDERS" means each of (i) DBTCA, JPMorgan Chase and Citi in their respective capacity as issuers of Letters of Credit hereunder, (ii) with respect to any Rolled-In Letters of Credit, the respective Lender that is the issuer thereof and (iii) any other Lender reasonably acceptable to the Administrative Agent which agrees to issue Letters of Credit hereunder and, in each case, their respective successors in such capacity as provided in Section 2.06(i); PROVIDED that as of the Effective Date and until such time as it agrees otherwise, DBTCA shall not be the Issuing Lender with respect to any trade Letter of Credit. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender, PROVIDED, in each case, that the Borrower does not reasonably object based on such Affiliate's creditworthiness, and the term "Issuing Lender" shall include any such Affiliate with respect to Letters of Credit issued by it.

            "JOINT BOOK MANAGERS" means DBSI and JPMSI in their capacity as such hereunder.

            "JOINT LEAD ARRANGERS" means DBSI, JPMSI and SSBI in their capacity as such hereunder.

            "JPMORGAN CHASE" means JPMorgan Chase Bank, in its individual capacity. "JPMSI" means J.P. Morgan Securities Inc., in its individual capacity.

            "LANDLORD-LENDER AGREEMENT" means an agreement whereby a lessor of real property (i) waives any and all statutory and all other Liens it may have against any Inventory located at such real property and (ii) grants access rights to such real property to the Collateral Agent and its designees to inspect or remove any Inventory located at such real property in connection with the exercise of any of its rights pursuant to the Security Agreement or protecting the Inventory located on such real property.

            "LATER MATURING INDEBTEDNESS" means unsecured Indebtedness of the Borrower incurred after the date hereof that (i) has a final maturity at least six months after the latest Maturity Date then in effect and no portion of which is subject to any scheduled principal payments or any mandatory repayment or repurchase at the option of the holders thereof or otherwise prior to such time (other than required offers to purchase (x) as a result of a change in control (in no event to be defined any way which is more expansive than the definition of "Change in Control" contained in the New Senior Note Indenture) of the Borrower or (y) as a result of asset sales, pursuant to asset sale and offer to purchase provisions which are no more expansive than those contained in the New Senior Note Indenture) and (ii) contains no defaults or covenants more restrictive to the Borrower or any Subsidiary in any material respect than those contained in the New Senior Note Documents, except to the extent acceptable to the

Administrative Agent and reflective of then prevailing market conditions for public issuances of senior or subordinated debt securities, as the case may be.

            "LC DISBURSEMENT" means a payment made by any Issuing Lender pursuant to a Letter of Credit.

            "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time (calculated taking the Dollar Equivalent of any then outstanding Letter of Credit denominated in an Alternate Currency) plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "LC SUPPORTABLE OBLIGATIONS" means (i) obligations of the Borrower and its Subsidiaries with respect to workers compensation, surety bonds and other similar obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are incurred in the ordinary course of business (but in any event not any obligations under the Existing Note Documents, the New Senior Note Documents or any Later Maturing Indebtedness).

            "LEHMAN" means Lehman Commercial Paper Inc., in its individual capacity.

            "LENDER DEFAULT" means (i) the wrongful refusal (which has not been cured) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.06(e) or (ii) a Lender having notified (and not retracted) in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 2 in circumstances where such non-compliance would constitute a breach of such Lender's obligations under such Section.

            "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

            "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement (including any Rolled-In Letter of Credit).

            "LETTER OF CREDIT REQUEST" has the meaning provided in Section 2.06(b).

            "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/16% of 1%) appearing on the LIBO Page of the Reuters Information Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16% of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "LOAN DOCUMENTS" means this Agreement, the Guarantee Agreement and the Security Documents.

            "LOAN PARTIES" means the Borrower and the Guarantors.

            "LOANS" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

            "LOCATION" of any Person means such Person's "location" as determined pursuant to Section 9-307 of the Uniform Commercial Code of the State of New York.

            "MAJORITY LENDERS" of any Class means those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Classes under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

            "MARGIN STOCK" has the meaning provided in Regulation U.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, properties, assets, operations, liabilities, prospects or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole,
(b) the ability of any Loan Party to perform its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document. It is understood and agreed that Kmart Corporation's filing under Chapter 11 of the United States Code entitled "Bankruptcy" as disclosed in the Borrower's Form 10-K for its fiscal year ended December 29, 2001 does not, in and of itself, constitute a Material Adverse Effect, although any adverse change or effect after the Effective Date resulting therefrom will be considered in determining whether a Material Adverse Effect has occurred.

            "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $15,000,000.

            "MATURITY DATE" means the Term Loan Maturity Date, each Incremental Term Loan Maturity Date or the Revolving Maturity Date, as the case may be.

            "MERGER" means the merger of Platform Corporation into Core-Mark with Core-Mark being the Survivor as a wholly-owned direct Subsidiary of the Borrower, all in accordance with the Merger Agreement.

            "MERGER AGREEMENT" means that certain Agreement and Plan of Merger made and entered into as of April 23, 2002 by and among Core-Mark, the Borrower and Platform Corporation, a Delaware corporation and Wholly Owned Subsidiary of the Borrower.

            "MERGER DOCUMENTS" means the Merger Agreement and all other documents relating to the Merger.

            "MINIMUM REQUIRED COMMITMENT AMOUNT" has the meaning provided in
Section 6.06.

            "MOODY'S" means Moody's Investors Service, Inc.

            "MORTGAGEE AGREEMENT" means an agreement whereby a mortgagee of real property (i) waives any and all statutory and other Liens it may have against any Inventory located at such real property and (ii) grants access rights to such real property to the Collateral Agent and its designees to inspect or remove any Inventory located at such real property in connection with the exercise of any of its rights pursuant to the Security Agreement or protecting the Inventory located on such real property.

            "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "NET PROCEEDS" means, with respect to any event (a) the cash proceeds received by the Borrower and the Subsidiaries in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset and (iii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation event), the marginal increase in income taxes paid (or reasonably estimated to be payable) by the Borrower's consolidated group with respect to the fiscal year in which such sale or other disposition occurs that are directly attributable to such sale or other disposition (as determined reasonably and in good faith by the chief financial officer or another Financial Officer of the Borrower).

            "NET SALES" means, for any period, sales of merchandise and services by the Borrower and its Subsidiaries to their respective third party customers, as reported in the Borrower's Form 10-K and/or 10-Q's filed with the Securities and Exchange Commission covering such period; PROVIDED, that Net Sales for the Borrower's fiscal quarters ended December 29, 2001, April 20, 2002 and July 13, 2002 shall be deemed to be $4,870,500,000, $5,875,200,000 and $4,684,500,000,
respectively.

            "NEW SENIOR NOTE DOCUMENTS" means the New Senior Note Indenture, the New Senior Notes and any guarantees thereof executed and delivered with respect to the New Senior Notes and the New Senior Note Indenture, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "NEW SENIOR NOTE INDENTURE" means the Indenture, dated as of June 18, 2002, between the Borrower and Manufacturers and Traders Trust Company, as Trustee, as supplemented by the Supplemental Indenture dated as of June 18, 2002 among the Borrower, the Subsidiary Guarantors named therein and the Trustee, all as in effect on the Effective Date and as thereafter amended, modified or supplemented from time to time.

            "NEW SENIOR NOTES" means the Borrower's Senior Notes due 2010 issued pursuant to the New Senior Note Indenture.

            "9-7/8% SENIOR SUBORDINATED NOTE DOCUMENTS" means the 9-7/8% Senior Subordinated Note Indenture, the 9-7/8% Senior Subordinated Notes and any guarantees thereof executed and delivered with respect to the 9-7/8% Senior Subordinated Notes and the 9-7/8% Senior Subordinated Note Indenture, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "9-7/8% SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture, dated as of April 15, 2002, among the Borrower, the Subsidiary Guarantors named therein and Manufacturers and Traders Trust Company, as Trustee, as in effect on the Effective Date and as thereafter amended, modified or supplemented from time to time.

            "9-7/8% SENIOR SUBORDINATED NOTES" means the Borrower's 9-7/8% Senior Subordinated Notes due 2012, issued pursuant to the 9-7/8% Senior Subordinated Note Indenture.

            "NON-DEFAULTING LENDER" means and includes each Lender other than a Defaulting Lender.

            "NOTICE OF BORROWING REQUEST" has the meaning provided in Section 2.03(b).

            "NOTICE OF INTEREST ELECTION REQUEST" has the meaning provided in
Section 2.08(b).

            "OBLIGATIONS" means all amounts owing by any or all of the Loan Parties to each Joint Book Manager, each Joint Lead Arranger, each Agent, each Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Loan Document.

            "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "PERMITTED EXISTING INDEBTEDNESS" means (x) all Indebtedness of the Borrower and its Subsidiaries set forth on Schedule 3.16 and (y) other Indebtedness of the Borrower and its Subsidiaries which is to remain outstanding after the Effective Date in an aggregate principal amount not to exceed $25,000,000; PROVIDED that in no event shall Permitted Existing Indebtedness include any of the Existing Notes, the New Senior Notes, the Core-Mark Bonds, Indebtedness under the Core-Mark Receivables Facility, the Loans, Letters of Credit, any Hedging Agreements (or obligations relating thereto) or any surety bonds or Capital Lease Obligations of, or Guaranteed by, the Borrower or any of its Subsidiaries.

            "PERMITTED NOTE SALE" means any transaction involving the sale by the Borrower or any of its Subsidiaries of Financing Notes to any other Person, PROVIDED that (i) each such sale is in an arms-length transaction and the Borrower or the respective Subsidiary receives at least fair market value therefor (as determined in good faith by the Borrower) and (ii) the consideration therefor paid to the Borrower or the respective Subsidiary is 100% in cash and paid at the time of the closing of the respective transaction.

            "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA, or is contributing to (or is obligated to contribute to), or has contributed to (or had an obligation to contribute to) in the last six years.

            "PLEDGE AGREEMENT" means the Pledge Agreement substantially in the form of Exhibit D hereto among the Borrower, the Guarantors and the Collateral Agent acting on behalf of the Secured Creditors, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

            "POST-TEST PERIOD PRO FORMA BASIS" means the making of calculations on a pro forma basis (for the Test Period most recently ended in the case of determinations of compliance with Section 6.09, and with calculations of Consolidated EBITDA to be based on the Test Period most recently ended in the case of determinations of compliance with Section 6.10) in accordance with, and to the extent required by, the provisions of Section 1.05, taking into account certain events occurring after the end of the respective Test Period and on or prior to the date of determination, in accordance with the provisions of Section
1.05 with respect to determinations to be made on a Post-Test Period Pro Forma Basis.

            "PRIME RATE" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in

New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "PRO FORMA BASIS" means, with respect to any Test Period, the making of calculations on a pro forma basis for certain events (including Significant Acquisitions and Significant Asset Dispositions) in accordance with, and to the extent required by, the provisions of Section 1.05 hereof, but without making adjustments for events which occurred after the end of the respective Test Period.

            "PROCEEDS" has the meaning assigned to such term in the Security Agreement.

            "PROJECTIONS" means the projections contained in the Confidential Information Memorandum, dated May 2002, which were prepared by or on behalf of the Borrower in connection with this Agreement and delivered to the Administrative Agent and the Lenders prior to the Effective Date.

            "QUALIFIED PREFERRED STOCK" means any preferred equity interests of the Borrower so long as the terms of any such preferred equity interests (w) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to the date occurring six months following the latest Maturity Date then in effect, (x) do not require the cash payment of dividends or distributions at any time that such cash payment would result in a Default hereunder, (y) do not contain any covenants (other than reporting or information covenants), and (z) do not grant the holders thereof any voting rights except for (I) voting rights required to be granted to such holders under applicable law and (II) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Borrower and its Subsidiaries, or liquidations involving the Borrower.

            "REGISTER" has the meaning provided in Section 9.04(d).

            "REGULATION D" means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof.

            "REGULATION T" means Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof.

            "REGULATION U" means Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof.

            "REGULATION X" means Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof.

            "REINCORPORATION MERGER" has the meaning provided in Section
6.02(k).

            "RELATED COLLATERAL" means, with respect to all Inventory and Accounts in which the Borrower or any Guarantor has granted a security interest to the Collateral Agent for the benefit of the Lenders, all Supporting Obligations relating to any such Accounts or Inventory and all Proceeds of any such Inventory, Accounts or Supporting Obligations.

            "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "RELEVANT AMOUNT" means, during any year, (i) $150,000,000 at any time from January 1 through August 14 of such year and (ii) $100,000,000 at any time from August 15 through December 31 of such year.

            "REPORTABLE EVENT" means an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

            "REQUIRED LENDERS" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

            "RESTRICTED CASH" means, without duplication, (i) any cash or Temporary Cash Investments irrevocably deposited with a Person other than the Borrower or one of its Subsidiaries, and (ii) until the termination thereof and the repayment of all outstandings thereunder, any cash held in an account with the Trustee or with CM Capital thereunder pursuant to the Core-Mark Receivables Facility and (iii) any cash which has been credited to one of the Borrower's or any of its Subsidiaries' deposit accounts, which cash is not actually available to the Borrower or such Subsidiary at such time because the amounts so "credited" have not then "cleared".

            "RESTRICTED SUBSIDIARY" at any time means any Person which constitutes a "Restricted Subsidiary" at such time under, and as defined in, any of the Specified Existing Note Indentures.

            "RETURNS" has the meaning provided in Section 3.08.

            "REVOLVING AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

            "REVOLVING COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $550,000,000.

            "REVOLVING EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

            "REVOLVING LENDER" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

            "REVOLVING LOAN" means a Loan made pursuant to clause (c) of Section 2.01.

            "REVOLVING MATURITY DATE" means June 18, 2007.

            "ROLLED-IN LETTERS OF CREDIT" has the meaning provided in Section 2.06(a).

            "SALE-LEASEBACK TRANSACTION" means the sale and leaseback by the Borrower or a Subsidiary of its real property and/or equipment, PROVIDED that
(i) each such sale-leaseback transaction is an arm's length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower) for the sale of the real property and/or equipment, (ii) the total consideration received by the Borrower is cash and at least 95% of such consideration is paid at the time of the closing of such sale, (iii) on or prior to the consummation of each such Sale-Leaseback Transaction involving real property at which Inventory is or is expected to be located, the Borrower or the respective Subsidiary shall have entered into with the lessor of any real property the subject of any such Sale-Leaseback Transaction a Landlord-Lender Agreement, (iv) the Net Proceeds therefrom are applied as required by Section 2.12(c), (v) to the extent that any such sale-leaseback transaction results in a Capital Lease Obligation, such Capital Lease Obligations are permitted under Section 6.03(a)(viii), and (vi) the aggregate fair market value of, and the gross cash proceeds received from, all such real property and/or equipment pursuant to Sale-Lease Back Transactions shall not exceed $200,000,000.

            "S&P" means Standard & Poor's Rating Group.

            "SECTION 2.18(E) CERTIFICATE" has the meaning provided in Section 2.18(e).

            "SECURED CREDITORS" has the meaning assigned to such term in the Security Agreement.

            "SECURITY AGREEMENT" means the Security Agreement substantially in the form of Exhibit E hereto among the Borrower, the applicable Subsidiaries and the Collateral Agent acting on behalf of the Secured Creditors, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

            "SECURITY DOCUMENTS" means the Security Agreement, the Pledge Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 4.01 or 5.08 in satisfaction of the Collateral Requirement.

            "SIGNIFICANT ACQUISITION" means any Acquisition the aggregate consideration (taking the amount of cash and Temporary Cash Investments, the aggregate amount expected to be paid on or after the date of the respective Acquisition pursuant to any earn-out, non-compete, consulting or deferred compensation or purchase price adjustment or similar arrangements, the fair market value (as determined in good faith by the Borrower) of all other non-cash consideration and the aggregate amount of assumed Indebtedness) for which exceeds $25,000,000.

            "SIGNIFICANT ASSET DISPOSITION" means any Asset Disposition the aggregate consideration (taking the amount of cash and Temporary Cash Investments, the aggregate amount expected to be paid on or after the date of the respective Acquisition pursuant to any earn-out, non-compete, consulting or deferred compensation or purchase price adjustment or similar arrangements, the fair market value (as determined in good faith by the Borrower) of all other non-cash consideration and the aggregate amount of assumed Indebtedness) for which exceeds $25,000,000.

            "SPECIFIED DEFAULT" means (i) any Default under paragraphs (a), (b),
(g) or (h) of Article VII and (ii) any Event of Default.

            "SPECIFIED EXISTING NOTE INDENTURES" means (i) the 9-7/8% Senior Subordinated Note Indenture, (ii) the 10-5/8% Senior Subordinated Note Indentures and (iii) the 10-1/8% Senior Note Indenture.

            "SPECIFIED RESTRICTIVE PROVISIONS" means and includes (i) Section
4.08 of the 9-7/8% Senior Subordinated Note Indenture, (ii) Section 10.15 of the 10-5/8% Senior Subordinated Note Indentures and (iii) Section 4.08 of the 10-1/8% Senior Note Indenture.

            "SSBI" means Salomon Smith Barney Inc. in its individual capacity.

            "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "SUBORDINATED NOTE DOCUMENTS" means the (i) 5-1/4% Convertible Senior Subordinated Note Documents, (ii) the 9-7/8% Senior Subordinated Note Documents and (iii) 10-5/8% Senior Subordinated Note Documents.

            "SUBORDINATED NOTE INDENTURES" means (i) the 5-1/4% Convertible Subordinated Note Indenture, (ii) the 9-7/8% Senior Subordinated Note Indenture and (iii) the 10-5/8% Senior Subordinated Note Indentures.

            "SUBORDINATED NOTES" means (i) the 5-1/4% Convertible Senior Subordinated Notes, (ii) the 9-7/8% Senior Subordinated Notes and (iii) the 10-5/8% Senior Subordinated Notes.

            "SUBSIDIARY" means, with respect to any Person (the "Parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership or limited liability company, more than 50% of the general partnership or limited liability company (as the case may be) interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the Parent or one or more subsidiaries of the Parent or by the Parent and one or more subsidiaries of the Parent; PROVIDED that, except for the purposes of the definition of the Guarantee Requirement (and to the extent Chouteau becomes a Guarantor hereunder, the purposes of the Collateral Requirement), Chouteau shall not be treated as a Subsidiary for the purposes of this Agreement and the other Loan Documents so long as no more than $17,500,000 of Investments are made therein (whether directly or indirectly) by the Borrower and its Subsidiaries. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

            "SUPERMAJORITY LENDERS" of any Class means those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Classes under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%".

            "SUPPORTING OBLIGATION" has the meaning assigned to such term in the Security Agreement.

            "SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

            "SWINGLINE LENDER" means DBTCA, in its capacity as the lender of Swingline Loans hereunder.

            "SWINGLINE LOAN" means a Loan made pursuant to Section 2.04.

            "SYNDICATION AGENTS" means each of JPMorgan Chase Bank and Citicorp North America, Inc., each in its capacity as syndication agents under this Agreement.

            "SYNDICATION DATE" means the date upon which the Joint Lead Arrangers determine in their sole discretion (and notify the Borrower) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 9.04(b)) has been completed.

            "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

            "TAX BENEFIT" has the meaning provided in Section 2.18(f).

            "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, withholdings or similar liabilities (together with any interest, penalties or similar liabilities with respect thereto) imposed by any Governmental Authority.

            "TEMPORARY CASH INVESTMENTS" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-2 by S&P and P-2 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above,
(v) short-term tax exempt bonds rated at least AA- by S&P or AA3 by Moody's or
(vi) shares in a mutual fund, the investment objectives and policies of which require it to invest substantially all of its assets in short-term tax exempt bonds rated at least AA- by S&P or AA3 by Moody's, PROVIDED that in the case of clauses (i) through (v) above such Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary.

            "10-1/8% SENIOR NOTE DOCUMENTS" means the 10-1/8% Senior Note Indenture, the 10-1/8% Senior Notes and any guarantees thereof executed and delivered with respect to the 10-1/8% Senior Notes and the 10-1/8% Senior Note Indenture, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "10-1/8% SENIOR NOTE INDENTURE" means the Indenture, dated as of March 15, 2001, among the Borrower, the Subsidiary Guarantors named therein and Bankers Trust Company, as Trustee, as in effect on the Effective Date and as thereafter amended, modified or supplemented from time to time.

            "10-1/8% SENIOR NOTES" means the Borrower's 10-1/8% Senior Notes due 2008, issued pursuant to the 10-1/8% Senior Note Indenture.

            "10-5/8% SENIOR SUBORDINATED NOTE DOCUMENTS" means the 10-5/8% Senior Subordinated Note Indentures, the 10-5/8% Senior Subordinated Notes and any guarantees thereof executed and delivered with respect to the 10-5/8% Senior Subordinated Notes and the 10-5/8% Senior Subordinated

Note Indentures, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "10-5/8% SENIOR SUBORDINATED NOTE INDENTURES" means the Indentures, dated as of July 25, 1997 and October 15, 2001, among the Borrower, the Subsidiary Guarantors named therein and Manufacturers and Traders Trust Company, as Trustee, as in effect on the Effective Date and as thereafter amended, modified or supplemented from time to time.

            "10-5/8% SENIOR SUBORDINATED NOTES" means the Borrower's 10-5/8% Senior Subordinated Notes due 2007, issued pursuant to the 10-5/8% Senior Subordinated Note Indentures.

            "TERM LENDER" means a Lender with a Term Loan Commitment or an outstanding Term Loan.

            "TERM LOAN" means each B Term Loan and each Incremental Term Loan.

            "TERM LOAN COMMITMENT" means, each B Term Loan Commitment and each Incremental Term Loan Commitment.

            "TERM LOAN MATURITY DATE" means (i) in the case of B Term Loans, the B Term Loan Maturity Date and (ii) in the case of any Class of Incremental Term Loans, the maturity date for such Class of Incremental Term Loans set forth in the Incremental Term Loan Commitment Agreement relating thereto, PROVIDED that the Term Loan Maturity Date for all Incremental Term Loans of a given Class shall be the same date.

            "TERM LOAN SCHEDULED REPAYMENTS" has the meaning provided in Section 2.11(b).

            "TEST PERIOD" means each period of four consecutive fiscal quarters of the Borrower (in each case taken as one accounting period) ended after the Effective Date (beginning with the period of four consecutive fiscal quarters ended on the last day of the third fiscal quarter of the Borrower occurring in its fiscal year ended closest to December 31, 2002).

            "TOTAL INCREMENTAL TERM LOAN COMMITMENT" means at any time and for any class of Incremental Term Loans, the sum of the Incremental Term Loan Commitments of such class of each of the Lenders at such time.

            "TOTAL LEVERAGE RATIO" means, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended; PROVIDED that (x) in the case of any determination of the Total Leverage Ratio being made on the last day of a Test Period, Consolidated Indebtedness shall be determined based on the actual amount of Consolidated Indebtedness outstanding on the last day of the respective Test Period in accordance with the provisions of Section 1.05(b) and Consolidated EBITDA shall be determined on a Pro Forma Basis (in accordance with Section 1.05(a)) to give effect to all Significant Acquisitions and Significant Asset Dispositions (in each case, if any) made after the

Effective Date and during the respective Test Period and (y) in the case of any determination of Total Leverage Ratio being made on (or as at) any date other than the last date of a Test Period, Consolidated Indebtedness shall be determined on the actual amount outstanding on the date of determination in accordance with the provisions of Section 1.05(b) and Consolidated EBITDA shall be determined on a Post-Test Period Pro Forma Basis to give effect to all Significant Acquisitions and Significant Asset Dispositions (in each case, if any) actually made after the Effective Date and during the respective Test Period or thereafter and on or prior to the date of the required determination thereof (in the case of any determinations pursuant to Section 2.05, 6.03 or 6.06, after giving effect to the respective events which require the determination to be made on a Post-Test Period Pro Forma Basis).

            "TOTAL SENIOR LEVERAGE RATIO" means at any time, the ratio of Consolidated Senior Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended; PROVIDED that (x) in the case of any determination of the Total Senior Leverage Ratio being made on the last day of a Test Period, Consolidated Senior Indebtedness shall be determined based on the actual amount of Consolidated Senior Indebtedness outstanding on the last day of the respective Test Period in accordance with the provisions of Section 1.05(b) and Consolidated EBITDA shall be determined on a Pro Forma Basis (in accordance with Section 1.05(a)) to give effect to all Significant Acquisitions and Significant Asset Dispositions (in each case, if any) made after the Effective Date and during the respective Test Period and (y) in the case of any determination of Total Senior Leverage Ratio being made on (or as at) any date other than the last date of a Test Period, Consolidated Senior Indebtedness shall be determined on the actual amount outstanding on the date of determination in accordance with the provisions of Section 1.05(b) and Consolidated EBITDA shall be determined on a Post-Test Period Pro Forma Basis to give effect to all Significant Acquisitions and Significant Asset Dispositions (in each case, if any) actually made after the Effective Date and during the respective Test Period or thereafter and on or prior to the date of the required determination thereof (in the case of any determinations pursuant to Section 2.05, 6.03 or 6.06, after giving effect to the respective events which require the determination to be made on a Post-Test Period Pro Forma Basis).

            "TRANSACTION" means, collectively, (i) the Merger, (ii) the Common Equity Financing, (iii) the issuance of the New Senior Notes, (iv) the refinancing of all outstanding amounts under the Existing Credit Agreements and the termination of all commitments thereunder, (v) the discharge of the Core-Mark Bond Indenture as contemplated in Section 4.01(o), (vi) the incurrence of Loans hereunder on the Effective Date and (vii) the payment of all fees and expenses in connection with the foregoing.

            "TRANSACTION DOCUMENTS" means (i) the Loan Documents, (ii) the Merger Documents, (iii) the Common Equity Financing Documents and (iv) the New Senior Note Documents.

            "TREASURY SERVICES" means treasury, depositary or cash management services (including, without limitation, overnight overdraft services) from, or any automated clearinghouse transfer of funds to, JPMorgan Chase (or any successor by merger thereto) and/or one or more of its affiliates or another bank reasonably acceptable to the Administrative Agent.

            "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

            "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate to the PBGC or any other Person under Title IV of ERISA.

            "WACHOVIA" means Wachovia Bank, National Association, in its individual capacity.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such remaining installment or other required scheduled payment.

            "WHOLLY-OWNED DOMESTIC SUBSIDIARY" shall mean each Domestic Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

            "WHOLLY-OWNED FOREIGN SUBSIDIARY" shall mean each Foreign Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

            "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

            "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Revolving Loan") or by Type (E.G., a "Eurodollar Loan") or by Class and Type (E.G., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (E.G., a "Revolving Borrowing") or by Type (E.G., a "Eurodollar Borrowing") or by Class and Type (E.G., a "Eurodollar Revolving Borrowing").

            SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04. ACCOUNTING TERMS; GAAP; FISCAL YEARS. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Administrative Agent or the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) in the event the Borrower changes its fiscal year end and the Administrative Agent notifies the Borrower that the Administrative Agent or the Required Lenders request an amendment to any provision of Article VII hereof for the purpose of modifying such provision in an appropriate manner to address the effect of the change in the fiscal year end, the Borrower agrees to promptly enter into such amendment.

            SECTION 1.05. CERTAIN PRO FORMA CALCULATIONS. (a) For purposes of calculating Consolidated EBITDA for any Test Period on a Pro Forma Basis or a Post-Test Period Pro Forma Basis for purposes of this Agreement, the following rules shall apply:

            (i) if at any time after the Effective Date and during the respective Test Period (and, in the case of determinations being made on a Post-Test Period Pro Forma Basis only, thereafter and on or prior to the date of determination) the Borrower or any of its Subsidiaries shall have made any Significant Asset Disposition, Consolidated EBITDA for such Test Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets or Equity Interests which are the subject of such Significant Asset Disposition for such Test Period or increased by an amount equal to the Consolidated EBITDA (if negative) applicable thereto for such Test Period; PROVIDED that if any Significant Asset Disposition is of Equity Interests in a Subsidiary of the Borrower which remains a Subsidiary after giving effect to such

      Significant Asset Disposition, Consolidated EBITDA shall be adjusted to give pro forma effect thereto (as if such disposition occurred on the first day of the respective Test Period) in accordance with the rules set forth in the definition of Consolidated Net Income contained herein;

            (ii) if at any time after the Effective Date and during such Test Period (and, in the case of determinations being made on a Post-Test Period Pro Forma Basis only, thereafter and on or prior to the date of determination) the Borrower or any Subsidiaries shall have made any Significant Acquisition, Consolidated EBITDA for such Test Period shall be calculated after giving pro forma effect thereto as if such Significant Acquisition had occurred on the first day of such Test Period;

            (iii) if during such Test Period (and, in the case of determinations being made on a Post-Test Period Pro Forma Basis only, thereafter and on or prior to the date of determination) any Person that became a Subsidiary or was merged with or into the Borrower or any of its Subsidiaries since the beginning of such Test Period pursuant to a Significant Acquisition made after the Effective Date shall have entered into any disposition or acquisition transaction that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Borrower or a Subsidiary of the Borrower during such Test Period, Consolidated EBITDA for such Test Period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such Test Period; and

            (iv) pro forma calculations of Consolidated EBITDA, whether pursuant to this Section 1.05 or otherwise, shall not give effect to anticipated cost savings and/or increases to Consolidated EBITDA for the relevant period, except in cases of Significant Acquisitions for factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act of 1933, as amended, as if such cost savings or expenses were realized on the first day of the respective period.

            (b) For purposes of calculating Consolidated Indebtedness and Consolidated Senior Indebtedness for purposes of this Agreement (including as used in the definitions of Total Leverage Ratio and Total Senior Leverage Ratio), the following rule shall apply:

            (i) all determinations of Consolidated Indebtedness and Consolidated Senior Indebtedness shall be made based on the actual amount of Consolidated Indebtedness or Consolidated Senior Indebtedness, as the case may be, outstanding on the date of the required determination of Consolidated Indebtedness or Consolidated Senior Indebtedness (or of the Total Leverage Ratio or Total Senior Leverage Ratio, as the case may be) (in the case of determinations to be made on a Post-Test Period Pro Forma Basis, after giving effect to all incurrences of Indebtedness in connection with the respective event or occurrence requiring that a determination be made on a Post-Test Period Pro Forma Basis).

            (c) For purposes of calculating the Consolidated Fixed Charge Coverage Ratio and the Adjusted Consolidated Fixed Charge Coverage Ratio for any Test Period on a

Post-Test Period Pro Forma Basis for purposes of this Agreement, the following rules shall apply:

            (i) Consolidated EBITDAR for the respective Test Period shall be determined in substantially the same fashion as Consolidated EBITDA for the respective Test Period would be determined on a Post-Test Period Pro Forma Basis pursuant to clause (a) above, making all necessary reference changes of "Consolidated EBITDA" to "Consolidated EBITDAR"; and

            (ii) all determinations of Consolidated Fixed Charges and Adjusted Consolidated Fixed Charges for the respective Test Period shall be made, with such pro forma adjustments as may be determined in accordance with GAAP and the rules, regulations and guidelines of the SEC (including without limitation Article 11 of Regulation S-X), after giving effect to all Significant Acquisitions and Significant Asset Dispositions effected after the first day of the respective Test Period and on or prior to the date of any determination on a Post-Test Period Pro Forma Basis, as well as to all incurrences of Indebtedness and permanent repayments of Indebtedness (excluding revolving and similar working capital Indebtedness) during the respective Test Period or thereafter and on or prior to the date of the respective determination on a Post-Test Period Pro Forma Basis as if same had occurred on the first day of the respective Test Period.

Notwithstanding anything to the contrary contained above, all determinations made on a Pro Forma Basis and Post-Test Period Pro Forma Basis shall be required to be satisfactory to the Administrative Agent, except any such determinations made solely to reflect adjustments for Significant Acquisitions which are based on audited financial statements (reported on without a qualification arising out of the scope of audit) by independent certified public accountants of nationally recognized standing for the Person or business acquired pursuant to the respective Significant Acquisition for the relevant Test Period (although any adjustments, including those for cost and expense savings, shall be required to be satisfactory to the Administrative Agent).

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein (a) each Lender with a B Term Loan Commitment agrees to make a B Term Loan or B Term Loans to the Borrower on the Effective Date in an aggregate principal amount equal to its B Term Loan Commitment on such date, (b) each Lender with an Incremental Term Loan Commitment agrees to make an Incremental Term Loan or Incremental Term Loans on one or more Incremental Term Loan Borrowing Dates (as provided in the relevant Incremental Term Loan Commitment Agreement) in an aggregate principal amount up to its Incremental Term Loan Commitment on such date and (c) each Lender with a Revolving Commitment agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount up to its Revolving Commitment, subject to the limitation that such Lender's Revolving Exposure shall not exceed such Lender's Revolving Commitment at any time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

            SECTION 2.02. LOANS AND BORROWINGS. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Subject to Section 2.15, each Borrowing (excluding any Borrowing of Swingline Loans) shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; PROVIDED that an ABR Revolving Borrowing may be in a lesser aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.06(e). Each Swingline Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of 10 Eurodollar Revolving Borrowings and 10 Eurodollar Term Borrowings outstanding.

            (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the Loans comprising such Borrowing.

            (e)   Each Eurodollar Borrowing occurring prior to the earlier of
(i) the 90th day after the Effective Date and (ii) the Syndication Date shall be subject to the provisions of Section 2.08(g).

            SECTION 2.03. REQUESTS FOR BORROWINGS. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request in writing (or by telephone promptly confirmed in writing) (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing Request") shall be irrevocable and shall be signed and delivered by the Borrower to the Administrative Agent in the form of Exhibit F appropriately completed to specify the following information in compliance with Section 2.02:

            (i) whether the requested Borrowing is to be a Revolving Borrowing, a B Term Borrowing or an Incremental Term Loan Borrowing (in which case such notice shall set forth the respective Class of Incremental Term Loans to be incurred pursuant to such Borrowing);

            (ii)  the aggregate amount of such Borrowing;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.07

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Notice of Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender which is required to make Loans of the Class specified in the respective Notice of Borrowing Request, of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04. SWINGLINE LOANS. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount outstanding that will not, at any time, result in
(i) the aggregate principal amount of outstanding Swingline Loans exceeding $40,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; PROVIDED that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

            (b) To request a Swingline Loan, the Borrower shall notify the Swingline Lender of such request in writing (or by telephone promptly confirmed in writing), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the date (which shall be a Business Day) and amount of the requested Swingline Loan. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an

LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

            (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender's Applicable Percentage of such Swingline Loan or Loans and the interest accrued and not yet paid thereon. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. Notwithstanding anything to the contrary contained in this Section 2.04, the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists with respect to a Revolving Lender unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' Swingline Exposure. In addition, the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Loan Party, the Administrative Agent or the Required Lenders stating that a Default exists and is continuing, until such time as (A) the Swingline Lender shall have received written notice (i) of rescission of all such notices from the party or parties originally delivering such notice or notices, or (ii) of the waiver of such Default by the Required Lenders or (B) the Administrative Agent in good faith believes that such Default has ceased to exist.

            SECTION 2.05. INCREMENTAL TERM LOAN COMMITMENTS. (a) The Borrower shall have the right, with the approval of the Administrative Agent, to request at any time and from time to time after the Effective Date and prior to the Incremental Term Loan Commitment Termination Date that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Incremental Term Loan Commitments of a given Class of Incremental Term Loans as designated in the respective Incremental Term Loan Commitment Agreement and, subject to the terms and conditions contained in this Agreement and in the respective Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto, so long as (i) no Default then exists or would exist after giving effect thereto and all of the representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (ii) the Borrower and its Subsidiaries will be in compliance with Sections 6.09 and 6.10 on a Post-Test Period Pro Forma Basis after giving effect to each incurrence of Incremental Term Loans and the application of the proceeds therefrom, and (iii) at the time of each incurrence of Incremental Term Loans, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying (with supporting calculations in reasonable detail) as to the matters set forth in preceding clauses (i) and (ii) and in Section 3.18, and, in each case, demonstrating in reasonable detail that the full amount of such Incremental Term Loans may be incurred in accordance with each Existing Note Indenture and the New Senior Note Indenture on the basis contemplated in Section 3.18, and will not violate the provisions of any such Existing Note Indenture or the New Senior Note Indenture.

            Furthermore, it is understood and agreed that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment, and until such time, if any, as a particular Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Borrower and the Administrative Agent an Incremental Term Loan Commitment Agreement as provided in clause (b) of this Section 2.05, such Lender shall not be obligated to fund any Incremental Term Loans, (ii) any Lender (or, in the circumstances contemplated by clause (xi) below, any other Person which will qualify as an Eligible Transferee) may so provide an Incremental Term Loan Commitment without the consent of any other Lender (although the consent of the Administrative Agent shall be required as provided above), (iii) the amount of each Class of Incremental Term Loan Commitments shall be in a minimum aggregate amount for all Lenders which provide an Incremental Term Loan Commitment under such Class of Incremental Term Loans (including, in the circumstances contemplated by clause
(xi) below, Eligible Transferees who will become Lenders) of at least $50,000,000, (iv) the aggregate amount of all Incremental Term Loan Commitments permitted to be provided pursuant to this Section 2.05 and the aggregate principal amount of all Incremental Term Loans permitted to be made pursuant to this Section 2.05 shall not exceed $250,000,000, (v) the up-front fees and, if applicable, any unutilized commitment fees and/or other fees, payable in respect of each Incremental Term Loan Commitment shall be separately agreed to by the Borrower and each Incremental Term Loan Lender (and with all such fees to be disclosed by the Borrower to the Administrative Agent), (vi) the Applicable Rates, the Incremental Term Loan Maturity Date and the Incremental Term Loan Scheduled Repayments in respect of each Class of Incremental Term Loans shall be reasonably satisfactory to the Administrative Agent and shall be as set forth in the respective Incremental Term Loan Commitment Agreement (provided that each Class of Incremental Term Loans shall have (I) an Incremental Term

Loan Maturity Date of no earlier than the B Term Loan Maturity Date and (II) a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the B Term Loans), (vii) the proceeds of all Incremental Term Loans shall be used only for the purposes permitted by Section 5.07, (viii) each Incremental Term Loan Commitment Agreement shall specifically designate, with the approval of the Administrative Agent, the Class of the Incremental Term Loan Commitments being provided thereunder (which Class shall be a new Class (i.e., not the same as any existing Class of Incremental Term Loans, Incremental Term Loan Commitments or other Term Loans) unless the requirements of paragraph (c) of this Section are satisfied); (ix) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) shall be Obligations and shall be secured by the Collateral, and guaranteed under the Guarantee Agreement, on a pari passu basis with all other Loans; (x) each Lender (or, in the circumstances contemplated by clause (xi) below, any other Person which will qualify as an Eligible Transferee) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Class specified in such Incremental Term Loan Commitment Agreement as provided in Section 2.01(b) and such Loans shall thereafter be deemed to be Incremental Term Loans under such Class for all purposes of this Agreement and other Loan Documents, and (xi) if, within 5 Business Days after the Borrower has requested the then existing Lenders (other than those Lenders that are not then honoring their funding obligations hereunder) to provide Incremental Term Loan Commitments pursuant to this Section 2.05 the Borrower has not received Incremental Term Loan Commitments in an aggregate amount equal to that amount of Incremental Term Loan Commitments which the Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Borrower as provided below), then the Borrower may, with the approval of the Administrative Agent, request Incremental Term Loan Commitments from Persons which are Eligible Transferees in an aggregate amount equal to such deficiency (and with the fees to be paid to such Eligible Transferees to be no greater than those fees to be paid to (or which were offered to) the then existing Lenders providing (or which were requested to provide) Incremental Term Loan Commitments), and otherwise hereunder.

            (b) At the time of the provision of Incremental Term Loan Commitments pursuant to this Section 2.05, the Borrower, each other Loan Party, the Administrative Agent and each Lender or Eligible Transferee which agrees to provide an Incremental Term Loan Commitment (each, an "Incremental Term Loan Lender") shall execute and deliver to the Borrower and the Administrative Agent an Incremental Term Loan Commitment Agreement, appropriately completed (with the effectiveness of the Incremental Term Loan Commitment(s) provided therein to occur on the date set forth in such Incremental Term Loan Commitment Agreement upon the payment of any fees (including, without limitation, any fees payable pursuant to clause (II) of the immediately succeeding sentence) required in connection therewith, the satisfaction of the conditions set forth in this
Section 2.05 and the satisfaction of any other conditions precedent that may be set forth in such Incremental Term Loan Commitment Agreement). In addition, (x) on or prior to the effective date of the respective Incremental Term Loan Commitment Agreement, (I) the Borrower and its Subsidiaries shall have delivered such technical amendments, modifications and/or supplements to the Security Documents as are reasonably requested by the Administrative Agent to ensure that the additional Obligations to be incurred pursuant to the Incremental Term Loan Commitments are secured by, and entitled to the benefits of, the Security Documents, and each of the Lenders hereby agrees to, and authorizes the

Collateral Agent to enter into, any such technical amendments, modifications and/or supplements, (II) unless waived by the Administrative Agent, the Administrative Agent shall have received from the respective Incremental Term Loan Lender (or the Borrower, if so agreed between the Borrower and Incremental Term Loan Lender) the payment of a non-refundable fee of $3,500 for each Eligible Transferee which becomes a Lender pursuant to this Section 2.05, (III) the Administrative Agent shall have received from the president, any vice president or a Financial Officer of the Borrower a certificate stating that the conditions set forth in clauses (i) and (ii) of the first sentence of Section 2.05(a) have been satisfied, (IV) the Borrower shall have delivered to the Administrative Agent an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Loan Parties reasonably satisfactory to the Administrative Agent and dated such effective date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Effective Date pursuant to Section 4.01(b) as may be reasonably requested by the Administrative Agent, and such other matters as the Administrative Agent may reasonably request, (V) the Borrower and the other Loan Parties shall have delivered to the Administrative Agent such other officers' certificates, resolutions and evidence of good standing as the Administrative Agent shall reasonably request, and (VI) to the extent requested by such Incremental Term Loan Lenders, notes will be issued, at the Borrower's expense, to such Incremental Term Loan Lenders, to the extent needed to reflect the Incremental Term Loan Commitments and outstanding Incremental Term Loans made by such Incremental Term Loan Lenders, and (y) on or prior to each Incremental Term Loan Borrowing Date, the applicable conditions precedent set forth in Article IV shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement and, at such time, Schedule I shall be deemed modified to reflect the Incremental Term Loan Commitments of such Incremental Term Loan Lenders.

            (c) Notwithstanding anything to the contrary contained above in this Section 2.05, the Incremental Term Loan Commitments provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Commitment Agreement shall constitute a new Class of Term Loans, which shall be separate and distinct from the existing Classes of Term Loans under this Agreement (with a designation which may be made in letters (i.e., A, B, C, etc.), numbers (1, 2, 3, etc.) or a combination thereof (i.e., A-1, A-2, B-1, B-2, C-1, C-2, etc.), provided that, with the consent of the Administrative Agent, the parties to a given Incremental Term Loan Commitment Agreement may specify therein that the respective Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Class of Incremental Term Loans or to the outstanding Class of B Term Loans, in either case so long as the following requirements are satisfied:

            (i) the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Maturity Date as the Class of Term Loans to which the new Incremental Term Loans are being added, and shall have the same Applicable Rates applicable to such Class;

            (ii) the new Incremental Term Loans shall have the same Term Loan Scheduled Repayment dates as then remain with respect to the Class to which such new Incremental Term Loans are being added (with the amount of each Term Loan Scheduled Repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Class to which such new Incremental Term Loans are being added), thereby increasing the amount of each then remaining Term Loan Scheduled Repayment of the respective Class proportionately; and

            (iii) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.08, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans of the respective Class on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender will participate proportionately in each then outstanding Borrowing of Term Loans of the respective Class, and so that the existing Lenders with respect to such Class continue to have the same participation (by amount) in each Borrowing as they had before the making of the new Term Loans of such Class.

            To the extent the provisions of preceding clause (iii) require that Lenders making new Incremental Term Loans add same to then outstanding Borrowings of Eurodollar Loans, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Borrowings of Eurodollar Loans to which such new Incremental Term Loans are being added, and which will end on the last day of such then applicable Interest Period). In connection therewith, the Borrower may agree, in the respective Incremental Term Loan Commitment Agreement, to compensate the Lenders making the new Incremental Term Loans of the respective Class for funding Eurodollar Loans during an existing Interest Period on such basis as may be agreed by the Borrower and the respective Lender or Lenders.

            SECTION 2.06. LETTERS OF CREDIT. (a) GENERAL. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of LC Supportable Obligations and sellers of goods to the Borrower and its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Lenders, at any time and from time to time from and after the Effective Date until 30 days prior to the Revolving Maturity Date. All Letters of Credit shall be denominated in Dollars or an Alternate Currency and shall be issued on a sight basis only. It is acknowledged and agreed that (i) each of the letters of credit which were issued under the Existing Credit Agreements prior to the Effective Date and, in each case which remain outstanding on the Effective Date and are set forth on Schedule 2.06(a) (each such letter of credit, a "Rolled-In Letter of Credit" and, collectively, the "Rolled-In Letters of Credit") shall, from and after the Effective Date, constitute a Letter of Credit issued for the account of the Borrower (regardless of whether any such letter of credit was in fact originally issued for the account of a Subsidiary of the Borrower) for all purposes of this Agreement and shall, for purposes of paragraph (d) of this Section and Section 2.13(b), be deemed issued on the Effective Date. The stated amount of each Rolled-In Letter of Credit and the expiry date therefor is set forth on Schedule 2.06(a).

            (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. Whenever the Borrower requires the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), it shall give the

Administrative Agent (i) written notice in the form of Exhibit G (a "Letter of Credit Request") and (ii) to the extent requested by the respective Issuing Lender, an application for such Letter of Credit (it being understood that in the case of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreements submitted by the Borrower to, or entered into by the Borrower with, the respective Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control). Such Letter of Credit Request may be delivered by facsimile (or transmitted by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender). Upon receipt by the Administrative Agent of a written Letter of Credit Request pursuant to this paragraph (b) requesting the issuance of a Letter of Credit, in the event the Administrative Agent elects to issue such Letter of Credit, the Administrative Agent shall promptly so notify the Borrower thereof, and the Administrative Agent shall be the Issuing Lender with respect thereto. In the event that the Administrative Agent elects not to issue such Letter of Credit, the Administrative Agent shall promptly so notify the Borrower, whereupon the Borrower may request any other Issuing Lender to issue such Letter of Credit on the terms and conditions provided in this Section 2.06 by delivering to such Issuing Lender a copy of the applicable written Notice of Letter of Credit Request. Except with respect to trade letters of credit, in the event that all other Issuing Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, the Administrative Agent shall, subject to compliance with the provisions of this Section 2.06, be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto; PROVIDED that in the circumstances described above with respect to trade Letters of Credit JPMorgan Chase agrees to be the Issuing Lender with respect thereto, subject to compliance with the provisions of Section 2.06. Any Letter of Credit Request requesting the amendment, renewal or extension of an outstanding Letter of Credit shall identify the Letter of Credit to be amended, renewed or extended and such other information as shall be necessary to amend, renew or extend the respective Letter of Credit. All Letter of Credit Requests must be delivered to the Administrative Agent and the applicable Issuing Lender at least five Business Days in advance (or such shorter period as may be acceptable to the respective Issuing Lender) of the requested date the Letter of Credit is to be issued, amended, renewed or extended. The transmittal by the Borrower of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that (A) each of the conditions precedent as set forth in Section
4.02 have been satisfied and (B) after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $225,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments. The applicable Issuing Lender (if other than the Administrative Agent) shall not issue, amend, renew or extend any Letter of Credit unless it has obtained written approval to do so from the Administrative Agent. Upon the issuance of or amendment to any standby Letter of Credit, the applicable Issuing Lender shall notify the Borrower and the Administrative Agent, in writing of such issuance or amendment and the notice shall be accompanied by a copy of the issuance or amendment. Upon receipt of such notice, the Administrative Agent shall promptly notify the Lenders, in writing, of such issuance or amendment and if requested to do so by any Lender the Administrative Agent shall furnish such Lender with copies of such issuance or amendment. In the case of trade Letters of Credit, the applicable Issuing Lender shall provide the Administrative Agent, by facsimile on the first Business Day of each week, with a report detailing the daily aggregate outstanding trade Letters of Credit issued by such Issuing Lender for the previous calendar week.

            (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) in the case of standby Letters of Credit (x) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); PROVIDED that certain Rolled-in Letters of Credit may have expiry dates beyond the one year anniversary of the issuance thereof as set forth in Schedule 2.06(a) and (y) the date that is 10 Business Days prior to the Revolving Maturity Date and (ii) in the case of trade Letters of Credit (x) the date 180 days after the date of the issuance of such Letter of Credit and (y) the date that is 30 Business Days prior to the Revolving Maturity Date.

            (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Lender, the applicable Issuing Lender hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the applicable Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage from time to time of the aggregate amount (taking the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternate Currency) available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement (taking the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternate Currency) made by the applicable Issuing Lender and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) REIMBURSEMENT. If the applicable Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement (or the Dollar Equivalent thereof in the case of any LC Disbursement with respect to a Letter of Credit denominated in an Alternate Currency) not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement provided in paragraph (g) of this Section prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; PROVIDED that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an amount equal to such LC Disbursement (or the Dollar Equivalent thereof in the case of any LC Disbursement with respect to a Letter of Credit denominated in an Alternate Currency) and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving

Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Revolving Lenders and such Issuing Lender as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the applicable Issuing Lender for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

            (f) OBLIGATIONS ABSOLUTE. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Agents, the Lenders or the Issuing Lenders, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lenders; PROVIDED that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the respective Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision), such Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) DISBURSEMENT PROCEDURES. The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Revolving Lenders with respect to any such LC Disbursement.

            (h) INTERIM INTEREST. If any Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof (or the Dollar Equivalent of such unpaid amount in the case of an LC Disbursement in respect of any Letter of Credit denominated in an Alternate Currency) shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; PROVIDED that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph
(e) of this Section, then Section 2.14(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Lender shall be for the account of such Revolving Lender to the extent of such payment.

            (i) REPLACEMENT OF AN ISSUING LENDER. An Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to include such successor or any previous Issuing Lender, or such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative

Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in Dollars in cash up to 100% of the LC Exposure (as requested by the Administrative Agent or relevant Lenders, as the case may be) as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral (in an amount equal to 100% of the LC Exposure as of such date and any accrued and unpaid interest thereon) shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of
Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

            SECTION 2.07. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan (other than any Swingline Loan) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:30 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; PROVIDED that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Notice of Borrowing Request; PROVIDED that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Lender.

            (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, in each case for the first three days and at the interest rate otherwise applicable to ABR Loans for each day thereafter or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

            SECTION 2.08. INTEREST ELECTIONS. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type and Class specified in the applicable Notice of Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

            (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing (or by telephone promptly confirmed in writing) by the time that a Notice of Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such notification shall be irrevocable and shall be in writing (or by telephone promptly confirmed in writing) signed by the Borrower, in substantially the form of Exhibit H (the "Notice of Interest Election Request").

            (c) Each Notice of Interest Election Request shall specify the following information, which shall be consistent with the requirements of
Section 2.02 and paragraphs (f) and (g) of this Section:

            (i) the Borrowing to which such Notice of Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Notice of Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Notice of Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of a Notice of Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the Borrower fails to deliver a timely Notice of Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

            (f) A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

            (g) No Eurodollar Borrowings may be incurred prior to the fifth day following the Effective Date. Thereafter until the earlier of (i) the 90th day after the Effective Date and (ii) the Syndication Date, Interest Periods in respect of Eurodollar Borrowings shall be limited to one month Interest Periods, all of which shall begin and end on the same date (although Eurodollar Revolving Borrowings with one week Interest Periods may be incurred as otherwise permitted hereunder during any such one month Interest Period so long as the end of each such one week Interest Period ends on the last day as the relevant one month Interest Period for all Eurodollar Borrowings then in effect).

            SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, (i) all of the B Term Loan Commitments shall terminate upon the earlier of (x) the incurrence of the B Term Loans hereunder on the Effective Date and (y) 5:00 p.m., New York City time, on the Effective Date,
(ii) all of the Commitments shall terminate on September 18, 2002 if the Effective Date and initial borrowing hereunder shall not have occurred on or prior to such date and (iii) unless the Required Lenders otherwise agree in writing (in their sole discretion), all of the Commitments shall terminate upon the occurrence of a Change of Control.

            (b) The Total Incremental Term Loan Commitment of a given Class shall (i) be permanently reduced (x) on each Incremental Term Loan Borrowing Date in respect of such Class in an amount equal to the aggregate principal amount of Incremental Term Loans of such Class incurred on each such date, (ii) terminate in its entirety (to the extent not theretofore terminated) on the respective Incremental Term Loan Commitment Termination Date (after giving effect to any Incremental Term Loans to be made on such date) and (iii) prior to the termination of the Total Incremental Term Loan Commitment in respect of such Class, be permanently reduced from time to time to the extent required by
Section 2.12(g).

            (c) The Revolving Commitments shall terminate in their entirety on the Revolving Maturity Date.

            (d) The Borrower may at any time terminate, or from time to time reduce, the then outstanding Commitments of any Class; PROVIDED that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.12, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

            (e) The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under paragraph (d) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

            (f) Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

            SECTION 2.10. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.11 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the seventh Business Day after the date on which such Swingline Loan is made or, if earlier, the fifth day prior to the Revolving Maturity Date.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein (although in the case of any conflict between determinations made pursuant to paragraphs (b) and (c), determinations made pursuant to paragraph (c) shall control); PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.11. AMORTIZATION OF TERM LOANS. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay B Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 2.12(a) and 2.12(g), a "B Term Loan Scheduled Repayment"):

            Date                                              Amount
            ----                                              ------
            September 30, 2002                            $    1,062,500
            December 31, 2002                             $    1,062,500
            March 31, 2003                                $    1,062,500
            June 30, 2003                                 $    1,062,500
            September 30, 2003                            $    1,062,500
            December 31, 2003                             $    1,062,500
            March 31, 2004                                $    1,062,500
            June 30, 2004                                 $    1,062,500
            September 30, 2004                            $    1,062,500
            December 31, 2004                             $    1,062,500

            Date                                              Amount
            ----                                              ------
            March 31, 2005                                $    1,062,500
            June 30, 2005                                 $    1,062,500
            September 30, 2005                            $    1,062,500
            December 31, 2005                             $    1,062,500
            March 31, 2006                                $    1,062,500
            June 30, 2006                                 $    1,062,500
            September 30, 2006                            $    1,062,500
            December 31, 2006                             $    1,062,500
            March 31, 2007                                $    1,062,500
            June 30, 2007                                 $    1,062,500
            September 30, 2007                            $  100,937,500
            December 31, 2007                             $  100,937,500
            March 31, 2008                                $  100,937,500
            B Term Loan Maturity Date                     $  100,937,500

            (b) The Borrower shall be required to make, with respect to each Class of Incremental Term Loans, to the extent then outstanding, scheduled amortization payments of such Class of Incremental Term Loans on the dates and in the principal amounts set forth in the respective Incremental Term Loan Commitment Agreement (each such repayment, as the same may be reduced as provided in Sections 2.12(a) and 2.12(g), an "Incremental Term Loan Scheduled Repayment" and, together with the B Term Loan Scheduled Repayments, the "Term Loan Scheduled Repayments"); PROVIDED that, if any Incremental Term Loans are incurred which will be added to (and form part of) an existing Class of Term Loans, the amount of the then remaining Term Loan Scheduled Repayments of the respective Class shall be proportionally increased (with the aggregate amount of increases to the then remaining Term Loan Scheduled Repayments of such Class to equal the aggregate principal amount of such new Incremental Term Loans then being incurred) in accordance with the requirements of clause (ii) of Section 2.05(c).

            (c) To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date therefor.

            SECTION 2.12. PREPAYMENT OF LOANS. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section and payment of any related amounts owing pursuant to Section 2.17.

            (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Asset Disposition, the Borrower shall, within 10 Business Days after such Net Proceeds are received, (x) in the case of any Asset Disposition which utilizes, and to the extent same utilizes, the Additional Asset Sale Basket Amount, apply an amount equal to 100% of the Net Proceeds therefrom (i) first, to repay outstanding principal of Revolving Loans (with no corresponding reduction to the Revolving Commitments) (although, for all repayments made after the Effective Date pursuant to this clause (x), not more than $100 million in the aggregate may be applied pursuant to this subclause

(i)), (ii) second, to repay principal of then outstanding Term Loans and (iii) third, to repay any other then outstanding Revolving Loans and Swingline Loans (with no corresponding reduction to the Revolving Commitments), or (y) in the case of any Asset Disposition to the extent not covered by preceding clause (x), prepay outstanding Term Loans in an aggregate amount equal to 100% of such Net Proceeds; PROVIDED that (i) if a Specified Default then exists or will exist immediately after giving effect to the respective Asset Disposition, the Borrower shall make the prepayments required by clause (x) or (y) above, as the case may be, immediately after receipt of any such Net Proceeds, (ii) so long as no Specified Default then exists, with respect to no more than $25,000,000 of cash proceeds in any fiscal year of the Borrower which would otherwise be required to be applied to the repayment of Loans pursuant to preceding clause
(y), the Borrower shall not be subject to the obligation to make the prepayments otherwise required pursuant to clause (y) above if within 350 days after the receipt thereof, the Borrower reinvests such Net Proceeds in capital assets and
(iii) in the case of any Asset Disposition of the type described in clause (c) of the definition thereof, so long as no Specified Default then exists the Borrower shall not be subject to the obligation to make the prepayments otherwise required pursuant to clause (y) above if within such 10 Business Days the Borrower notifies the Administrative Agent that it intends to use such Net Proceeds to replace or restore the assets subject to the events described in clause (c) in the definition of Asset Disposition within 350 days after the receipt thereof, and within such 350-day period the Borrower delivers to the Administrative Agent a notice certifying that such Net Proceeds have in fact been so applied to restore or replace such assets. If the Borrower gives a notice pursuant to clause (ii) or (iii) of the proviso contained in the preceding sentence and the respective Net Proceeds are not reinvested within the 350-day period referred to in such clause, the Borrower shall forthwith apply such Net Proceeds to prepay outstanding Term Loans in accordance with Section 2.12(g). Without limiting the foregoing provisions of this paragraph (b), if any Asset Disposition, Asset Sale (as defined in any Existing Note Indenture or the New Senior Note Indenture) or similar event occurs and as a result thereof (after giving effect to any reinvestment by the Borrower of the proceeds of any such event) any obligation would arise on the part of the Borrower or any Subsidiary to offer to purchase any Existing Notes, any New Senior Notes or any Indebtedness issued pursuant to Section 6.03(a)(iv) or (v) (or any permitted refinancing of any of the foregoing), then before any such obligation arises, the Borrower shall prepay then outstanding Term Loans and, after all outstanding Term Loans have been repaid in full, permanently reduce the total Revolving Commitments (and repay corresponding outstandings) in such amount as is necessary so that no obligation to make any such offer to purchase at any time arises.

            (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of property or assets sold or otherwise disposed of in connection with a Permitted Note Sale or a Sale-Leaseback Transaction, the Borrower shall, within 10 days after such Net Proceeds are received, prepay Revolving Loans (with no corresponding reduction to the Revolving Commitments) in an amount equal to 100% of such Net Proceeds.

            (d) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any incurrence of Indebtedness (other than Indebtedness permitted to be incurred under clauses (i)-(iii), inclusive, and clauses (vi) through (xvi), inclusive, of Section 6.03(a) as same is in effect on the Effective Date), the Borrower shall, on the date such Net Proceeds are received, apply an amount equal to such Net

Proceeds (i) first, to prepay the principal of outstanding Term Loans (to the extent then outstanding) and (ii) second, to the extent in excess thereof, to prepay principal of outstanding Revolving Loans and/or Swingline Loans to the extent then outstanding (with no corresponding reduction to the Revolving Commitments); PROVIDED that to the extent any Net Proceeds are received from any issuance of Indebtedness pursuant to Section 6.03(a)(iv) and/or (v) which are to be used (substantially concurrently with the receipt thereof) to finance or to pay the purchase consideration in connection with an Acquisition identified in writing by the Borrower to the Administrative Agent, the Net Proceeds to be applied for such purpose may be so applied and, to such extent, no repayment will be required pursuant to this Section 2.12(d) as a result of the receipt of such Net Proceeds.

            (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings of the respective Class to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section.

            (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, on the Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment required by reason of any Asset Disposition or series of related Asset Dispositions for Net Proceeds in excess of $25,000,000, a reasonably detailed calculation of the amount of such prepayment; PROVIDED that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Each repayment or prepayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.14.

            (g) Any amount required to be applied pursuant to Section 2.12(b) or (d) shall be applied as mandatory repayments of Term Loans and/or Revolving Loans and Swingline Loans (with no corresponding reduction to the Revolving Commitments) as provided in the respective such Section, with any proceeds in excess of amounts required to be applied pursuant to the respective such Section to be retained by the Borrower. The amount to be applied to repay principal of outstanding Term Loans shall, whether pursuant to a voluntary prepayment under paragraph (a) of this Section or a mandatory repayment under paragraphs (b) or
(d) of this Section, be allocated among each of the Classes of the then outstanding Term Loans on a pro rata basis (based upon the relative outstanding principal amounts of such Classes of Term Loans), and with the amount allocated to each such Class of Term Loans to be applied to reduce the then remaining Term Loan Scheduled Repayments of each such Class of Term Loans on a pro rata basis (based upon the then remaining principal amounts of such Term Loan Scheduled Repayments of such Class of Term Loans after giving effect to all prior reductions thereto).

            (h) On any day on which the total Revolving Exposure (calculated taking the Dollar Equivalent of any then outstanding Letters of Credit denominated in an Alternate Currency) exceeds the total Revolving Commitments, the Borrower shall prepay on such date the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the total LC Exposure exceeds the total Revolving Commitments at such time, the Borrower shall pay to the Administrative Agent on such day an amount of cash and/or Temporary Cash Investments equal to the amount of such excess up to a maximum amount equal to the total LC Exposure at such time, with such cash and/or Temporary Cash Investments to be held as security for the obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent on terms reasonably satisfactory to it.

            SECTION 2.13. FEES. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender (other than a Defaulting Lender) a commitment fee, which shall accrue at the Applicable Commitment Fee Percentage on the daily unused amount of each Commitment of such Revolving Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the last Business Day in September 2002. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of determining the unused portion of the Revolving Commitments, the Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Revolving Lender (and the Swingline Exposure of such Revolving Lender shall be disregarded for such purpose).

            (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate for Eurodollar Revolving Loans on the daily amount of such Revolving Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender's Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to each Issuing Lender a fronting fee, which shall accrue at the rate of 1/8 of 1% per annum on the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, PROVIDED that in no event shall the minimum amount of fronting fees payable in any twelve-month period for any Letter of Credit be less than $500 (it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of fronting fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof) and
(iii) each Issuing Lender such Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Except as otherwise provided in the proviso to clause (ii) of the preceding sentence, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after September 30, 2002; PROVIDED that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Lender pursuant to this paragraph shall be payable within five days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) The Borrower agrees to pay to each Joint Lead Arranger, Joint Book Manager and Agent, for its respective account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the respective Joint Lead Arranger, Joint Book Manager and Agent.

            (d) The Borrower agrees to pay to the Incremental Term Loan Lenders, for their own account, such fees as may be separately agreed to with such Incremental Term Loan Lenders pursuant to the relevant Incremental Term Loan Commitment Agreement and in accordance with this Agreement.

            (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Lender, Joint Lead Arranger, Joint Book Manager and other Agent, in the case of fees payable to such Person) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable.

            SECTION 2.14. INTEREST. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate, each as in effect from time to time.

            (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate in effect from time to time.

            (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any

Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

            (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (e) All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate (as in effect from time to time) and applicable Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.15. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

            (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; PROVIDED that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

            SECTION 2.16. INCREASED COSTS. (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Lender; or

            (ii) impose on any Lender, any Issuing Lender, the London interbank market or other relevant interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered; PROVIDED, that no Lender or Issuing Lender shall be entitled under this paragraph to receive compensation for any Excluded Taxes paid by it. The preceding sentence shall not apply to increased costs with respect to Taxes which are addressed in Section 2.18.

            (b) If any Lender or Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or the Commitments of, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Lender's policies and the policies of such Lender's or Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender's or Issuing Lender's holding company for any such reduction suffered.

            (c) A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.17. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, then, in any such event, the Borrower shall compensate each Lender for the economic loss, cost and expense (but not for loss of profits) attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.18. TAXES. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. If any amounts are payable in respect of Indemnified Taxes or Other Taxes pursuant to the preceding sentence, then the Borrower shall be obligated to reimburse the Administrative Agent or the respective Lender or Issuing Lender (as the case may be), within ten (10) days after the written request of the Administrative Agent, or such respective Lender or Issuing Lender (as the case may be), for taxes imposed on or measured by the net income of the Administrative Agent or such respective Lender or Issuing Lender (as the case may be) pursuant to the laws of the jurisdiction in which the Administrative Agent or such respective Lender or Issuing Lender (as the case may be) is organized or in which the principal office or applicable lending office of the Administrative Agent or such respective Lender or Issuing Lender (as the case may be) is located or under the laws of any political subdivision or taxing authority thereof or therein and for any withholding of taxes as the Administrative Agent or such respective Lender or Issuing Lender shall determine are payable by, or withheld from, the Administrative Agent or such respective Lender or Issuing Lender (as the case may be) in respect of such amounts which are attributable to the increase in the sum payable as described in clause (i) of the preceding sentence so paid to or on behalf of the

Administrative Agent or such respective Lender or Issuing Lender (as the case may be) pursuant to clause (i) of the preceding sentence and in respect of any amounts paid to or on behalf of the Administrative Agent or such respective Lender or Issuing Lender (as the case may be), pursuant to this sentence.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate, receipt or other document as to the amount of such payment or liability delivered to the Borrower by a Lender or Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Lender, shall be conclusive absent manifest error.

            (d) Within 45 days after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Each Foreign Lender agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Foreign Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 9.04 (unless the respective Foreign Lender was already a Foreign Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Foreign Lender,
(i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Foreign Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, or (ii) if the Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit I (any such certificate, a "Section 2.18(e) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Foreign Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement. In addition, each Foreign Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower or the

Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 2.18(e) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Foreign Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate. If a Foreign Lender is unable to deliver any such Form or Certificate described in the immediately preceding sentence solely because a change, subsequent to the date on which such Foreign Lender becomes a party to this Agreement, in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Indemnified Taxes causes such Foreign Lender to be legally unable to deliver such Form or Certificate, such Foreign Lender shall not be required to deliver any such Form or Certificate pursuant to this
Section 2.18(e) during such period that such change causes such Foreign Lender to be legally unable to deliver such Form or Certificate. Notwithstanding anything to the contrary contained in this Section 2.18, the Borrower agrees to pay additional amounts and to indemnify each Foreign Lender in the manner set forth in Section 2.18(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Indemnified Taxes deducted or withheld by it as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes.

            (f)   If the Borrower pays any additional amount under this Section
2.18 to or on behalf of the Administrative Agent, Lender or Issuing Lender and such Administrative Agent, Lender or Issuing Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Administrative Agent, Lender or Issuing Lender shall pay to the Borrower an amount that the Administrative Agent, Lender or Issuing Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Administrative Agent, Lender or Issuing Lender in such year as a consequence of such Tax Benefit; PROVIDED, HOWEVER, that (i) any Administrative Agent, Lender or Issuing Lender may determine, in its sole discretion consistent with the policies of such Administrative Agent, Lender or Issuing Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on an Administrative Agent, Lender or Issuing Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Administrative Agent, Lender or Issuing Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Administrative Agent, Lender or Issuing Lender has made a payment to the Borrower pursuant to this Section 2.18(f) shall be treated as a Tax for which the Borrower is obligated to indemnify such Administrative Agent, Lender or Issuing Lender pursuant to this Section 2.18 without any exclusions or defenses;
(iii) nothing in this Section 2.18(f) shall require Administrative Agent, Lender or Issuing the Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns); and (iv) no Administrative Agent, Lender or Issuing Lender shall be required to pay any amounts pursuant to this Section 2.18(f) at any time during which a Default exists.

            SECTION 2.19. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.16, 2.17 or 2.18, or otherwise, where time of payment has not been specified) prior to 12:30 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 90 Hudson Street, Fifth Floor, Jersey City, New Jersey 07302, except payments to be made directly to the applicable Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17, 2.18 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.06(d) or (e), 2.07(b), 2.19(d), 8.06
or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent pursuant to the Loan Documents for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.20. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) The Borrower may upon notice to any Lender and the Administrative Agent, require such Lender (the "Departing Lender") to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) (i) if the Departing Lender has requested compensation under Section 2.16, or the Borrower is required to pay any additional amount to such Lender or any Governmental Authority for the account of such Lender pursuant to Section 2.18, or such Lender has given a notice (which has not been rescinded) pursuant to Section 2.21, or such Lender is a Defaulting Lender or was at any time a Defaulting

Lender as a result of such Lender providing a notice described in clause (ii) of the definition of Lender Default which such Lender subsequently retracted; or
(ii) if the Required Lenders consent to such required assignment and delegation; PROVIDED that (x) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Lender and the Swingline Lender), which consent shall not unreasonably be withheld, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any assignment and delegation under clause (i) of this paragraph (b) if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

            SECTION 2.21. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR LOANS. In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its Eurodollar Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order enacted after the date hereof or (ii) has become impracticable, or would cause such Lender material hardship, in either such case as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter
(a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Loan then being requested by the Borrower pursuant to a Notice of Borrowing Request or a Notice of Interest Election Request, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) an Alternate Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Alternate Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Loan then being requested by the Borrower pursuant to a Notice of Borrowing Request or a Notice of Interest Election Request, the Borrower shall have the option to rescind such Notice of Borrowing Request or Notice of Interest Election Request as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.21 shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Loans in accordance with the terms of this Agreement. In the event that the circumstances described in the first sentence of this Section 2.21 giving rise to the limitation on incurrences of, or conversions into, Eurodollar Loans ceases to be in existence, the respective Lender shall notify the Borrower and the Agent of the same and the Borrower shall again be entitled to incur (including pursuant to conversions) from such Lender, Eurodollar Loans as otherwise provided in this Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Lenders that:

            SECTION 3.01. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Oklahoma, and the Borrower has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 3.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement and the other Transaction Documents to which it is a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any judgment, injunction, order or decree or any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement or material instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien (other than those contemplated by the Security Documents) on any asset of the Borrower or any of its Subsidiaries.

            SECTION 3.03. BINDING EFFECT. Each Loan Party has duly executed and delivered each of the Loan Documents to which it is party, and each such Loan Document constitutes each such Loan Party's legal, valid and binding obligation enforceable in accordance with its terms.

            SECTION 3.04. FINANCIAL INFORMATION. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 29, 2001, and the related consolidated statement of earnings and statement of cash flows for the fiscal year then ended, audited by Deloitte & Touche and set forth in the Borrower's annual report to the Securities and Exchange Commission on Form 10-K for such fiscal year, a copy of which has been delivered to each of the Lenders and the Administrative Agent, fairly present, in conformity with GAAP, the financial position of the Borrower and its Subsidiaries as of such date and their results or operations and cash flows for such fiscal year.

            (b) The unaudited condensed consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of April 20, 2002, and the related unaudited consolidated statement of earnings and condensed consolidated statement of cash flows for the 16 weeks then ended, set forth in the Borrower's quarterly report to the Securities and Exchange Commission on Form 10-Q for the fiscal quarter ended April 20, 2002, a copy of which has been delivered to each of the Lenders and the Administrative Agent, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in paragraph (a) of this Section (except for the omission of substantially all footnote disclosure as permitted by Regulation S-X promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended), the financial position of the Borrower and its Consolidated Subsidiaries as of such date and their results of operations and cash flows for such 16-week period (subject to normal year-end adjustments).

            (c) The pro forma consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of April 20, 2002 (after giving effect to the Transaction and the financing therefor) and the related pro forma consolidated statement of income of the Borrower for the 52-week period ended April 20, 2002 (after giving effect to the Transaction and the financing therefor), in each case as filed with the Securities Exchange Commission in the Borrower's Form 8-K dated June 12, 2002, copies of which have been furnished to the Lenders prior to the Effective Date, presents fairly in all material respects the pro forma consolidated financial position of the Borrower as of April 20, 2002 and the pro forma consolidated results of the operations of the Borrower for the period covered thereby. All of the foregoing pro forma financial statements have been prepared on a basis consistent with the historical financial statements of the Borrower referred to in paragraph (a) of this Section.

            (d) Since December 29, 2001, there has been no Material Adverse Effect.

            SECTION 3.05. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any Governmental Authority that draws into question the validity of any Loan Document or in which there is a reasonable possibility of an adverse decision that would be reasonably likely to result in a material adverse effect on the creditworthiness of the Borrower and its Subsidiaries taken as a whole (it being understood that disclosure of any action, suit or proceeding in any filing with the Securities and Exchange Commission will not, in and of itself, be deemed to establish a breach of this representation).

            SECTION 3.06. COMPLIANCE WITH ERISA. The Borrower, each Subsidiary and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with its terms and all applicable law, including without limitation, the presently applicable provisions of ERISA and the Code, with respect to each Plan. Neither the Borrower nor any Subsidiary nor any ERISA Affiliate has (i) sought a currently outstanding waiver of the minimum funding standard under Section 412 of the Code or Section 303 or 304 of ERISA in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any such Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. No Reportable Event has occurred. No Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization. No Plan has Unfunded Liabilities which, individually or when aggregated with the Unfunded Liabilities with respect to all other Plans, could reasonably be expected to have a Material Adverse Effect. Using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the withdrawal liability of the Borrower and its Subsidiaries and its ERISA Affiliates as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent extension of credit made pursuant to this Agreement, would not exceed $25,000,000. Except to the extent that any of the following, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement, the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or have any liabilities under any Plan.

            SECTION 3.07. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the Borrower reviews the effect of Environmental Laws which could reasonably be expected to have any material effect, individually or in the aggregate, on the business, property, assets, operations, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, in the course of which it evaluates associated liabilities and costs which it has identified (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by Environmental Laws or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

            SECTION 3.08. TAX RETURNS. The Borrower and its Subsidiaries have filed all United States federal income tax returns and all other material Tax returns that are required to be filed by them (the "Returns") and have paid all Taxes shown to be due and payable on such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries as a whole for the periods covered thereby. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate in all material respects. As of the Effective Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any United States federal or state income taxes relating to the Borrower or any of its Subsidiaries, except as could not reasonably be expected to result in a material liability of the Borrower and its Subsidiaries taken as a whole. As of the Effective Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of United States federal and state income taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations, except as could not reasonably be expected to result in a material liability of the Borrower and its Subsidiaries taken as a whole. None of the Borrower or any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction (it being understood that the representation contained in this sentence is not made as to any future tax liabilities of the Borrower or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business, and is not made as to any tax liability that may be allocated to the Borrower or any of its Subsidiaries pursuant to Section 11.5 of the Merger Agreement).

            SECTION 3.09. SUBSIDIARIES. (a) Each of the Guarantors, and each Subsidiary that is a Grantor, is a corporation or other business entity duly incorporated or organized (as the case may be), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as the case may be), and has all corporate or other relevant organizational powers and all material licenses, authorizations, consents and approvals of Governmental Authorities required to carry on its business as now conducted. The execution, delivery and performance by each Guarantor of the Transaction Documents to which it is party are within such Guarantor's corporate or other relevant organizational powers, have been duly authorized by all corporate or other organizational action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws (or equivalent organizational documents) of any such Guarantor or of any judgment, injunction, order or decree or any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement or material instrument binding upon the Borrower or any of its Subsidiaries, and will not result in the creation or imposition of any Lien (other than those contemplated by the Security Documents) on any asset of the Borrower or any of its Subsidiaries.

            (b) On the date hereof, the Borrower does not have any Subsidiaries other than the Subsidiaries set forth on Schedule 3.09, which sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary and identifies each Subsidiary that is a Guarantor or Grantor, in each case as of the date hereof.

            SECTION 3.10. NOT AN INVESTMENT COMPANY. Neither the Borrower nor any Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 3.11. NO CONFLICTING REQUIREMENTS. Neither the Borrower nor any Subsidiary is in violation of, or in default under, any provision of applicable law, rule or regulation, or of its certificate of incorporation or by-laws (or any equivalent organizational document) or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its properties, which violation or default could reasonably be expected to have consequences that would have a Material Adverse Effect.

            SECTION 3.12. DISCLOSURE. The material furnished to the Administrative Agent and the Lenders by, or on behalf and with the consent of, the Borrower and its Subsidiaries in connection with the negotiation, execution and delivery of this Agreement, and the transactions contemplated herein taken as a whole, and as supplemented from time to time prior to the date of this Agreement, does not, and all other written materials hereafter furnished by, or on behalf and with the consent of, the Borrower, will not, contain as of the date hereof, any untrue statement of a material fact and does not as of the date hereof (and will not as of the date of any materials hereafter furnished) omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made (or are made), not misleading. The projections and any appraisals provided by the Borrower to the Administrative Agent and the Lenders in connection herewith were prepared in good faith on the basis of information and assumptions that the Borrower believed to be reasonable as of the date such material was provided, and the Borrower believes that such assumptions are reasonable as of the date hereof.

            SECTION 3.13. SECURITY DOCUMENTS. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Creditors, a legal, valid and enforceable security interest in that portion of the Collateral covered in the Pledge Agreement and, upon the filing of UCC-1 Financing Statements in the required jurisdictions (which filings have been made or, if this representation and warranty is made on any date occurring prior to the tenth Business Day following the Effective Date will be made within ten Business Days following the Effective Date), the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Person.

            (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Creditors, a legal, valid and enforceable security interest in that portion of the Collateral covered in the Security Agreement and, upon the filing of UCC-1 Financing Statements in the required jurisdictions (which filings have been made or, if this representation and warranty is being made on any date occurring prior to the tenth Business Day following the Effective Date, will be made within 10 Business Days following the Effective Date), the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens on the Collateral expressly permitted by Section 6.01 and the Security Agreement.

            SECTION 3.14. PUBLIC UTILITY HOLDINGS COMPANY. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holdings Company Act of 1935, as amended.

            SECTION 3.15. LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries, or, to the Borrower's

Knowledge, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the Borrower's Knowledge, threatened against any of them,
(ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the Borrower's Knowledge, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question in existence with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.16. INDEBTEDNESS. Schedule 3.16 sets forth a true and complete list of all Indebtedness (including Guarantees but excluding surety bonds and Capital Lease Obligations and other individual items of Indebtedness in a principal amount less than $5,000,000) of the Borrower and its Subsidiaries as of the Effective Date and which is to remain outstanding after the transactions contemplated hereby, in each case showing the aggregate principal amount thereof as of the date set forth in such Schedule 3.16 and the name of the respective borrower and lender and any Loan Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

            SECTION 3.17. INSURANCE. Schedule 3.17 sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Effective Date, with the amounts insured (and any deductibles) set forth therein.

            SECTION 3.18. SUBORDINATION; DESIGNATION OF THE LOAN DOCUMENTS AS "SENIOR INDEBTEDNESS" AND "DESIGNATED SENIOR INDEBTEDNESS"; DESIGNATION OF THIS AGREEMENT AS THE "CREDIT AGREEMENT"; JUSTIFICATION OF INDEBTEDNESS INCURRED HEREUNDER; ETC. (a) The subordination provisions contained in the Subordinated Note Documents are enforceable against the Borrower, the Guarantors and the holders of the Subordinated Notes, and all Indebtedness of the Borrower or any Guarantor hereunder and under any Loan Document, including, without limitation, obligations to pay principal, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), premium, if any, reimbursement obligations under letters of credit, fees, expenses and indemnities, and all obligations under Hedging Agreements with respect hereto at any time outstanding is within the definition of "Senior Indebtedness" contained in each of the Subordinated
Note Indentures, and each of the Subordinated Note Indentures define "Designated Senior Indebtedness" to include "Senior Indebtedness" under this Agreement.

            (b) This Agreement is and, at all times prior to the date on which all Obligations shall have been repaid in full and the total Commitments have been terminated (and no further Commitments may be provided hereunder), will be, the only "Credit Agreement" under and as defined in each of the Existing Note Indentures and the New Senior Note Indenture.

            (c) On the Effective Date, the amount of indebtedness permitted to be incurred pursuant to (i) clause (a)(i) of the definition of "Permitted Indebtedness" contained in the 10-1/8% Senior Note Indenture is $1,000,000,000,
(ii) clause (i)(x) of the definition of

"Permitted Indebtedness" contained in the 10-5/8% Senior Subordinated Note Indentures is $821,605,975 and (iii) clause (a)(i) of the definition of "Permitted Indebtedness" contained in the 9-7/8% Senior Subordinated Note Indenture is $1,000,000,000.

            (d) (i) On the Effective Date, all Loans incurred on such date will be incurred pursuant to (A) the Consolidated Fixed Charge Coverage Ratio (as defined therein) test contained in Section 10.10 of the 10-5/8% Senior Subordinated Note Indentures and (B) the Consolidated Fixed Charge Coverage Ratio (as defined therein) test contained in Section 4.09 of the 9-7/8% Senior Subordinated Note Indenture and (ii) all Loans made and Letters of Credit issued hereunder shall be permitted pursuant to such Section 10.10 and 4.09 of the 10-5/8% Senior Subordinated Note Indenture and the 9-7/8% Senior Subordinated
Note Indenture, respectively.

            (e)   All Indebtedness incurred hereunder shall be permitted under
(i) the 10-1/8% Senior Note Indenture pursuant to the clause (a) of the definition of "Permitted Indebtedness" contained therein and (ii) the New Senior
Note Indenture pursuant to clause (a) of the definition of "Permitted Indebtedness" contained therein, and upon the incurrence of any Loan or the issuance of any Letter of Credit, the Borrower shall make such calculations necessary to confirm that any and all such Indebtedness may be incurred pursuant to each such aforementioned clauses. The provisions of this clause (e) shall not prevent the Borrower or any of the Guarantors from classifying or reclassifying any indebtedness (other than the Loans made, and Letters of Credit issued, hereunder) pursuant to any other clause of the definition of Permitted Indebtedness under the 10-1/8% Senior Note Indenture or the New Senior Note Indenture in accordance with the last paragraph of the definition of Permitted Indebtedness contained therein.

            (f) All incurrences of Loans and the issuance of all Letters of Credit as permitted under this Agreement are, and when incurred or issued will be, permitted under each of (and shall give rise to no breach or violation of any of) the Existing Note Indentures, the New Senior Note Documents and all documentation evidencing Later Maturing Indebtedness incurred pursuant to Sections 6.03(a)(iv), (v) and (xii).

            SECTION 3.19. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION); JURISDICTION OF ORGANIZATION; ETC. Schedule 3.19 attached hereto (as of the Effective Date or, if later, the date of the most recent update to such Schedule pursuant to Section 5.01(f) or 6.14) contains (i) the exact legal name of the Borrower and each Guarantor, (ii) the type of organization of the Borrower and each Guarantor, (iii) whether or not the Borrower and each Guarantor is a registered organization, (iv) the jurisdiction of organization of the Borrower and each Guarantor, (v) the Borrower's and each Guarantor's Location and (vi) the organizational identification number (if any) of the Borrower and each Guarantor. To the extent that the Borrower or any Guarantor does not have an organizational identification number on the date hereof and later obtains one, the Borrower or such Subsidiary Guarantor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents fully perfected and in full force and effect.

                                   ARTICLE IV

                                   CONDITIONS

            SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

            (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Agents and the Lenders and dated the Effective Date) of each of (i) Latham & Watkins, counsel for the Borrower, substantially in the form of Exhibit J, and (ii) such local counsel as may be requested by the Administrative Agent, which opinion shall cover matters as the Required Lenders or the Administrative Agent shall reasonably request.

            (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each of the Borrower and the Guarantors and the authorization of the transactions contemplated hereby, all in form and substance satisfactory to the Agents and their counsel.

            (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraph (i) of this Section 4.01 and paragraphs
      (a), (b) and (c) of Section 4.02.

            (e) The Agents shall have received all fees and other amounts due and payable on or prior to the Effective Date, including in the case of the Agents, to the extent invoiced, reimbursement or payment or all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Documents.

            (f) The Administrative Agent shall have received counterparts of the Pledge Agreement signed on behalf of the Borrower and each Subsidiary party thereto, together with stock certificates or other instruments (if any) representing all the Equity Interests pledged thereunder and stock powers or other instruments of transfer, endorsed in blank, with respect to such stock certificates and other equity interests.

            (g) The Administrative Agent shall have received counterparts of the Security Agreement signed on behalf of the Borrower and each Subsidiary party thereto, together with:

            (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

            (ii) results of a recent search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated in clause (i) above and in such other jurisdictions in which Collateral is located on the Effective Date which may be reasonably requested by the Administrative Agent, and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.01 and the Security Agreement or have been released.

            (h) The Administrative Agent shall have received counterparts of the Guarantee Agreement signed on behalf of the Borrower and each Subsidiary party thereto.

            (i) The Collateral Requirement and the Guarantee Requirement shall have been satisfied as of the Effective Date.

            (j) There shall have been delivered to the Administrative Agent true and correct copies of the Merger Documents, and all of the terms and conditions of the Merger Documents shall be in form and substance reasonably satisfactory to the Agents. All of the conditions precedent to the consummation of the Merger as set forth in the Merger Agreement shall have been satisfied (and not waived, unless consented to by the Agents) to the reasonable satisfaction of the Agents. The Merger shall have been consummated in accordance with the terms and conditions of the Merger Documents and all applicable laws. In addition, all assets acquired by the Borrower pursuant to the Merger shall be free and clear of any liens other than Liens permitted by Section 6.01 and the Security Agreement.

            (k) (i) The Borrower shall have received gross cash proceeds (calculated before underwriting fees) of at least $150,000,000 from the issuance of common equity securities (the "Common Equity Financing") PROVIDED that to the extent such gross cash proceeds are less than $250,000,000 the Borrower shall have issued sufficient New Senior Notes such that the gross cash proceeds (calculated before underwriting fees) received therefrom, together with the gross cash proceeds (calculated before underwriting fees) received from the Common Equity Financing is at least $350,000,000, and (ii) the Borrower shall have used the entire amount of such gross cash proceeds to make payments owing in connection with the Transaction prior to utilizing any proceeds of Loans for such purpose. There shall have been delivered to the Lenders true and correct copies of the Common Equity Financing Documents, and all of the terms and conditions of the Common Equity Financing Documents shall be reasonably satisfactory to the Agents and the Required Lenders.

            (l) (i) The Borrower shall have received gross cash proceeds (calculated before underwriting fees) of at least $100,000,000 from the issuance of the New Senior Notes, PROVIDED that to the extent that the Borrower has received less than $250,000,000 of gross cash proceeds (calculated before underwriting fees) from the Common Equity Financing, the Borrower shall have issued sufficient New Senior Notes such that the gross cash proceeds (calculated before underwriting fees) received therefrom, together with the gross cash proceeds (calculated before underwriting fees) received from the Common Equity Financing is at least $350,000,000, and (ii) the Borrower shall have used the entire amount of such gross cash proceeds to make payments owing in connection with the Transaction prior to utilizing any proceeds of Loans for such purpose. There shall have been delivered to the Lenders true and correct copies of the New Senior Note Documents, and all the terms and conditions of the New Senior Note Documents shall be reasonably satisfactory to the Agents and the Required Lenders.

            (m) The total commitments pursuant to each Existing Credit Agreement shall have been terminated, and all loans and notes with respect thereto shall have been repaid in full (together with interest thereon), all letters of credit issued thereunder shall have been terminated (or either incorporated as Letters of Credit hereunder or fully supported with Letters of Credit issued hereunder) and all other amounts (including premiums) owing pursuant to each Existing Credit Agreement shall have been repaid in full. The creditors (or the respective agent on behalf of such creditors) in respect of each Existing Credit Agreement shall have concurrently terminated and released all security interests in and Liens on the assets of the Borrower and its Subsidiaries created pursuant to the security documentation relating to each Existing Credit Agreement, and such creditors shall have returned all such assets to the Borrower or such Subsidiary, and the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the matters set forth in this paragraph (m) have been satisfied as of the Effective Date.

            (n) With respect to each series of certificates under the Core-Mark Receivables Facility, the Borrower shall have either (i) delivered to the Trustee and the Servicer under the Core-Mark Receivables Facility a notice of the redemption of all such outstanding certificates and deposited with the Trustee funds sufficient to redeem on the redemption date all outstanding certificates, with such redemption to be consummated within 90 days following the Effective Date or (ii) delivered a notice terminating the revolving credit facility thereunder, with all outstanding amounts thereunder to be repaid from the proceeds of accounts receivables securing the Core-Mark Receivables Facility within 180 days after the Effective Date.

            (o) The Borrower shall have (i) delivered an irrevocable notice of the redemption of all outstanding Core-Mark Bonds to the holders thereof and
(ii) shall have deposited with the Trustee under the Core-Mark Bond Indenture proceeds received from the Common Equity Financing sufficient to pay all outstanding principal of, and interest due on, the Core-Mark Bonds on the date of the redemption of the Core-Mark Bonds as the term pursuant to the Core-Mark Bond Indenture (which date shall be no later than the 60th day following the Effective Date). The Core-Mark Bond Indenture (and all obligations of Core-Mark thereunder) shall have been discharged in accordance with the provisions of Section 8.01(a) thereof. The Agents and the Required Lenders shall have received copies of an officer's certificate of the Borrower, an opinion of counsel and such other evidence reasonably requested by the Administrative Agent that the conditions set forth in this Section 4.01(o) have been satisfied.

            (p) Nothing shall have occurred (and no Agent nor the Required Lenders shall have become aware of any facts or conditions not previously known) which such Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, operations, liabilities, prospects or conditions (financial or otherwise) of Core-Mark and its Subsidiaries taken as a whole or of the Borrower and its Subsidiaries taken as a whole.

            (q) All necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the Transaction, the other transactions contemplated hereby and the granting of Liens under the Loan Documents shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Transaction Documents or otherwise referred to herein or therein. On the Effective Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Transaction Documents or otherwise referred to herein or therein.

            (r) On the Effective Date, there shall be no actions, suits or proceedings pending or, to the Borrower's Knowledge, threatened with respect to the Transaction, this Agreement or any other Transaction Document or which the Agents or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

            (s)   The Administrative Agent shall have received:

                  (i) a solvency certificate, dated the Effective Date, from the chief financial officer of the Borrower, in the form of Exhibit K; and

                  (ii) except with respect to insurance where the respective coverage is less than $5,000,000, certificates of insurance complying with the requirements of Section 5.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or as loss payee with respect to the Collateral, and stating that such insurance shall not be canceled without at least 30 days' prior written notice by the insurer to the Collateral Agent.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 12:00 noon, New York City time, on September 18, 2002 (and, in the event all such conditions are not so satisfied or waived, the Commitments of each Lender and the commitment of each Issuing Lender to issue Letters of Credit hereunder shall terminate at such time).

            SECTION 4.02. EACH BORROWING. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of such Borrowing), and of the Issuing Lenders to issue, renew, extend or amend so as to increase the stated amount of any Letter of Credit, is subject to the receipt of an appropriate Borrowing Request under Section 2.03 or request for issuance, renewal, extension or amendment of a Letter of Credit under Section 2.06, as the case may be, and to the satisfaction of the following conditions:

            (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects, and the representations and warranties of the Borrower and the other Loan Parties set forth in the other Loan Documents shall be true and correct in all material respects, on and as of the date of such Borrowing or the date of such issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

            (b) At the time of and immediately after giving effect to such Borrowing or such issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

            (c) The obligation of each Lender with a Revolving Commitment to make Revolving Loans and the Obligation of the Swingline Lender to make Swingline Loans shall be subject to the satisfaction of the condition that at the time of each such extension of credit and immediately after giving effect thereto the Borrower and its Subsidiaries shall not hold cash and Temporary Cash Investments in an aggregate amount (after giving effect to the incurrence of such extension of credit and the application of proceeds therefrom and any other cash or Temporary Cash Investments) on hand (to the extent such proceeds and/or other cash or Temporary Cash Investments are actually utilized by the Borrower and/or any Subsidiary on the respective date of incurrence of the respective extension of credit for a permitted purpose other than an investment in Temporary Cash Investments) in excess of $100,000,000; PROVIDED that for the purposes of determinations made pursuant to this paragraph (c) cash and Temporary Cash Investments will not include Restricted Cash.

            SECTION 4.03. INCREMENTAL TERM LOANS. The obligation of each Incremental Term Loan Lender to make Incremental Term Loans pursuant to Section 2.01(b) is subject to the satisfaction of all of the applicable conditions set forth in Sections 2.05 and 4.02.

Each Borrowing (other than any conversion or continuation of such Borrowing) and each such issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) and, in the case of Incremental Term Loan Borrowings, (d) of this Section.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

            SECTION 5.01. INFORMATION. The Borrower will deliver to the Administrative Agent (who will promptly make available to each of the Lenders):

            (a) as soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Deloitte & Touche or other independent public accountants of nationally recognized standing, which certification shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

            (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, (i) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter setting forth in comparative form the figures for the corresponding fiscal quarter of the Borrower's previous fiscal year and (ii) the related consolidated statement of earnings and cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter setting forth in comparative form the figures for the related periods in the previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles (except for the omission of substantially all footnote disclosure as permitted by Regulation S-X promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended) and consistency by the chief financial officer or the chief accounting officer of the Borrower;

            (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of a Financial Officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.08, 6.02, 6.03, 6.04, 6.06, 6.08, 6.09, 6.10
      and 6.11 on the date of such financial statements, (ii) setting forth in reasonable detail the calculations establishing that all Loans and Letters of Credit incurred hereunder were incurred in accordance with the requirements of the Existing Note Indentures and the New Senior Note Indenture, in each case in a manner consistent with the representations and warranties made pursuant to clauses (d), (e) and (f) of Section 3.18, (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (iv) setting forth (x) each Plan that has an Unfunded Liability (other than any such Plan which was previously disclosed on the Borrower's most recently filed Form 10-K) and (y) any material increase in the Unfunded Liabilities of any Plan previously disclosed on the Borrower's most recently filed Form 10-K and any Plan disclosed by the Borrower pursuant to preceding clause (x);

            (d) simultaneously with the delivery of each set of financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants that audited such statements, which audit shall be in accordance with generally accepted auditing standards, (i) stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations establishing whether the Borrower was in compliance with Sections 6.08 through 6.11, inclusive, set forth in the officer's certificate delivered simultaneously therewith pursuant to paragraph (c) above;

            (e) no later than 60 days following the first day of each fiscal year of the Borrower (commencing with its fiscal year commencing in 2003), a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets for the Borrower and its Subsidiaries on a consolidated basis prepared by the Borrower (i) for each quarter of such fiscal year prepared in detail and (ii) for each immediately succeeding fiscal year through and including the fiscal year in which the then latest Maturity Date occurs, prepared in summary form, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based;

            (f) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate either (i) certifying that no changes are required to be made to Schedules
      3.09 and 3.19, Annex C of the Security Agreement or Annexes A through F of the Pledge Agreement, in each case so as to make the information set forth therein accurate and complete as of the date of such certificate or (ii) to the extent such information is no longer accurate and complete as of such date, (x) setting forth in reasonable detail all information necessary to make all such Schedules and Annexes accurate and complete (at which time such Schedules and/or such Annexes, as the case may be, shall be deemed to be modified to reflect such information) and (y) certifying that all action required to be taken pursuant to the Security Agreement and the Pledge Agreement as a consequence of the changes giving rise to the update of said Schedules and/or Annexes as provided above has been taken;

            (g) within five Business Days after the obtaining of the Borrower's Knowledge of any Default, a certificate of the chief financial officer, treasurer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

            (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) that the Borrower shall have filed with the Securities and Exchange Commission;

            (j) if and when the Borrower, any Subsidiary or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any Reportable Event, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standing under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
      Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; (vii) receives notice that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan or Multiemployer Plan, a copy of such notice; or (viii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or makes any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, treasurer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower, the applicable Subsidiary or applicable ERISA Affiliate is required or proposes to take; and

            (k) from time to time such additional information regarding the condition (financial or otherwise), business or affairs of the Borrower as the Administrative Agent, at the request of any Lender, may reasonably request.

            SECTION 5.02. PAYMENT OF OBLIGATIONS. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective obligations and liabilities except where the same may be contested in good faith by appropriate proceedings or where the failure to do so would not result in a Material Adverse Effect, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any and all of the same. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower or any of its Subsidiaries; PROVIDED that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

            SECTION 5.03. MAINTENANCE OF PROPERTY; INSURANCE. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a Material Adverse Effect.

            (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general areas by companies of established repute engaged in the same or a similar business; and will furnish to the Administrative Agent upon its request (for distribution to the Lenders), information presented in reasonable detail as to the insurance so carried.

            SECTION 5.04. MAINTENANCE OF EXISTENCE. The Borrower will preserve, renew and keep in full force and effect, and, except as permitted by Section 6.02, will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; PROVIDED that a Reincorporation Merger shall be permitted in accordance with the provisions of Section 6.02(k).

            SECTION 5.05. COMPLIANCE WITH LAWS. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith or the resultant penalty, fine or cost for non-compliance is contested in good faith by appropriate proceedings and the Borrower or the respective Subsidiary has maintained adequate reserves as required by GAAP with respect thereto or (ii) the failure to do so would not have a Material Adverse Effect.

            SECTION 5.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS; COLLATERAL AUDITS. (a) The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of the Administrative Agent (at the Borrower's expense) or any Lender (at such Lender's expense) to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be requested; PROVIDED that this section shall not be construed to require the Borrower to waive or cause to be waived any attorney-client privilege applicable to information in the Borrower's or a Subsidiary's possession. Each Lender agrees to maintain in confidence (in accordance with the provisions of Section 9.12) any information clearly identified in writing by the Borrower or any Subsidiary as trade secrets or proprietary information which such Lender may obtain as a result of the inspections, examinations and discussions undertaken pursuant to this Section.

            (b) Upon the request of any Joint Book Manager or the Required Lenders (and at the Borrower's expense), which request shall be made no more than once a year unless a Specified Default exists, an audit of the Collateral, which audit (including the scope thereof) shall be reasonably acceptable to, and performed by an auditor satisfactory to, the Joint Book Managers.

            SECTION 5.07. USE OF PROCEEDS. (a) All proceeds of the B Term Loans will be used by the Borrower to finance, in part, the Transaction and to pay the fees and expenses related thereto (although no such proceeds shall be used to finance the redemption of the Core-Mark Bonds).

            (b) All proceeds of the Revolving Loans and the Swingline Loans will be used for the working capital, Capital Expenditures and general corporate purposes of the Borrower and its Subsidiaries; PROVIDED that up to, but no more than, $200,000,000 of Revolving Loans may be used by the Borrower to finance, in part, the Transaction and to pay the fees and expenses related to the Transaction (although no such proceeds shall be used to finance the redemption of the Core-Mark Bonds).

            (c) All proceeds of the Incremental Term Loans will be used (i) to finance Acquisitions, (ii) to repay, redeem or repurchase outstanding Indebtedness to the extent same are permitted under Section 6.03(b) and to pay fees and expenses in connection with clauses (i) and (ii), and (iii) to repay outstanding Revolving Loans.

            (d) No portion of any Loans (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the extension of any other credit pursuant to this Agreement will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            SECTION 5.08. GUARANTEE REQUIREMENT; COLLATERAL REQUIREMENT; FURTHER ASSURANCES. (a) If at any date the Guarantee Requirement is not met, the Borrower will promptly (and, in any event, within 30 calendar days thereafter) cause one or more Subsidiaries that are not then Guarantors to become parties to the Guarantee Agreement so as to cause the Guarantee Requirement to be met; PROVIDED that if any Subsidiary is required to become a Guarantor pursuant to the second sentence of the definition of Guarantee Requirement contained herein, each such Subsidiary shall be required to become party to the Guarantee Agreement prior to, or concurrently with, its provision of any guarantee which requires it to become a Guarantor pursuant to the second sentence of the definition of Guarantee Requirements contained herein.

            (b) If at any date the Collateral Requirement is not met, the Borrower will promptly (and, in any event, within 30 calendar days thereafter) take and cause the Subsidiaries to take all such actions as shall be necessary, or as the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, to cause the Collateral Requirement to be met; PROVIDED that if the Collateral Requirement would not be met as a result of any transfer of assets to, or investment in, any Subsidiary, the Collateral Requirement shall instead be required to be satisfied on the date of the respective such transfer or investment.

            (c) The Borrower will, and will cause each Subsidiary to (i) cause each landlord in respect of real property (other than landlords in respect of retail locations) leased by the Borrower or such Subsidiary (other than pursuant to assumed or acquired leases) after the Effective Date to enter into a Landlord-Lender Agreement and each mortgagee in respect of any real property owned by the Borrower or such Subsidiary that is subjected to a mortgage (other than assumed or acquired mortgages) after the Effective Date to enter into a Mortgagee Agreement and (ii) use commercially reasonable efforts (which shall not include the payment of any amount other than nominal amounts) to cause each landlord in respect of real property (other than landlords in respect of retail locations) of the Borrower or such Subsidiary leased pursuant to leases entered into prior to the Effective Date (or assumed or acquired after the Effective
Date) to enter into a Landlord-Lender Agreement and each mortgagee of any real property owned by the Borrower or such Subsidiary that was subjected to a mortgage prior to the Effective Date (or assumed or acquired after the Effective
Date) to enter into a Mortgagee Agreement.

            (d) The Borrower will, and will cause each Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to grant, confirm, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents. Such security interests and Liens shall be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this paragraph (d). The Borrower shall provide from time to time such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest.

            SECTION 5.09. CORE-MARK RECEIVABLES FACILITY. On or prior to the respective date therefor determined in accordance with the elections made by the Borrower as contemplated in Section 4.01(n), all commitments pursuant to the Core-Mark Receivables Facility Documents shall have been terminated and all outstanding loans and other amounts with respect thereto shall have been repaid in full as contemplated in Section 4.01(n). In addition, on or prior to such date, all security interests in and Liens on the assets of CM Capital and each other Loan Party created pursuant to the Core-Mark Receivables Facility Documents shall have been released, and the trustee under the Core-Mark Receivables Facility shall have transferred all such remaining assets to CM Capital, and the Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it, that the matters set forth in this
Section 5.09 have been satisfied as of such date.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Lenders that:

            SECTION 6.01. LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a)   Liens created under the Loan Documents;

            (b)   Liens existing on the date hereof and described in Schedule
      6.01 hereto (without giving effect to any extension or renewal thereof except as permitted under paragraph (g) of this Section); PROVIDED that if
      Schedule 6.01 provides a date by which any such Lien must be released, the respective Lien shall not be permitted to exist after such date;

            (c) any Lien existing on any asset of any Person at the time (if after the date hereof) such Person becomes a Consolidated Subsidiary and not created in contemplation of such event so long as (x) any Indebtedness secured by such Lien is permitted under Section 6.03(a)(ix) or (x) and (y) such Lien does not extend to any other asset or property of the Borrower or any of its Subsidiaries;

            (d) any Lien on any asset securing Indebtedness incurred or assumed (after the date hereof) for the purpose of financing all or any part of the cost of acquiring or constructing such asset (other than any Lien on Inventory or other Collateral), PROVIDED that such Lien attaches to such asset concurrently with or within 180 days after the acquisition or completion of construction thereof and does not extend to any other asset or property of the Borrower or any of its Subsidiaries;

            (e) any Lien on any asset of any Person existing at the time (if after the date hereof) such Person is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event so long as (x) any Indebtedness secured by such Lien is permitted under Section 6.03(a)(ix) or (x) and (y) such Lien does not extend to any other asset or property of the Borrower or any of its Subsidiaries;

            (f) any Lien existing on any asset prior to the acquisition thereof (if after the date hereof) by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition so long as any Indebtedness secured by such Lien is permitted under Section 6.03(a)(ix) or (x);

            (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses (b) through (f) of this Section, PROVIDED that such Indebtedness (i) is not increased above the amount thereof at the time of any such refinancing, extension, renewal or refunding other than by an amount equal to any premium actually paid in connection with such refinancing, extension, renewal or refunding plus any reasonable financing fees, (ii) is not secured by any additional assets and (iii) except as otherwise expressly permitted in clause (E) of the proviso to Section 6.03(a)(xii), is not provided any additional Guarantees or credit support by the Borrower or any Subsidiary;

            (h) Liens arising in the ordinary course of its business (but not inconsistent with the Collateral Requirement) which (i) either (x) do not secure Indebtedness or Hedging Agreements, (y) are statutory Liens or (z) apply to equipment purchased pursuant to a title retention document and
      (ii) either (x) do not in the aggregate materially detract from the value of the assets of the Borrower or the respective Subsidiary or materially impair the use thereof in the operation of its business or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

            (i) Liens (but not inconsistent with the Collateral Requirement) in favor of the Borrower or another Consolidated Subsidiary that is a Guarantor;

            (j) Liens (on the property subject to the respective capital lease) securing Capital Lease Obligations incurred by the Borrower or any Subsidiary to the extent such Capital Lease Obligations are permitted under Section 6.03(a)(viii);

            (k) any Lien on any Financing Note transferred pursuant to a Permitted Note Sale so long as such Lien does not extend to any other assets or property of the Borrower or any of its Subsidiaries;

            (l) Liens arising in connection with, and on the property subject to, Sale-Leaseback Transactions consummated in accordance with the terms set forth in the definition thereof so long as such Lien does not extend to any other asset or property of the Borrower or any of its Subsidiaries;

            (m) Liens existing pursuant to the Core-Mark Receivables Facility Documents, but only until the fifth Business Day after the earlier of (i) the 180th day following the Effective Date and (ii) the date of termination of the Core-Mark Receivables Facility;

            (n)   Liens on proceeds from Indebtedness incurred pursuant to
      Section 6.03(a)(xii) that have been deposited as contemplated in clause
      (B) of the proviso contained therein, but only for so long as the time period contemplated in such proviso;

            (o) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with (x) the ordinary conduct of the business of the Borrower or any of its Subsidiaries or (y) the ability of the Collateral Agent to access the Collateral;

            (p) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default pursuant to clause (j) of Article VII so long as the aggregate fair market value (as determined in good faith by the Borrower) of all assets subject to such Liens does not exceed $15,000,000;

            (q) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment of borrowed money); PROVIDED that any consensual Liens as described above (x) shall not apply or attach to any of the Collateral and
      (y) shall not be secured at any time by cash, Temporary Cash Investments and/or other property with an aggregate fair market value in excess of $15,000,000; and

            (r) Liens (but not inconsistent with the Collateral Requirement) not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal or stated amount at any time outstanding not in excess of $25,000,000.

            SECTION 6.02. CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, of any Person, except that:

            (a) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

            (b) each of the Borrower and its Subsidiaries may sell obsolete, uneconomic, excess or worn-out equipment, materials or other assets (other than real property) in the ordinary course of business;

            (c) the Borrower and its Subsidiaries may sell assets (including the Equity Interests of any Subsidiary but only if 100% of the Equity Interests of such Subsidiary held by the Borrower and its other Subsidiaries are sold, but excluding Indebtedness or other obligations (other than real property leases) owed by the Borrower or any Subsidiary), so long as (i) in the event that the fair market value (as determined in good faith by the Borrower) of the assets the subject of such sale exceed $25,000,000, the Borrower is in compliance with Sections 6.09, 6.10 and
      6.11 on a Pro Forma Basis after giving effect thereto, (ii) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value therefor (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iv) the total consideration (taking the amount of cash and Temporary Cash Investments, and the fair market value (as determined by the Borrower in good faith) of all other consideration received by the Borrower or such Subsidiary) is at least 75% cash and is paid at the time of the closing of such sale, (v) the Net Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.12(b) and (vi) the aggregate amount of the proceeds (taking the amount of cash and Temporary Cash Investments, and the fair market value (as determined by the Borrower in good faith) of all other consideration) received from all assets sold pursuant to this clause
      (c) in any fiscal year of the Borrower shall not exceed $50,000,000; PROVIDED that the Borrower shall have an additional aggregate basket (for the period from the Effective Date until the termination of the covenants contained in this Article VI in accordance with the introductory paragraph hereof) for asset sales as described above (determining the aggregate proceeds therefrom as calculated above but net of amounts described in clause (iii) of the definition of Net Proceeds) in an amount equal to the Additional Asset Sale Basket Amount, which may be used by the Borrower so long as (w) at the time of any asset sale which utilizes, in whole or in part, the Additional Asset Sale Basket Amount (and immediately after giving effect thereto), no Default shall be in existence, (x) the Borrower notifies the Administrative Agent in writing, at the time of the consummation of any asset sale which will utilize the Additional Asset Sale Basket Amount of its election to justify same under the Additional Asset Sale Basket Amount (and showing in reasonable detail the required repayments pursuant to Section 2.12(b)), (y) the only assets sold pursuant to this proviso (and which utilize the Additional Asset Sale Basket Amount) shall be of the type set forth on Part II of Schedule 6.02(c) and
      (z) all repayments of Loans required pursuant to Section 2.12(b) are made at the time of any utilization of the Additional Asset Sale Basket Amount;

            (d) the Borrower and its Subsidiaries may sell real property and/or equipment the subject of Sale-Leaseback Transactions, in each case on the terms set forth in the definition thereof;

            (e) the Borrower and its Subsidiaries may sell Financing Notes in connection with Permitted Note Sales; PROVIDED that any residual liability incurred by the Borrower or any Subsidiary in connection therewith shall be permitted under Section 6.06(vi);

            (f) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing or factoring transaction;

            (g) each of the Borrower and its Subsidiaries may, in the ordinary course of business, grant licenses, sublicenses or leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, in each case so long as no such grant otherwise affects the Collateral Agent's security interest in the asset or property subject thereto;

            (h) (i) any Subsidiary of the Borrower may transfer assets to the Borrower or to any Wholly-Owned Domestic Subsidiary which is a Guarantor, so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and (ii) any Subsidiary of the Borrower that is not a Guarantor may transfer assets to another Subsidiary of the Borrower that is not a Guarantor;

            (i) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower or any Wholly-Owned Domestic Subsidiary which is a Guarantor so long as (i) in the case of any such merger, dissolution or liquidation involving the Borrower, the Borrower is the surviving corporation of any such merger, dissolution or liquidation (it being understood and agreed that the Borrower may not be liquidated or dissolved), (ii) in all other cases, the respective Guarantor is the surviving corporation of any such merger, dissolution or liquidation and
      (iii) in all cases, the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

            (j) until the earlier of (i) the 180th day following the Effective Date and (ii) the termination of the Core-Mark Receivables Facility as contemplated in Section 4.01(n), sales, contributions and other transfers pursuant to the terms of the Core-Mark Receivables Facility Documents shall be permitted;

            (k) upon not less than 10 days' prior written notice to the Administrative Agent, the Borrower may merge into a newly-formed corporation that has no assets (other than de minimis cash and assets of de minimis value contributed to such corporation in connection with its initial capitalization) or liabilities and is organized under the State of Delaware or another State of the United States of America reasonably acceptable to the Administrative Agent solely for the purposes of reincorporating the Borrower in such State (any such merger consummated pursuant to this clause (k), the "Reincorporation Merger"); PROVIDED that
      (i) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of the Borrower shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger) and
      (ii) the Borrower shall have taken all actions (including without limitation (x) providing the Administrative Agent with updated information to make Schedule 3.19 true and correct after giving effect to the Reincorporation Merger and (y) the filing of appropriate UCC-1 Financing Statements (or amendments to any existing Financing Statements)) required by law or reasonably requested by the Administrative Agent such that all such assets remain subject to the perfected security interests described in preceding clause (i);

            (l) the Borrower and its Subsidiaries may exchange assets with other Persons so long as (i) the Borrower or the respective Subsidiary acquires replacement assets having substantially the same fair market value (as determined in good faith by the Borrower) of the assets disposed in connection with such exchange and (ii) the aggregate fair market value (as determined in good faith by the Borrower) of all assets disposed of pursuant to such exchanges pursuant to this clause (l) does not exceed $50,000,000;

            (m) any Subsidiary of the Borrower having assets with the fair market value (as determined in good faith by the Borrower) of less than $50,000 may be liquidated so long as all residual assets remaining upon such liquidation (i.e., all assets remaining after satisfaction of the obligations owing by such Subsidiary to its creditors) are forthwith distributed by Dividends paid in accordance with Section 6.04(a) or (b); and

            (n) the Borrower and its Subsidiaries may effect Acquisitions in accordance with the requirements of Section 6.06(iii) and (vii).

Notwithstanding anything to the contrary contained above, so long as any of the Specified Restrictive Provisions remain in effect, the provisions of this
Section 6.02 shall not be violated by reason of (i) any sale, lease, transfer or other disposition (for purposes of this sentence, each a "transfer") of property by the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary which is a Wholly Owned Subsidiary (as defined in the Fleming Existing Credit Agreement), (ii) any transfer by any Restricted Subsidiary which is not a Designated Subsidiary (as defined in the Fleming Existing Credit Agreement) of any of its property to the Borrower or any Restricted Subsidiary,
(iii) any transfer by the Borrower or any Designated Subsidiary (as defined in the Fleming Existing Credit Agreement) to a Restricted Subsidiary which is not a Wholly Owned Subsidiary (as defined in the Fleming Existing Credit Agreement) of
(x) property in a transaction which does not involve a "substantial part" of the property of the Borrower and its Subsidiaries (as defined in the Fleming Existing Credit Agreement), it being understood and agreed that for purposes of this clause (x) a transfer of the property of the Borrower or a Subsidiary shall be deemed to be a "substantial part" of such property if the amount of property proposed to be disposed of when added to the amount of all other property transferred (other than in the ordinary course of business and other than as permitted by following clause (y)) during any one fiscal year of the Borrower contributed more than 30% of EBITDAR (as defined in the Fleming Existing Credit Agreement) for any one of the immediately preceding three fiscal years of the Borrower, and (y) the Borrower or any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of one or more warehouse facilities to the Borrower or a Restricted Subsidiary (in transactions not meeting any tests in the foregoing provisions of this sentence), PROVIDED that (i) such transactions do not in the aggregate involve all or substantially all of the property of the Borrower and its Subsidiaries (as defined in the Fleming Existing Credit Agreement) and (ii) the Borrower or any Subsidiary (as defined in the Fleming Existing Credit Agreement) retains the right to receive at least 85% of the revenue derived from such warehouse facilities, notwithstanding the sale thereof.

            To the extent the Required Lenders waive the provisions of this
Section 6.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.02 (other than to the Borrower or a Subsidiary thereof) such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            SECTION 6.03. INDEBTEDNESS. (a) The Borrower will not, and will not permit any Subsidiary to, incur or at any time be liable with respect to any Indebtedness except:

            (i)         Indebtedness outstanding under the Loan Documents;

            (ii) Permitted Existing Indebtedness, but no extensions or renewals thereof, except to the extent permitted under paragraph (xii) of this Section 6.03(a);

            (iii) (a) unsecured Indebtedness of the Borrower and any Subsidiary, as guarantor, incurred under the 10-1/8% Senior Notes and the other 10-1/8% Senior Note Documents in an aggregate principal amount not to exceed $355,000,000 less the amount of any repayments of principal thereof after the Effective Date; (b) unsecured senior subordinated Indebtedness of the Borrower and any Subsidiary, as guarantor, incurred under the 10-5/8% Senior Subordinated Notes and the other 10-5/8% Senior Subordinated Note Documents in an aggregate principal amount not to exceed $400,000,000 less the amount of any repayments of principal thereof after the Effective Date; (c) unsecured senior subordinated Indebtedness of the Borrower and any Subsidiary, as guarantor, incurred under the 9-7/8% Senior Subordinated Notes and the other 9-7/8% Senior Subordinated Note Documents in an aggregate principal amount not to exceed $260,000,000 less the amount of any repayments of principal thereof after the Effective Date; (d) unsecured senior subordinated Indebtedness of the Borrower and any Guarantor, as guarantor, incurred under the 5-1/4% Convertible Senior Subordinated Notes and the other 5-1/4% Convertible Senior Subordinated Note Documents in an aggregate principal amount not to exceed $150,000,000 less the amount of any repayments of principal thereof after the Effective Date; and (e) unsecured Indebtedness of the Borrower and any Guarantor, as guarantor, incurred under the New Senior Notes and the other New Senior Note Documents in an aggregate principal amount not to exceed $200,000,000 less the amount of any repayments of principal thereof after the Effective Date;

            (iv) so long as (x) no Default then exists or would exist immediately after giving effect to the incurrence thereof and (y) the Borrower is in compliance with Sections 6.09 and 6.10 on a Post-Test Period Pro Forma Basis after giving effect to the incurrence thereof, Later Maturing Indebtedness that is subordinated to the Obligations on terms not less favorable to the Lenders than the terms applicable to the Subordinated Notes, and subordinated Guarantees thereof by Guarantors (so long as the respective such Person remains a Guarantor) so long as the subordination of such Guarantees is on terms not less favorable to the Lenders than the terms applicable to the subordinated Guarantees of the Subordinated Notes;

            (v) so long as (x) no Default then exists or would exist immediately after giving effect to the incurrence thereof, (y) the Borrower is in compliance with Sections 6.09 and 6.10 on a Post-Test Period Pro Forma Basis after giving effect to the incurrence thereof and
      (z) the Total Senior Leverage Ratio after giving effect to the incurrence thereof is less than 3.00:1.00, other Later Maturing Indebtedness, and Guarantees thereof by one or more Guarantors (so long as the respective such Person remains a Guarantor);

            (vi) Indebtedness of the Borrower owing to a Wholly-Owned Subsidiary or of a Consolidated Subsidiary owing to the Borrower or a Wholly-Owned Subsidiary or Indebtedness of the Borrower owing to a Subsidiary that is not a Wholly-Owned Subsidiary, PROVIDED that any such Indebtedness of the Borrower owing to any such non-Wholly-Owned Subsidiary
      (x) arises out of the Borrower's cash management activities in the ordinary course of business or (y) is subordinated to the Obligations pursuant to a subordination agreement in the form of Exhibit L;

            (vii) Guarantees made by the Borrower or any Subsidiary constituting Customer Support so long as all such Guarantees are permitted under Section 6.06(vi);

            (viii) obligations of the Borrower or its Subsidiaries as lessee under capital leases the aggregate capitalized amount of which does not exceed $450,000,000 at any time outstanding, and any Guarantees of such obligations;

            (ix) Indebtedness assumed by the Borrower or any Subsidiary in connection with an Acquisition (if after the date hereof) and not created in contemplation of such Acquisition, PROVIDED that (x) such Indebtedness is not outstanding under any working capital facility or a bank or similar loan agreement and (y) all Capital Lease Obligations assumed pursuant to this clause (ix) shall be deemed to constitute a utilization of (and must be incurred in compliance with) the basket contained in clause (viii) of this Section and all other Indebtedness incurred pursuant to this clause (ix) shall be deemed to constitute a utilization of the basket(s) contained in clause (xiv) and/or clause (xv) of this Section; PROVIDED that to the extent any such Indebtedness is deemed to constitute a utilization of the basket contained in clause (xiv) hereof, the Borrower shall be required to establish that the Total Senior Leverage Ratio after giving effect to the incurrence of such Indebtedness is less than 3.00:1.00;

            (x) Indebtedness of any corporation outstanding at the time (if after the date hereof) such corporation, limited liability company or partnership becomes a Consolidated Subsidiary and not created in contemplation of such event so long as (x) such Indebtedness is not outstanding under any working capital facility or a bank or similar loan agreement and (y) all Capital Lease Obligations assumed pursuant to this clause (x) shall be deemed to constitute a utilization of (and must be incurred in compliance with) the basket contained in clause (viii) of this Section and all other Indebtedness incurred pursuant to this clause (x) shall be deemed to constitute a utilization of the basket(s) contained in clause (xiv) and/or clause (xv) of this Section; PROVIDED that to the extent any such Indebtedness is deemed to constitute a utilization of the basket contained in clause (xiv) hereof, the Borrower shall be required to establish that the Total Senior Leverage Ratio after giving effect to the incurrence of such Indebtedness is less than 3.00:1.00;

            (xi) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks the Borrower or any Subsidiary is exposed to in the conduct of its business or management of its liabilities, and not for speculative purposes;

            (xii) Indebtedness the proceeds of which are used to refinance Indebtedness permitted by clauses (iii), (iv), (v), (ix), (x) or (xiv) of this Section 6.03(a); PROVIDED that (A) the principal amount of such Indebtedness does not exceed that of the Indebtedness outstanding at the time of any such refinancing (plus the amount of any premium actually paid on the Indebtedness so refinanced and the amount of any expenses incurred in connection with such refinancing), (B) all net proceeds of the Indebtedness incurred pursuant to this clause (xii) are substantially concurrently applied to permanently repay the Indebtedness being refinanced, except to the extent the proceeds of such refinancing Indebtedness (in an amount equal to the amount required to repay all such Indebtedness plus any accrued interest to the date of the respective refinancing plus any applicable premium) are deposited with the trustee in respect of such Indebtedness to be refinanced and thereafter applied to permanently repay such Indebtedness to be refinanced within 60 days after the incurrence of such refinancing Indebtedness, (C) such Indebtedness does not have a final maturity or Weighted Average Life to Maturity shorter than that of the Indebtedness so refinanced, (D) the terms of such Indebtedness (including any applicable subordination terms) are no less favorable to the Borrower or the Lenders than the terms of the Indebtedness so refinanced, (E) the obligor on such Indebtedness is the same as the obligor on the Indebtedness so refinanced (except, with respect to Indebtedness incurred pursuant to clauses (ix) or (x) of Section 6.03(a), the refinancing Indebtedness may be incurred by the Borrower and Guaranteed by one or more Guarantors), (F) the Liens, Guarantees or other credit support for such Indebtedness are no more favorable to the obligee of such Indebtedness than such credit support for the Indebtedness being refinanced and (G) intercompany Indebtedness may only be so refinanced with other intercompany Indebtedness;

            (xiii) Indebtedness of the Borrower and its Subsidiaries arising in the ordinary course of operations in connection with Treasury Services provided pursuant to uncommitted lines of credit, which Indebtedness may be secured pursuant to the Security Documents; PROVIDED that the maximum amount of Indebtedness at any time outstanding pursuant to this clause (xiii) shall not exceed the greater of (a) $50,000,000 and
      (b) that amount which, when added to the total Revolving Exposures of all the Revolving Lenders at such time, equals the total Revolving Commitments of all the Revolving Lenders as then in effect;

            (xiv) so long as (x) no Default then exists or would exist immediately after giving effect thereto and (y) the Total Senior Leverage Ratio after giving effect to the incurrence of such Indebtedness is less than 3.00:1.00, Indebtedness secured by Liens described in Section 6.01(d) and incurred to finance all or any part of the cost of acquiring or constructing the respective asset or assets (other than Inventory or other Collateral) subject to such Liens; PROVIDED that (a) the aggregate principal amount of all Indebtedness incurred pursuant to this clause
      (xiv) shall not exceed $250,000,000, (b) the aggregate principal amount of all Indebtedness incurred pursuant to this clause (xiv) in any fiscal year of the Borrower shall not exceed $50,000,000 and (c) if any Indebtedness incurred pursuant to this clause (xiv) is secured by a mortgage on real property on which (or in which) Inventory shall or is expected to be located, the respective mortgagee shall have entered into a Mortgagee Agreement;

            (xv) Indebtedness of the Borrower and its Subsidiaries, in addition to other Indebtedness permitted under clauses (i) through (xiv) above and clause (xvi) below, in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

            (xvi) surety bonds issued for the benefit of the Borrower and its Subsidiaries in the ordinary course of their businesses; and

            (xvii) Indebtedness existing pursuant to the Core-Mark Receivables Facility Documents but only until the fifth Business Day after the earlier of (i) the 180th day following the Effective Date and (ii) the date of the termination of the Core-Mark Receivables Facility, PROVIDED that no extensions or renewals thereof shall be permitted pursuant to this clause (xvii).

            (b) The Borrower will not, and will not permit any Subsidiary to, make any prepayment (or make any offer to make any prepayment) of the principal of, or repurchase, redeem, defease or otherwise retire (including in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person, monies or securities before due for the purpose of paying when due) prior to its stated maturity (whether by reason of asset sales, a change of control, or otherwise), any Indebtedness for borrowed money, except:

            (i)   Indebtedness created under the Loan Documents;

            (ii) Indebtedness outstanding on the date hereof that is repaid on the Effective Date (or that is designated to be repaid within a specific period after the Effective Date on Schedule 3.16) with the proceeds of Loans made under this Agreement or the proceeds of the Common Equity Financing or the issuance of the New Senior Notes;

            (iii) Indebtedness under the Core-Mark Receivables Facility that is repaid or redeemed as contemplated in Section 5.09 with the proceeds of assets transferred to the trust established pursuant to the terms of the Core-Mark Receivables Facility Documents and/or with the proceeds of Loans made under this Agreement or proceeds of the Common Equity Financing or the issuance of the New Senior Notes;

            (iv) Indebtedness of the Borrower to a Consolidated Subsidiary or of a Consolidated Subsidiary to the Borrower or another Consolidated Subsidiary;

            (v)   Indebtedness of the character described in clauses (viii),
      (ix), (x), (xi), (xiii) and (xv) of Section 6.03(a);

            (vi) Later Maturing Indebtedness in an aggregate principal amount not in excess of $10,000,000;

            (vii) in connection with (and to the extent of) the refinancing of such Indebtedness where such refinancing is expressly permitted by Section 6.03(a)(xii);

            (viii) Indebtedness of the Borrower or any Subsidiary which is outstanding as of the Effective Date so long as the aggregate principal amount of Indebtedness prepaid, repurchased, redeemed or pursuant to this clause (viii) does not exceed $1,000,000; and

            (ix) other Indebtedness so long as (x) no Default then exists or would exist immediately after giving effect to any such repurchase, redemption, defeasance or retirement, (y) the Total Leverage Ratio after giving effect to any such repurchase, redemption, defeasance or retirement is less than 3.50:1.00 and (z) the Total Senior Leverage Ratio after giving effect to any such repurchase, redemption, defeasance or retirement is less than 3.00:1.00.

            SECTION 6.04. DIVIDENDS. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

            (a) any Subsidiary of the Borrower may declare and pay cash Dividends to the Borrower or to any Subsidiary of the Borrower;

            (b) any non-Wholly-Owned Subsidiary of the Borrower may declare and pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary);

            (c) the Borrower may repurchase (from the respective officers, directors or employees, or their families or estates) outstanding shares of its common stock (or options to purchase such common stock) following the death, disability or termination of employment of officers, directors or employees of the Borrower or any of its Subsidiaries, PROVIDED that (i) the aggregate amount paid by the Borrower in respect of all such repurchases shall not at any time exceed $25,000,000 (with no more than $10,000,000 of such repurchases in the aggregate to be made during the period from the Effective Date until the second anniversary thereof) and
      (ii) at the time of, and immediately after giving effect to, any repurchase or payment permitted to be made pursuant to this paragraph (c), no Default shall then exist;

            (d) (i) so long as no Default then exists or would exist immediately after giving effect thereto (and so long as the Borrower reasonably believes that no Default will exist at the time of the respective payment thereof), the Borrower may declare Dividends (in any event payable within 60 days after the date of declaration) to its shareholders generally on its common stock in an amount not to exceed $.08 per share (adjusted in an equitable manner in the event of any stock split or similar event) per fiscal quarter of the Borrower and (ii) so long as the requirements of preceding clause (i) were satisfied on the date of declaration, the Borrower may pay such Dividends within 60 days after the date of such declaration;

            (e) non Wholly-Owned Subsidiaries may repurchase their outstanding Equity Interests held by Persons other than the Borrower and its Subsidiaries; PROVIDED that any and all such repurchases shall be deemed to constitute Investments and shall be required to be independently justified under Section 6.06(x); and

            (f) the Borrower may repurchase additional shares of its outstanding common stock so long as (i) the Total Leverage Ratio after giving effect to any such repurchase is less than 3.50:1.00 and (ii) the aggregate amount paid by the Borrower with respect to all such repurchases shall not exceed $25,000,000.

            SECTION 6.05. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; PROVIDED HOWEVER, that the foregoing provisions of this Section shall not prohibit (a) the Borrower or any Subsidiary from declaring or paying any lawful dividend in accordance with Section 6.04, (b) the Borrower or any Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate, (c) loans to officers of the Borrower or any of its Subsidiaries permitted under Section 6.06(viii), (d) the Borrower or any Subsidiary from making payments of principal, interest and premium on any Indebtedness of the Borrower or such Subsidiary held by an Affiliate if the terms of such Indebtedness are substantially as favorable to the Borrower or such Subsidiary as the terms which could have been obtained at the time of the creation of such Indebtedness from a lender which was not an Affiliate, (e) the Borrower or any Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Borrower or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates, (f) the Borrower or any Subsidiary from making payments of reasonable compensation, fees and expenses to their respective directors and executive officers for services rendered to the board of directors of the Borrower or any Subsidiary or any committee of any thereof, (g) the Borrower or any Subsidiary from performing its obligations under certain real property leases listed on Schedule 6.05 or other leases or obligations entered or undertaken by a Person before it becomes a Subsidiary of the Borrower as permitted hereunder and (h) other transactions approved by a majority of the disinterested members of the Board of Directors of the Borrower so long as such transactions are at least as fair to the Borrower as to the respective Affiliate that is a party to such transaction and, in the case any such transaction involves a consideration equal to or in excess of $10,000,000, the Borrower shall have delivered to the Administrative Agent an opinion as to the fairness of such transaction to the Borrower or the respective Subsidiary from a financial point of view issued by an investment banking firm of national standing with total assets in excess of $1,000,000,000.

            SECTION 6.06. ACQUISITIONS AND INVESTMENTS. Neither the Borrower nor any Subsidiary will make any acquisition of all or substantially all of the Equity Interest, or property or assets, of any Person, make any Investment or hold any cash or Temporary Cash Investments except:

            (i) The Borrower and its Subsidiaries may acquire and hold cash and Temporary Cash Investments, PROVIDED that the aggregate amount of cash and Temporary Cash Investments permitted to be held by the Borrower at any time when Revolving Loans or Swingline Loans are outstanding shall not exceed $100,000,000, PROVIDED that for the purposes of calculating the amount of cash and Temporary Cash Investments held by the Borrower and its Subsidiaries for the purposes of compliance with this paragraph all Restricted Cash shall be excluded therefrom;

            (ii) Investments by the Borrower in any Wholly-Owned Subsidiary and Investments by any Wholly-Owned Subsidiary in the Borrower or in any other Wholly-Owned Subsidiary;

            (iii) any Acquisition or Investment not constituting Customer Support, to the extent the consideration therefor consists of Equity Interests of the Borrower;

            (iv) the reclassification of any Investment originally made in the form of Indebtedness as an Investment by way of capital contribution or share purchase or the reclassification of any Investment originally made by way of capital contribution or share purchase as an Investment in the form of Indebtedness so long as any additional amounts paid or contributions made in respect of such reclassification are independently justified under another paragraph of this Section 6.06;

            (v) Investments deemed to exist as a result of (x) Indebtedness extended as contemplated by Section 6.03(a)(vi) and (y) Guarantees permitted under Section 6.03(a);

            (vi) Customer Support during any Test Period in an aggregate amount not to exceed 1.75% of the Borrower's Net Sales during such Test Period (determined without any write-downs or write-offs of any such Customer Support occurring on or after the Effective Date but giving effect to any release of any Guarantees constituting Customer Support); PROVIDED that
      (i) Customer Support of the type described in clause (iv) of the definition thereof shall not be permitted pursuant to this clause (vi) at any time when a Default then exists and (ii) Customer Support to any one customer (also determined without any write-downs or write-offs of any such Customer Support to such customer occurring on or after the Effective Date but giving effect to any release of any Guarantees constituting Customer Support to such customer) shall not at any time exceed $25,000,000 in the aggregate;

            (vii) other Acquisitions so long as (a) no Specified Default exists at the time of and immediately after giving effect to such Acquisition,
      (b) in the case of each Significant Acquisitions (except any Significant Acquisition, where all consideration therefor consists of Equity Interests of the Borrower), calculations are made by the Borrower showing compliance with the financial covenants contained in Sections 6.09 and 6.10 for the Test Period most recently ended on a Post-Test Period Pro Forma Basis as if the respective Significant Acquisition, as well as all other Significant Acquisitions and all Significant Asset Dispositions theretofore consummated after the first day of such Test Period had occurred on the first day of such Test Period, (c) immediately after giving effect to each Acquisition (and all payments to be made in connection therewith, including for this purpose (as if paid on the date of the consummation of the respective Acquisition) the aggregate amount paid or reasonably expected to be paid (based on good faith projections prepared by Borrower) on or within one year after the date of the consummation of the Acquisition pursuant to any earn-out, non-compete, consulting or deferred compensation or purchase price adjustment or similar arrangements with respect to such Acquisition as well as any prior Acquisitions) the unused Revolving Commitments shall equal or exceed the sum of the Relevant Amount plus the aggregate amount of all payments not theretofore made with respect to Acquisitions but which are required to be taken into account in accordance with the provisions of the immediately preceding parenthetical (the "Minimum Required Commitment Amount"), and the Borrower shall further be required to establish that if additional Revolving Loans were incurred on such date in an amount equal to the Minimum Required Commitment

      Amount, the Borrower would remain in compliance with the requirements of
      Section 6.11 and would comply on a Post-Test Period Pro Forma Basis with Sections 6.09 and 6.10, and (d) the aggregate consideration (other than consideration in the form of common stock of the Borrower) paid in connection with such Acquisition (determined in a manner consistent with the definition of Significant Acquisition) does not exceed $400,000,000;

            (viii) loans to officers of the Borrower and its Subsidiaries pursuant to the Borrower's officers' stock ownership plan in an aggregate principal amount not to exceed $10,000,000 (without giving effect to any write-downs or write-offs thereof);

            (ix) Investments arising from the receipt by the Borrower or the respective Subsidiary of non-cash consideration to the extent permitted under Sections 6.02(c) and (d); and

            (x) Investments not otherwise permitted under clauses (i) through (ix) above so long as the aggregate amount of Investments at any time outstanding (determined without regard to any write-downs or write-offs) pursuant to this clause (x) does not exceed $25,000,000.

            SECTION 6.07. LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (b) make loans or advances to the Borrower or any of its Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, (iii) the other Loan Documents, (iv) the Existing Note Documents and documentation evidencing Indebtedness incurred to refinance Indebtedness evidenced by any of the Existing Note Documents in compliance with Section 6.03(a)(xii) so long as such restrictions contained in the documentation evidencing such refinancing Indebtedness are no less favorable to the Borrower or the Lenders than the restrictions set forth in the respective Existing Note Document immediately prior to such refinancing, (v) the New Senior Note Indenture as in effect on the date hereof, and restrictions contained in other Indebtedness so long as same are no less favorable to the Borrower or the Lenders than those contained in the New Senior Note Indenture (as in effect on the date hereof), (vi) prior to the earlier of (x) 180th day after the Effective Date and (y) the termination of the Core-Mark Receivables Facility as contemplated in Section 4.01(n), the provisions applicable to CM Capital and the sellers of receivables contained in the Core-Mark Receivables Facility Documents, (vii) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any of its Subsidiaries, (viii) customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Subsidiaries is the licensee) or other contract entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (ix) restrictions on the transfer of any asset pending the close of the sale of such asset, and (x) restrictions on the transfer of any asset subject to a Lien permitted by Section 6.01(b), (c), (d),
(e), (f), (g), (h), (j), (k), (l), (n), (q) or (r).

            SECTION 6.08. CAPITAL EXPENDITURES. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures (other than Capital Expenditures otherwise permitted under clauses (b) and (c), below), except that during any Test Period ending on or after the Borrower's fiscal quarter ending closest to September 30, 2002, the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount during any such Test Period not to exceed 1.50% of the Borrower's Net Sales during such Test Period for such Test Period.

            (b) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Proceeds received by the Borrower or any of its Subsidiaries from any Asset Disposition (excluding any Asset Disposition made pursuant to the proviso to Section 6.02(c)) so long as such Net Proceeds are reinvested within 350 days following the date of such Asset Disposition, but only to the extent that such Net Proceeds are not otherwise required to be applied to repay Term Loans or reduce Commitments pursuant to Section 2.12(b).

            (c) In addition to the foregoing, the Borrower and its Subsidiaries may (x) consummate Acquisitions in accordance with the requirements of Sections 6.06(iii) and (vii) and (y) make additional Capital Expenditures with Net Proceeds received by the Borrower from its issuance of Equity Interests after the Effective Date so long as (and to the extent that) such Net Proceeds are not used to effect (or justify) Acquisitions made pursuant to Section 6.06.

            SECTION 6.09. CONSOLIDATED FIXED CHARGE COVERAGE RATIO; ADJUSTED CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrower will not permit (a) the Consolidated Fixed Charge Coverage Ratio for any Test Period ending (i) after the Effective Date and on or prior to the Borrower's fiscal quarter ending closest to September 30, 2003, to be less than 1.80:1.00 or (ii) thereafter, to be less than 2.00:1.00 and (b) the Adjusted Consolidated Fixed Charge Coverage Ratio for any Test Period ending after the Effective Date to be less than 1.00:1.00. Except as may be required for purposes of determining compliance with other Sections of this Agreement (e.g., Sections 2.05, 6.03 and 6.06), calculations pursuant to this Section 6.09 shall not be made on a Pro Forma Basis or Post-Test Period Pro Forma Basis.

            SECTION 6.10. TOTAL LEVERAGE RATIO. The Borrower will not permit the Total Leverage Ratio at any time during any period set forth below to exceed the respective ratio set forth opposite such period below (subject to adjustment as described in the immediately succeeding sentence at any time when same is applicable in accordance with its terms):

                          Period                                  Ratio
                          ------                                  -----
      From the Effective Date to, but not including,            4.25:1.00
      the last day of the Borrower's fiscal year
      ending closest to December 31, 2003

      Thereafter to, but not including, the last day            4.00:1.00
      of the Borrower's fiscal year ending closest
      to December 31, 2004

      Thereafter to, but not including, the last day            3.75:1.00
      of the Borrower's fiscal year ending closest
      to December 31, 2005

      Thereafter                                                3.50:1:00

Notwithstanding anything to the contrary contained in the table set forth above, at any time from September 1 to and including December 15 of each year (beginning with the year 2003) the required Total Leverage Ratio as otherwise set forth in the table above for the applicable period shall be adjusted by increasing the numerator by 0.25 (for example, for the period from September 1, 2003 to and including December 15, 2003, the required Total Leverage Ratio would be increased from 4.25:1.00 to 4.50:1.00).

            SECTION 6.11. ASSET COVERAGE RATIO. The Borrower will not permit the Asset Coverage Ratio to be less than 2.25:1.00 at any time.

            SECTION 6.12. LIMITATION ON ISSUANCES OF CAPITAL STOCK. (a) The Borrower will not permit any of its Subsidiaries to issue any Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except (i) for transfers and replacements of then outstanding shares of Equity Interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the Equity Interests of such Subsidiary, (iii) to qualify directors to the extent required by applicable law, or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

            (b) The Borrower will not issue any capital stock which is not common stock or Qualified Preferred Stock.

            SECTION 6.13. LIMITATION ON MODIFICATIONS OF CERTAIN INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to amend or modify, or permit the amendment or modification of, any provision of (i) any Existing Note Document or any New Senior Note Document, except, in any such case, any amendment or modification which is not adverse to the Lenders in any respect, or (ii) any Later Maturing Indebtedness incurred under Section 6.03(a)(iv) or (v) or any Indebtedness incurred pursuant to Section 6.03(a)(xii), in each case except to the extent that after giving effect to any such amendment or modification such Indebtedness continues to comply with the terms initially applicable thereto as set forth in Section 6.03(a)(iv), 6.03(a)(v) or 6.03(a)(xii), respectively, or such amendment or modification is not adverse to the Lenders in any respect.

            SECTION 6.14. CHANGE OF LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION); JURISDICTION OF

ORGANIZATION; ETC. Neither the Borrower nor any Guarantor shall change its legal name, its type of organization, its status as a registered organization (in the case of a registered organization), its jurisdiction of organization, its Location, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Security Documents and so long as same do not involve (x) a registered organization ceasing to constitute same or (y) the Borrower or any Guarantor changing its jurisdiction of organization or location from the United States or a State thereof to a jurisdiction of organization or location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 10 days' prior written notice of each change to the information listed on Schedule 3.19 (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Schedule 3.19 which shall correct all information contained therein for the Borrower or the respective Guarantor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby pursuant to the Security Documents at all times fully perfected and in full force and effect. Nothing in this Section 6.14 shall be construed to prohibit the Reincorporation Merger so long as same is consummated in accordance with the provisions of 6.02(k).

            SECTION 6.15. LIMITATION ON CREATION OF SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary, PROVIDED that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to (A) establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries so long as (i) the Equity Interests of each such new Wholly-Owned Subsidiary are pledged pursuant to, and to the extent required by, the Pledge Agreement, (ii) promptly following the establishment, creation or acquisition thereof each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 5.08, each such new Wholly-Owned Foreign Subsidiary) executes a counterpart of the Guarantee Agreement, the Pledge Agreement and the Security Agreement, and
(iii) each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 5.08, each such new Wholly-Owned Foreign Subsidiary), to the extent requested by the Administrative Agent or the Required Lenders, takes all actions required pursuant to Section 5.08(c) and (B) establish, create and acquire non-Wholly-Owned Subsidiaries in each case to the extent permitted under
Section 6.06 so long as the equity interests of each such non-Wholly-Owned Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement and, if required by Section 5.08, becomes a Guarantor and takes all action described in preceding clause (A). In addition, each such new Subsidiary which is required to become a Loan Party shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Article IV as such new Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Effective Date.

            SECTION 6.16. CONDUCT OF BUSINESS. The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the same general type of business conducted by the Borrower and its Subsidiaries (taken as a whole) on the Effective Date and reasonably related extensions thereof.

            SECTION 6.17. NO DESIGNATION OF OTHER INDEBTEDNESS AS "DESIGNATED SENIOR INDEBTEDNESS". The Borrower will not, and will not permit any of its Subsidiaries to, designate any Indebtedness (other than the Obligations) of the Borrower or any such Subsidiary as "Designated Senior Indebtedness" for the purposes of any Subordinated Note Documents, any Later Maturity Indebtedness incurred pursuant to Section 6.03(a)(iv) or any refinancing (or successive refinancings) of any of the foregoing pursuant to Section 6.03(a)(xii); PROVIDED that this Section 6.17 shall not be violated to the extent that, prior to the Effective Date, the Indebtedness of the Borrower and the Guarantors pursuant to the 10-1/8% Senior Note Indenture has been designated as "Designated Senior Indebtedness" for purposes of any outstanding Subordinated Note Documents.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

            If any of the following events ("EVENTS OF DEFAULT") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

            (c) any representation, warranty, certification or statement made by the Borrower or any other Loan Party in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect or misleading in any material respect when made (or deemed made);

            (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(g), 5.04 (insofar as it relates to the corporate existence of the Borrower), Section 5.07, Section
      5.08 or Article VI;

            (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

            (f) (i) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness, when and as the same shall become due and payable or within any applicable grace period or (ii) any event or condition occurs that results in any Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Indebtedness or any trustee or agent on its or their behalf to cause any Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (other than as a result of a voluntary sale or transfer of the property or assets securing the respective such Indebtedness); PROVIDED that it shall not be a Default under this paragraph (f) unless the aggregate principal amount of all Indebtedness described in preceding clauses (i) and (ii) is at least $25,000,000;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Guarantor or Grantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or Grantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) the Borrower or any Guarantor or Grantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or Grantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate, limited liability company or partnership action for the purpose of effecting any of the foregoing;

            (i) the Borrower or any Guarantor or Grantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (j) one or more judgments for the payment of money (to the extent not paid or covered by a reputable and solvent insurance company) in an aggregate amount in excess of $15,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed, or any judgment creditor shall legally take possession of or sell any significant assets of the Borrower or any Subsidiary to enforce any such judgment;

            (k) (i) any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay under Title IV of ERISA; (ii) or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate, any plan administrator or any combination of the foregoing; (iii) or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan;
      (iv) or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; (v) or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA (a "4219 Default"), with respect to, one or more Multiemployer Plans which could cause the Borrower or one or more Subsidiaries of the Borrower or ERISA Affiliates to incur a current payment obligation in excess of $25,000,000; or (vi) any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 4069 or 4212 of ERISA or Section 4971 or 4975 of the Code, which, individually or in the aggregate, could cause the Borrower or any of the Subsidiary of the Borrower or ERISA Affiliate to incur a liability in excess of $25,000,000;

            (l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

            (m) the Guarantee Agreement or any material provision thereof (including in any event the guarantee provisions contained therein) shall cease to be in full force or effect as to any Guarantor, or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the Guarantee Agreement or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guarantee Agreement; or

            (n)   a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the

Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                                   THE AGENTS

            SECTION 8.01. APPOINTMENT. Each of the Lenders and the Issuing Lenders hereby designates DBTCA as Administrative Agent (for purposes of this Article VIII and Section 9.01, the term "Administrative Agent" shall include DBTCA in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Loan Documents. Each of the Lenders and the Issuing Lenders hereby designate JPMorgan Chase and Citi each as a Syndication Agent to act as specified herein and in the other Loan Documents. Each of the Lenders and the Issuing Lenders hereby designate Lehman and Wachovia, each as a Documentation Agent to act as specified herein and in the other Loan Documents. Each of the Lenders and the Issuing Lenders hereby designate DBSI, JPMSI and SSBI as Joint Lead Arrangers to act as specified herein and in the other Loan Documents. Each of the Lenders and the Issuing Lenders hereby designate DBSI and JPMSI as Joint Book Managers to act as specified herein and in the other Loan Documents. Each Lender and each Issuing Lender hereby irrevocably authorizes the Administrative Agent and each other Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent or each other Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent and each other Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

            SECTION 8.02. NATURE OF DUTIES. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. No Agent, nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined in a final and non-appealable decision by a court of competent jurisdiction). The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

            SECTION 8.03. LACK OF RELIANCE ON THE AGENTS. Independently and without reliance upon any Agent, each Lender and each Issuing Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and each of its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and each of its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default.

            SECTION 8.04. CERTAIN RIGHTS OF THE AGENTS. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and no Agent shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.

            SECTION 8.05. RELIANCE. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

            SECTION 8.06. INDEMNIFICATION. To the extent any Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent or such Agent, in proportion to their respective "pro rata shares" (determined based upon their respective shares of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time or if repaid in full or terminated, as the case may be, determined immediately prior to such repayment or termination, as the case may be) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its duties hereunder or under any other Loan Document, or in any way relating to or arising out of this Agreement or any other Loan Document; PROVIDED that to the extent that the respective Agent is reimbursed by the Borrower for amounts paid by the Lenders pursuant to this Section 8.06, such Agent shall reimburse the Lenders for such amounts; PROVIDED FURTHER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the respective Agent's gross negligence or willful misconduct (as determined in a final and non-appealable decision by a court of competent jurisdiction).

            SECTION 8.07. EACH AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "Majority Lenders," "Supermajority Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Loan Party or any Affiliate of any Loan Party (or any Person engaged in a similar business with any Loan Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Loan Party or any Affiliate of any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            SECTION 8.08. RESIGNATION. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Loan Documents at any time by giving 15 Business Days' prior written notice to the Lenders and the Borrower (provided that no such notice shall be required to be given to the Borrower if a Default of the type described in paragraphs (g) and (h) of Article VII exists with respect to the Borrower). Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower (it being understood and agreed that (i) the Borrower's acceptance of a successor Administrative Agent pursuant to this paragraph (b) shall not be unreasonably withheld, (ii) so long as a Default exists at such time such successor Administrative Agent shall not be required to be reasonably satisfactory to the Borrower and (iii) any Lender is deemed to be acceptable to the Borrower).

            (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed but shall not be required at any time when a Default exists and is continuing), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

            (e) Each of the other Agents may resign from the performance of all their respective functions and duties hereunder by giving five Business Days' notice to the Administrative Agent. Any resignation pursuant to the immediately preceding sentence shall become effective on the 5th Business Day after the respective notice is given to the Administrative Agent.

            (f) Upon a resignation of any Agent pursuant to this Section 8.08, such Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Article VIII shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as an Agent.

            SECTION 8.09. THE JOINT LEAD ARRANGERS, JOINT BOOK MANAGERS, SYNDICATION AGENTS AND DOCUMENTATION AGENTS. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Joint Lead Arrangers, Joint Book Managers, Syndication Agents and Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Joint Lead Arrangers, the Joint Book Managers, the Syndication Agent and the Documentation Agent shall be entitled to all indemnification and reimbursement rights in favor of "Agents" as provided for under Sections 8.06 and 9.03. Without limitation of the foregoing, none of the Joint Lead Arrangers, Joint Book Managers, Syndication Agents or Documentation Agents shall, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other Person.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Borrower, to Fleming Companies, Inc. at 1945 Lakepointe Drive, Lewisville, TX 75057, Attention: Treasurer (Telephone No. (972) 906-8000; Telecopy No. (972) 906-1530) with a copy to Legal
      Department;

            (b) if to the Administrative Agent, (i) for credit notices, to DBTCA, 31 West 52nd Street, 7th Floor, New York, NY 10019, Attention of Marguerite Sutton, (Telephone No. (646) 324-2206; Telecopy No. (646) 324-7456) and (ii) for operational notices, to DBTCA, 90 Hudson Street, 5th Floor, Jersey City, NJ 07302, Attention of Helaine Griffin-Williams (Telephone No. (201) 593-2712; Telecopy No. (201) 593-2310);

            (c) if to the Issuing Lenders, to them at (i) DBTCA, 31 West 52nd Street, New York, NY 10019, Attention of Mr. Marco Orlando (Telephone No.
      (212) 602-1132; Telecopy No. (212) 797-0403); (ii) JPMorgan Chase, 270
      Park Avenue, New York, NY 10017, Attention of Mabelyn Vera (Telephone No.
      (813) 432-0352; Telecopy No. (813) 432-5161) and (iii) Citi, 2 Penns Way,
      Suite 200, Newcastle, Delaware 19720, Attention of Hilda Zambrano (Telephone No. (302) 894-6047; (Telecopy No. (302) 894-6120);

            (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 9.02. WAIVERS; AMENDMENTS. (a) No failure or delay by any Agent, any Joint Book Manager, any Joint Lead Arranger, any Issuing Lender or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Joint Book Managers, the Joint Lead Arrangers, the Issuing Lenders and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Joint Book Manager, any Joint Lead Arranger, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

            (b) Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Loan Parties party thereto and the Required Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly modified in the case of following clause (i)), (i) extend the Maturity Date of any Loan, or extend the stated expiration date of any Letter of Credit beyond the Revolving Maturity Date, or reduce the rate, or extend the time of payment, of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Loan Documents (x) in connection with the termination of commitments hereunder and repayment in full of amounts owing pursuant hereto and (y) with respect to permitted sales or dispositions of property) under all the Security Documents, or release all or substantially all of the Guarantors from the Guarantee Agreement (except as expressly provided in the Guarantee Agreement in connection with permitted sales or dispositions of Equity Interests in the respective Guarantor or Guarantors being released), (iii) amend, modify or waive any provision of this Section 9.02(b) (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of Required Lenders on substantially the same basis as the extension of Loans and Commitments are included on the Effective Date), (iv) reduce the respective percentage specified in the definition of Required Lenders or Aggregate Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders or Aggregate Supermajority Lenders, as the case may be, on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date), (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (other than a Reincorporation Merger consummated in accordance with Section 6.02(k)),
(vi) amend, modify or waive any provisions of Section 2.19(b) or (c) providing for payments to be made to, or shared in, ratably by the Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in determining the ratable shares of payments to which the Lenders are entitled and adjustments to Section
2.19 may be made consistent therewith) or (vii) amend, modify or waive any provisions of Section 2.02(a), 2.06(d), 2.06(e) or 8.06 providing for Loans to be made, participations to be acquired, reimbursement payments to be made and/or indemnity payments to be made ratably by the Lenders (or Lenders of the respective Class, as the case may be) (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in determining any ratable share pursuant to such Sections and adjustments to any such Section may be made consistent therewith); PROVIDED FURTHER, that no such change, waiver, discharge or termination shall
(1) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants or Defaults or of a mandatory reduction in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2.06 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Administrative Agent, each Joint Lead Arranger and each Joint Book Manager, amend, modify or waive any provision of Article VIII as same applies to any such Person or any other provision as same relates to the rights or obligations of any such Person, (4) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (5) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans, (6) without the consent of the Aggregate Supermajority Lenders, modify Section 6.11 or modify the Collateral Requirement (except the last sentence thereof) or the Guarantee Requirement (or, in each case, release Collateral under the Security Documents or one or more Guarantors under the Guarantee Agreement as a result of which the Collateral Requirement or the Guarantee Requirement, as the case may be, is no longer met, except as expressly provided in the parentheticals contained in clause (ii) above), (7) except in cases where additional extensions of loans are being afforded substantially the same treatment afforded to the Loans pursuant to this Agreement as originally in effect, without the consent of the Majority Lenders of each Class which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Class in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders or alter the required application of any prepayments or repayments (or commitment reduction), as between the various Classes, pursuant to Section 2.12 (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as among the various Classes, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (8) without the consent of the Supermajority Lenders of the respective Class, reduce the amount of, or extend the date of, any Term Loan Scheduled Repayment, or amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Loans are included on the Effective Date),
(9) in cases where any Class of Incremental Term Loans is being provided pursuant to Section 2.05, without the consent of the Supermajority Lenders of the respective Class (determined before giving effect to the additions to such Class), alter any of the requirements contained in Section 2.05(a), and (10) without the consent of the Majority Lenders of each Class of Term Loans and the Supermajority Lenders of the Class consisting of the Revolving Commitment (and the extensions of credit pursuant thereto), amend or modify the provisions of the proviso appearing in clause (vi) of the second paragraph of Section 2.05(a).

            SECTION 9.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Joint Book Managers and the Joint Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of one counsel (plus any local counsel deemed reasonably necessary or desirable by the Administrative Agent) for the Agents, the Joint Book Managers and the Joint Lead Arrangers, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred upon any Specified Default by the Agents, the Joint Book Managers, the Joint Lead Arrangers or any Issuing Lender, including the fees, charges and disbursements of any counsel for the Agents, the Joint Book Managers and the Joint Lead Arrangers or any Issuing Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

            (b) The Borrower shall indemnify each Agent, each Joint Book Manager, each Joint Lead Arranger, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee (as determined in a non-appealable final decision made by a court of competent jurisdiction).

            (c) To the extent permitted by applicable law, no party to this Agreement shall assert, and each party to this Agreement hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof.

            (d) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

            SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, that except pursuant to any Reincorporation Merger effected in accordance with Section 6.02(k), the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Loan Document without the prior written consent of all of the Lenders and, PROVIDED FURTHER, that although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitment hereunder except as provided in
Section 9.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, PROVIDED FURTHER, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (i) extend the Maturity Date of any Loan or extend the expiry date of any Letter of Credit beyond the Revolving Maturity Date, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or of a mandatory reduction in the total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Borrower of any of their rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

            (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitment and related outstanding Obligations hereunder (or, if the Commitments with respect to the relevant Class have terminated, its outstanding Obligations) and/or its outstanding Term Loans to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more other Lenders or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations hereunder (or, if the Commitments with respect to the relevant Class have terminated, its outstanding Obligations) to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement (it being understood that an assignment pursuant to this clause (y) by any Lender described in preceding clause (x)(ii) must meet the $1,000,000 minimum described above unless the respective assignment is of all the Commitments and related outstanding Obligations held by such Lender and any other fund that invests in bank loans and is managed by the same investment advisor of any Lender or by an Affiliate of such investment advisor), provided that (i) at such time Schedule 2.01 shall be deemed modified to reflect the Commitment and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) at the request of the assignee Lender, and upon surrender of the relevant notes or the provision of a customary lost note indemnification agreement from the assignor or assignee Lender, as the case may be, new promissory notes (in a form approved by the Administrative Agent) will be issued, at the Borrowers' expense, to such new Lender and to the assigning Lender, to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, at any time after the Syndication Date when no Specified Default is in existence, the Borrower shall be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), (iv) in the case of any assignment of Revolving Commitments and relating outstanding Obligations, the consent of each Issuing Lender shall be required (which consent shall not be unreasonably withheld or delayed) and (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500. To the extent of any assignment pursuant to this paragraph (b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Loans, as the case may be. As provided by Section 2.18(e), at the time of each assignment pursuant to this paragraph (b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 2.18(e) Certificate) described in Section 2.18(e). To the extent that an assignment of all or any portion of a Lender's Commitments (and related outstanding Obligations) and/or outstanding Term Loans pursuant to
Section 2.20 or this paragraph (b) would, at the time of such assignment, result in increased costs under Section 2.16 or 2.18 greater than those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such greater increased costs (although the Borrower shall be obligated as provided in Sections 2.16 and 2.18 to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

            (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans or any promissory notes evidencing such Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notice to the Administrative Agent, any Lender which is a fund may pledge all or any portion of such promissory notes held by it or Loans to its trustee, to a collateral agent or to another creditor providing credit or credit support to such Lender in support of its obligations to its trustee or such collateral agent, as the case may be. No pledge pursuant to this paragraph (c) shall release the transferor Lender from any of its obligations hereunder.

            (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries made in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Lenders and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            SECTION 9.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Joint Book Manager, any Joint Lead Arranger, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 9.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Administrative Agent, any Joint Book Manager, any Joint Lead Arranger, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

            (c) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY,

AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 9.12. CONFIDENTIALITY. Each Agent, each Joint Book Manager, each Joint Lead Arranger, each Issuing Lender and each Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement so long as such assignee or participant, as the case may be, agrees to treat such Information as provided in this Section, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach by it of this Section or (ii) becomes available to it on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower and relating to the business and affairs of Borrower or any Subsidiary, other than any such information that is available to any Agent, any Joint Book Manager, any Joint Lead Arranger, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; PROVIDED that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The provisions of this Section shall supersede and replace any confidentiality agreement heretofore delivered to the Borrower by any Agent, any Joint Book Manager, any Joint Lead Arranger, any Issuing Lender or any Lender.

            SECTION 9.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

            SECTION 9.14. EXCEPTED DEFAULT UNDER THE 10-5/8% SENIOR SUBORDINATED
NOTE INDENTURES. Notwithstanding anything to the contrary contained in this Agreement, the occurrence of an Excepted Default (for so long as same remains an Excepted Default) shall not result in, or be deemed to be, a breach of any of the representations or warranties contained in this Agreement or constitute Default under this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             FLEMING COMPANIES, INC.


                             By  /s/ Carlos M. Hernandez
                                 -----------------------------------------------
                                 Name:   Carlos M. Hernandez
                                 Title:  Senior Vice President and Secretary


                             DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually
                               and as Administrative Agent


                             By  /s/ Marguerite Sutton
                                 -----------------------------------------------
                                 Name:   Marguerite Sutton
                                 Title:  Vice President


                             JPMORGAN CHASE BANK, Individually and as a
                               Syndication Agent


                             By  /s/ Teri Streusand
                                 -----------------------------------------------
                                 Name:   Teri Streusand
                                 Title:  Vice President


                             CITICORP NORTH AMERICA, INC., Individually and as
                               a Syndication Agent


                             By  /s/ Andrew Robinson
                                 -----------------------------------------------
                                 Name:   Andrew Robinson
                                 Title:  Vice President

                             LEHMAN COMMERCIAL PAPER INC., Individually and as a
                               Documentation Agent


                             By  /s/ Francis J. Chang
                                 -----------------------------------------------
                                 Name:   Francis J. Chang
                                 Title:  Authorized Signatory


                             WACHOVIA BANK, NATIONAL ASSOCIATION, Individually
                               and as a Documentation Agent


                             By  /s/ T.M. Molitor
                                 -----------------------------------------------
                                 Name:   T.M. Molitor
                                 Title:  Director

                             DEUTSCHE BANK SECURITIES INC., as a Joint Book
                               Manager and a Joint Lead Arranger


                             By  /s/ Sharon Stern
                                 -----------------------------------------------
                                 Name:   Sharon Stern
                                 Title:  Director


                             J.P. MORGAN SECURITIES INC., as a Joint Book
                               Manager and a Joint Lead Arranger


                             By  /s/ Lisa Kopft
                                 -----------------------------------------------
                                 Name:   Lisa Kopft
                                 Title:  Vice President


                             SALOMON SMITH BARNEY INC., as a Joint Lead Arranger


                             By  /s/ Barbara Matas
                                 -----------------------------------------------
                                 Name:   Barbara Matas
                                 Title:  Managing Director


                                      -2-